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                                                                   EXHIBIT 10.10
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                                 LOAN AGREEMENT


                          Dated as of October 10, 1997


                                     Among


                            BRISTOL LODGING COMPANY,
                                  as Borrower

                        BRISTOL LODGING HOLDING COMPANY,
                                  as Guarantor


                       NOMURA ASSET CAPITAL CORPORATION,
                       as Administrative Agent and Lender


                             BANKERS TRUST COMPANY,
                             as Co-Agent and Lender



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                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2   PRINCIPLES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

II.      GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 2.1   LOAN COMMITMENT; DISBURSEMENT TO BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 2.1.1  THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 2.1.2  Disbursement to Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 2.1.3  THE NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 2.2   USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.3   LOAN PREPAYMENT AND DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 2.3.1  REPAYMENT AND PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 2.3.2  CASUALTY/CONDEMNATION PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 2.3.3  VOLUNTARY DEFEASANCE OF THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.4   RELEASE OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 2.4.1  RELEASE OF ENTIRE PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 2.4.2  SUCCESSOR BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 2.4.3  RELEASE OF AN ASSET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 2.4.4  SUBSTITUTION OF AN ASSET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 2.5   ASSUMPTION OF LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 2.6   INTEREST AND PRINCIPAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 2.6.1  GENERALLY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 2.6.2  DEFAULT RATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 2.7   PAYMENTS AND COMPUTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 2.7.1  MAKING OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 2.7.2  COMPUTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 2.7.3  LATE PAYMENT CHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 2.7.4  PAYMENTS RECEIVED IN THE DEPOSIT ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 2.7.5  APPORTIONMENT OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 2.7.6  DISTRIBUTION TO LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

III.     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.1   CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.2   CONDITIONS PRECEDENT TO ANY SUBSTITUTION EVENT . . . . . . . . . . . . . . . . . . . . . . . .  52

IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.1   REPRESENTATIONS OF BORROWER AND PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 4.2   SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67





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
V.       AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 5.1   BORROWER COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

VI.      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 6.1   BORROWER'S NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

VII.     CASUALTY; CONDEMNATION; ESCROWS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 7.1   INSURANCE; CASUALTY AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 7.1.1  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 7.1.2  CASUALTY AND APPLICATION OF PROCEEDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                 7.1.3  CONDEMNATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 7.2   REQUIRED REPAIRS; REQUIRED REPAIR FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 7.2.1  REQUIRED REPAIRS; DEPOSITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 7.2.2  RELEASE OF REQUIRED REPAIR FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 7.2.3  FAILURE TO PERFORM REQUIRED REPAIRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 7.3   TAX AND INSURANCE ESCROW FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 7.4   REPLACEMENTS AND REPLACEMENT RESERVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
                 7.4.1  REPLACEMENT RESERVE FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
                 7.4.2  DISBURSEMENTS FROM REPLACEMENT RESERVE SUBACCOUNT  . . . . . . . . . . . . . . . . . . . . . . 103
                 7.4.3  PERFORMANCE OF REPLACEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
                 7.4.4  FAILURE TO MAKE REPLACEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
                 7.4.5  BALANCE IN THE REPLACEMENT RESERVE SUBACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . 107
                 7.4.6 INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 7.5   INTENTIONALLY DELETED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         SECTION 7.6   GROUND RENT ESCROW FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

VIII.    DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         SECTION 8.1   EVENT OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 8.2   REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         Section 8.3   REMEDIES CUMULATIVE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

IX.      SPECIAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         SECTION 9.1   SALE OF NOTES AND SECURITIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         SECTION 9.2   SECURITIZATION INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 9.3   RATING SURVEILLANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Section 9.4   INTENTIONALLY DELETED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         SECTION 9.6   INDEMNIFICATION AGAINST TAX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Section 9.5   INTENTIONALLY DELETED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         SECTION 9.7   SPLITTING THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

X.       CENTRAL CASH MANAGEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         SECTION 10.1  SERVICER    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120





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
         SECTION 10.2   ESTABLISHMENT OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 10.2.1  ESTABLISHMENT OF CLEARING ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 10.2.2  ESTABLISHMENT OF DEPOSIT ACCOUNT AND SUBACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . 121
         SECTION 10.3   DEPOSITS INTO CLEARING ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         SECTION 10.4   TRANSFERS TO DEPOSIT ACCOUNT AND CLEARING ACCOUNT B  . . . . . . . . . . . . . . . . . . . . . 123
                 10.4.1  TRANSFERS FROM CLEARING ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
                 10.4.2  INSUFFICIENT FUNDS IN THE DEPOSIT ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . 124
         SECTION 10.5   INITIAL DEPOSITS INTO THE SUBACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         SECTION 10.6   PLEDGE OF ACCOUNTS; EVENT OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         SECTION 10.7   INVESTMENT OF ACCOUNT FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         SECTION 10.8   REQUISITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
                 10.8.1  SUBMISSION OF REQUISITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
                 10.8.2  CONTENT OF REQUISITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         SECTION 10.9   DISBURSEMENTS FROM THE DEPOSIT ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
                 10.9.1  PRIOR TO THE OPTIONAL PREPAYMENT DATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
                 10.9.2  AFTER THE OPTIONAL PREPAYMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
                 10.9.3  UPON EVENT OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         SECTION 10.10   DISBURSEMENTS FROM CERTAIN SUBACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
                 10.10.1   DISBURSEMENTS FROM THE TAX AND INSURANCE ESCROW SUBACCOUNT  . . . . . . . . . . . . . . . . 131
                 10.10.2   DISBURSEMENTS FROM THE REPLACEMENT RESERVE SUBACCOUNT . . . . . . . . . . . . . . . . . . . 131
                 10.10.3   DISBURSEMENTS FROM THE SECURITY DEPOSIT SUBACCOUNT  . . . . . . . . . . . . . . . . . . . . 131
                 10.10.4   DISBURSEMENTS FROM THE LOSS PROCEEDS SUBACCOUNT . . . . . . . . . . . . . . . . . . . . . . 131
                 10.10.5   DISBURSEMENTS FROM THE REQUIRED REPAIR SUBACCOUNT . . . . . . . . . . . . . . . . . . . . . 132
                 10.10.6   DISBURSEMENTS FROM THE BORROWER REMAINDER SUBACCOUNT  . . . . . . . . . . . . . . . . . . . 132
                 10.10.7   DISBURSEMENTS FROM THE MONTHLY DEBT SERVICE SUBACCOUNT  . . . . . . . . . . . . . . . . . . 132
                 10.10.8   INTENTIONALLY DELETED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
                 10.10.9   DISBURSEMENTS FROM THE GROUND RENT SUBACCOUNT . . . . . . . . . . . . . . . . . . . . . . . 132
                 10.10.10   INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         SECTION 10.11   LOCK-BOX AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         SECTION 10.12   REQUIRED RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132

XI.      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         SECTION 11.1   SURVIVAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         SECTION 11.2   INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         SECTION 11.3   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         SECTION 11.4   AMENDMENTS; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         SECTION 11.5   DELAY NOT A WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         SECTION 11.6   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         SECTION 11.7   TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
         SECTION 11.8   HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         SECTION 11.9   SEVERABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139





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
         SECTION 11.10   PREFERENCES/MARSHALLING PREFERENCES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         SECTION 11.11   WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         SECTION 11.12   REMEDIES OF BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         SECTION 11.13   EXPENSES; INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         SECTION 11.14   EXHIBITS AND SCHEDULES INCORPORATED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         Section 11.15   SETOFF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         SECTION 11.16   RATABLE SHARING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142
         SECTION 11.17   OFFSETS, COUNTERCLAIMS AND DEFENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
         Section 11.18   NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES; INDEPENDENT NATURE OF
                 LENDERS' RIGHTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
         Section 11.19   PUBLICITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 144
         SECTION 11.20   WAIVER OF COUNTERCLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 144
         SECTION 11.21   CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE   . . . . . . . . . . . . . . . . . . . . . . . 144
         SECTION 11.22   BROKERS AND FINANCIAL ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         SECTION 11.23   PRIOR AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         SECTION 11.24   APPROVALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         SECTION 11.25   RELIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146
         SECTION 11.26   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146
         SECTION 11.27   ADMINISTRATIVE AGENT'S DISCRETION; SUCCESSOR AGENTS   . . . . . . . . . . . . . . . . . . . . 146
         SECTION 11.28   MAXIMUM AMOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147

XII.     AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         SECTION 12.1   APPOINTMENT OF THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT   . . . . . . . . . . . . . . . . 147
         SECTION 12.2   APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . 148
         SECTION 12.3   POWERS; DUTIES SPECIFIED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         SECTION 12.4   NO RESPONSIBILITY FOR CERTAIN MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         SECTION 12.5   EXCULPATORY PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         Section 12.6   ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER   . . . . . . . . . . . . . . . . . . . . . . . 150
         Section 12.7   INDEPENDENT CREDIT ANALYSIS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
         Section 12.8   DELIVERY OF CERTAIN DOCUMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         Section 12.9   INDEMNITY.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         Section 12.10   SUCCESSOR ADMINISTRATIVE AGENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         Section 12.11   SECURITY DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152
         SECTION 12.12   PAYEE OF NOTE TREATED AS OWNER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152





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SCHEDULES

Schedule I       -  Initial Deposits on the Closing Date
Schedule II      -  Required Repairs
Schedule III     -  Rent Roll
Schedule IV      -  Allocated Loan Amount
Schedule V       -  Franchise Agreements
Schedule VI      -  Liquor Licenses, Liquor Agreements & Property
                    Management Agreements
Schedule VII     -  Assets
Schedule VIII    -  Intentionally Deleted
Schedule IX      -  Intentionally Deleted
Schedule X       -  Intentionally Deleted
Schedule XI      -  IP License Agreements
Schedule XII     -  Intellectual Property
Schedule XIII    -  Subsidiaries
Schedule XIV     -  Tenant Leases
Schedule XV      -  Existing Debt
Schedule XVI     -  Taxes and Assessments
Schedule XVII    -  Mortgage Caps
Schedule XVIII   -  Lender's Share
Schedule XIX     -  Principal Places of Business
Schedule XX      -  Intentionally Deleted
Schedule XXI     -  Prior Assignments of Collateral
Schedule XXII    -  Assets Located in Flood Zones
Schedule XXIII   -  Leasing Requirements
Schedule XXIV    -  Casualties
Schedule XXV     -  Tax and Insurance Amounts
Schedule XXVI    -  Insurance Variations

EXHIBITS

Exhibit A        -  Payment Direction Letter
Exhibit B        -  Credit Card Payor Payment Direction Letter

                                EXHIBIT 10.10
                                LOAN AGREEMENT


                 THIS LOAN AGREEMENT, dated as of October 10, 1997 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), is among BRISTOL LODGING COMPANY, a Delaware corporation, having an address at 14295 Midway Road, Dallas, Texas 75244 ("BORROWER") and BRISTOL LODGING HOLDING COMPANY, a Delaware corporation, having an address at 14295 Midway Road, Dallas, Texas 75244 ("PARENT"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to as "LENDER" and collectively as "LENDERS"), NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 as administrative agent and collateral agent for Lenders (in such capacity, the "Administrative Agent") and BANKERS TRUST COMPANY, a New York banking corporation, having an address at 130 Liberty Street, New York, New York 10006 as co-agent for Lenders, in such capacity, the "Co-Agent").

                 All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:

                 WHEREAS, Borrower desires to obtain the Loan from Lenders; and

                 WHEREAS, Lenders are willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

                 NOW, THEREFORE, in consideration of the making of the Loan by Lenders to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                 SECTION 1.1   DEFINITIONS.

                 For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                 "ABM" shall have the meaning set forth in Section 3.1(bb).

                 "ACCOUNT PROCEEDS" shall mean all Mortgaged Property Gross Cash Flow and any and all other sums in any Clearing Account A or the Deposit Account, as applicable, from time to time.

                 "ACCRUED INTEREST" shall have the meaning set forth in Section 2.6.1.

                 "ACH" shall have the meaning set forth in Section 10.4.1.

                 "ACQUISITION DOCUMENTS" shall mean the Acquisition Credit Facility Agreement and those certain other documents executed in connection the Acquisition Facility, each such document being in a form and substance as approved by the Administrative Agent on or prior to the Closing Date, in each case as such agreement and other documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "ACQUISITION FACILITY CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of October 10, 1997 among BHOC and Bristol Hospitality Holding Company, as borrowers, the lenders party thereto, Bankers Trust Company, as agent, and Bank One, Texas, N.A. and Wells Fargo Bank, National Association, as co-agents, as such agreement shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "ACQUISITION FACILITY" shall mean that certain credit facility to be advanced pursuant to the Acquisition Credit Facility Agreement.

                 "ADJUSTED INTEREST RATE" shall mean a rate per annum equal to the greater of (a) the Treasury Rate plus five percent (5%) and (b) the Initial Interest Rate plus five percent (5%).

                 "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                 "AFFILIATE GUARANTY" shall mean that certain Affiliate Guaranty, dated the date hereof, executed by Parent and each Subsidiary as such Affiliate Guaranty may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "AGGREGATE AMOUNTS DUE" shall have the meaning set forth in
Section 11.16.

                 "ALLOCATED LOAN AMOUNT" shall mean for a particular Asset the dollar amount set forth on Schedule IV for such Asset or with respect to a Substitution Added Asset, the dollar amount determined by Administrative Agent in accordance with Section 3.2(d)(ii) hereof.

                 "ALTA" shall mean American Land Title Association, or any successor thereto.

                 "ANNUAL OPERATING BUDGET" shall have the meaning specified in
Section 5.1(q).

                 "APPLICABLE INTEREST RATE" shall mean (a) from the date of each Note to November 11, 2007, a rate equal to the Initial Interest Rate and
(b) from November 11, 2007 through but not including the date each Note is paid in full, a rate equal to the Adjusted Interest Rate.

                 "APPROVED ANNUAL OPERATING BUDGET" shall have the meaning set forth in Section 5.1(q).

                 "APPROVED PROPERTY MANAGER STANDARD" shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least ten (10) years' experience in the management of hotels substantially similar to such Asset in the regions where such Asset is located and that manages or has managed not less than ten
(10) such hotels.

                 "ASSET" shall mean individually, at any time, each real property and hotel and other improvements thereon and FF&E and personal property in connection therewith then owned by Borrower or in which Borrower owns a Leasehold Estate now or hereafter encumbered by a Mortgage, together with all rights pertaining thereto which collectively comprise the Asset as more particularly described in each Mortgage and referred to therein as the "Mortgaged Property".

                 "ASSIGNMENT OF LEASES" shall mean with respect to each of the Assets, the certain first priority Assignment of Leases and Rents, dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), from Borrower, as assignor, to Administrative Agent, as assignee, assigning to Administrative Agent, as agent for Lenders, all of Borrower's interest in and to the Tenant Leases and Rents of each such Asset as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "ASSUMPTION AGREEMENTS" shall have the meaning set forth in
Section 6.1(j)(vii)(F).

                 "AUTHORIZATION" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any Improvements located on any Asset or for the use, occupancy or operation of any Asset and all amendments, modifications, supplements and addenda thereto.

                 "AWARD" shall have the meaning set forth in Section 7.1.3(b).

                 "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

                 "BASIC CARRYING COSTS" shall mean, with respect to each Asset, the sum of the following costs associated with such Asset for the relevant Fiscal Year or payment period: (i) real property taxes with respect to such Asset and (ii) insurance premiums with respect to such Asset.

                 "BHAC" shall mean Bristol Hotel Asset Company, a Delaware corporation.

                 "BHOC" shall mean Bristol Hotel Operating Company, a Delaware corporation.

                 "BIG SIX ACCOUNTING FIRM" shall mean Ernst and Young, Coopers and Lybrand, Price Waterhouse, Deloitte & Touche, KPMG Peat Marwick or Arthur Andersen & Co. or any successor entity.

                 "BORROWER" shall mean Bristol Lodging Company, a Delaware corporation, together with its successors and assigns.

                 "BORROWER CONTRIBUTION DEPOSITS" shall have the meaning set forth in Section 10.4.2.

                 "BORROWER NON-DEFEASANCE CONDITION" shall mean a material adverse effect as determined by Administrative Agent on the ratings of a proposed Securitization resulting from the occurrence (whether or not then continuing) of a Default or Event of Default or the occurrence of a Material Adverse Change. Administrative Agent shall promptly notify Borrower after it has determined that a Borrower Non-Defeasance Condition, which has extended the period during which Borrower is restricted from defeasing all or any part of the Loan pursuant to Section 2.3.3 hereof, has occurred and no longer exists.

                 "BORROWER'S REMAINDER SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "BRISTOL" shall mean Bristol Hotel Company, a Delaware corporation and the sole owner of the outstanding shares of capital stock of BHOC.

                 "BRISTOL DEFAULT" shall occur if (i) Bristol or any direct or indirect subsidiary of Bristol (including without limitation any Loan Party and BHOC) shall fail to pay any principal of or premium or interest on any indebtedness of such Person having a principal amount of $1,000,000 or more (excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; (iii) or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or Bristol or any direct or indirect subsidiary of Bristol (including without limitation any Loan Party or BHOC) shall be required to repurchase or offer to repurchase such indebtedness (unless such Person is not in default under such indebtedness), prior to the stated maturity thereof. Notwithstanding the foregoing a Bristol Default shall not occur if Bristol or any direct or indirect subsidiary of Bristol (other than a Loan Party) shall be in default in connection with any indebtedness which is not recourse (except with respect to an environmental indemnity or a guaranty of recourse carveouts) to Bristol or any direct or indirect subsidiary of Bristol; provided such non-recourse indebtedness and any other non-recourse indebtedness of Bristol and any direct or indirect subsidiary of Bristol in connection with which such Person has been or is in default shall not (x) in the aggregate have a principal amount outstanding in excess of $100,000,000 and
(y) be secured by a lien, in the aggregate, on more than two hotels or other similarly significant assets of such Person. For purposes of the foregoing, recourse debt shall be considered non-recourse debt if the borrower of such debt is a special purpose entity which would not be reasonably expected to be consolidated with any of its Affiliates and no other Person is liable with respect to such indebtedness (except with respect to an environmental indemnity or a guaranty of recourse carveouts.)

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                 "CASH TRAP EVENT" shall mean each of (i) the occurrence of a monetary Default, an Event of Default, or a Bristol Default or (ii) the failure of Borrower or Parent to cause at least ninety percent (90%) of the sum of (x) annual Mortgaged Property Gross Cash Flow of the Property and (y) Security Deposits to be timely deposited into a Clearing Account A, as evidenced by the audited financial statements delivered to Administrative Agent pursuant to Section 5.1(j) hereof and in each case, notice to Borrower that Administrative Agent is declaring a Cash Trap Event.

                 "CASH TRAP PERIOD" shall mean a date starting on the date of a Cash Trap Event and ending on a date which is the later of the twelve (12) month anniversary of the Cash Trap Event (or if later, the twelve month anniversary of the occurrence of an event which would have caused a Cash Trap Event to occur but for a prior event having already caused a Cash Trap Event) and a date on which (i) no Default, Event of Default or Bristol Default is continuing, (ii) Borrower shall have provided to Administrative Agent audited financial statements (or in the case of a Cash Trap Event caused by a monetary Default or an Event of Default or a Bristol Default, unaudited operating statements) pursuant the Section 5.1(j) hereof evidencing that for the prior twelve (12) month period at least ninety percent (90%) of the sum of Mortgaged Property Gross Cash Flow of the Property and Security Deposits shall have been timely deposited into a Clearing Account A and (iii) Borrower shall have achieved, and provided evidence to Administrative Agent of the achievement, as of the last day of the preceding calendar month, a Debt Service Coverage Ratio for the Property for the preceding twelve (12) month period ending with such calendar month of not less than 1.55 to 1.0

                 "CASUALTY" shall have the meaning specified in Section
7.1.1(d).

                 "CASUALTY/CONDEMNATION PREPAYMENTS" shall have the meaning set forth in Section 2.3.2.

                 "CASUALTY RELEASE DATE" shall mean the date on which a Casualty Release Event Occurs.

                 "CASUALTY RELEASE EVENT" shall have the meaning set forth in
Section 7.1.2

                 "CHANGE IN CONTROL" shall mean (i) a transfer, hypothecation, conveyance, alienation, mortgage, encumbrance or pledge by which an aggregate of more than 49% of the equity interest of a Person (including by way of the transfer, hypothecation, conveyance, alienation, mortgage, encumbrance or pledge of any direct or indirect legal or beneficial interest in any constituent partner, member or shareholder of such Person) shall be vested in or pledged to any other Person who does not, as of the Closing Date, own more than 49% of such Person or (ii) a transfer of the power to direct or cause the direction of management and policies of such Person through the direct or indirect transfer of voting securities or other ownership interests, by contract or otherwise. A Change in Control shall not include the resignation, removal or replacement of the chief executive officer, chief financial officer, other senior management or any director (other than an Independent Director) of such Person.

                 "CLEARING ACCOUNT A" shall have the meaning set forth in
Section 10.2.1.

                 "CLEARING ACCOUNT B" shall have the meaning set forth in
Section 10.2.1.

                 "CLEARING AGREEMENTS" shall have the meaning set forth in
Section 10.11, each individually a Clearing Agreement.

                 "CLEARING BANK" shall mean those commercial or savings banks selected by Borrower and approved by Administrative Agent in its reasonable discretion in which a Clearing Account A is maintained.

                 "CLOSING DATE" shall mean the date of the funding of the Loan.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "COLLATERAL" means, collectively, all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by a Loan Party or in which a Loan Party has or shall acquire an interest, to the extent of the Loan Party's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Secured Parties, or in which a Lien is granted to the Secured Parties, to secure all or any part of the Obligations, whether pursuant to the Loan Documents or otherwise, including, without limitation, the Assets, the Tenant Leases and Rents and rights under the Property Management Agreements, and any and all proceeds of the foregoing, but excluding the Excluded Assets.

                 "COLLATERAL SECURITY AGREEMENT" means the Security and Pledge Agreement dated as of the date hereof, executed and delivered by the Loan Parties, Borrower and the Administrative Agent as security for the Loan made to Borrower pursuant to which the Loan Parties will pledge and grant a security interest in the collateral described therein to Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "COLLECTION PERIOD" shall mean, with respect to any Disbursement Date, the period of time commencing on and including the eleventh
(11th) day of the calendar month preceding the calendar month in which such Disbursement Date occurs to and including the tenth (10th) day of the calendar month in which such Disbursement Date occurs, provided that the first Collection Period shall commence on the Closing Date.

                 "COMMITMENT" means the commitment of each Lender to make or maintain the Loan pursuant to Section 2.1.1, and "Commitments" mean such commitments of all Lenders in the aggregate.

                 "CONDEMNATION" shall have the meaning set forth in Section 7.1.3(a).

                 "CONDEMNATION PROCEEDS" shall mean any Award in respect of any Condemnation.

                 "CONDEMNATION RELEASE DATE" shall mean the date on which a Condemnation Release Event Occurs.

                 "CONDEMNATION RELEASE EVENT" shall have the meaning set forth in Section 7.1.3.

                 "CONDEMNATION RESTORATION" shall have the meaning set forth in
Section 7.1.3(c).

                 "CONSENT AND SUBORDINATION OF PROPERTY MANAGER" shall mean the Consent and Agreement of Manager and Subordination of Management Agreement dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed by the Property Manager, as manager, in favor of Administrative Agent.

                 "CREDIT CARD RECEIVABLES" shall mean any receivable payable to or for the benefit of Borrower (or any other Loan Party) by a Credit Card Payor.

                 "CREDIT CARD PAYOR" shall mean American Express, Discover, Diners Club and all other credit card issuers (or merchant banks acting on behalf of Borrower with respect to credit cards issuers) whose credit cards are accepted for payment at the Property.

                 "CREDIT CARD PAYOR PAYMENT DIRECTION LETTER" shall have the meaning set forth in Section 10.3(a) hereof.

                 "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Notes together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lenders in respect of the Loan under the Notes, this Agreement, each Mortgage or any other Loan Document.

                 "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due and payable under the Notes.

                 "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (a) the numerator is the Net Operating Income for such period as set forth in the statements required hereunder (except that in the case of any Asset encumbered by a Mortgage which secures less than the maximum amount of the Loan, the Net Operating Income included in the numerator on account of such Asset shall be no greater than the lesser of (x) the Net Operating Income for such Asset as determined by Lender on the Closing Date (or Substitution Date in the case of an Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset) and (y) only in the case of an Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date), and (b) the denominator is the Debt Service for such period.

                 "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                 "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to 500 basis points above the Applicable Interest Rate; provided, however, in no event shall such rate exceed the maximum rate permitted by applicable law.

                 "DEFEASANCE DATE" shall have the meaning set forth in Section 2.3.3(a).

                 "DEFEASANCE DEPOSIT" shall mean an amount equal to the sum of
(a) the amount necessary to purchase U.S. Obligations whose cash flows are in an amount sufficient to make the Scheduled Defeasance Payments, (b) any out-of-pocket costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments, and (c) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes, the creation of the Defeased Notes and the Undefeased Notes, as the case may be, any transfer of the Defeased Notes or otherwise required to accomplish the agreements of Sections
2.3 and 2.4 hereof.

                 "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.3.3(a) hereof.

                 "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in Section 2.3.3(a)(vi).

                 "DEFEASED NOTE" shall have the meaning set forth in Section 2.3.3(a) hereof.

                 "DEPOSIT ACCOUNT" shall mean the account established and maintained pursuant to Section 10.2.2(a) of this Agreement and the Deposit Agreement for collecting and retaining all the Rents and other revenue and income from the Property.

                 "DEPOSIT AGREEMENT" shall have the meaning set forth in
Section 10.11.

                 "DEPOSIT BANK" shall mean the commercial or savings bank in which the Deposit Account is maintained.

                 "DEVELOPMENT" means the erection or other construction or installation of Improvements on real property that is then substantially unimproved or from which all or substantially all of the existing Improvements thereon have been removed or will be removed in connection with such erection, construction or installation. Development does not include restorations and renovations provided, such restorations or renovations are permitted by the terms of this Agreement.

                 "DISBURSEMENT DATE" shall mean the eleventh (11th) day of each calendar month, or if such eleventh (11th) day is not a Business Day, the next succeeding Business Day.

                 "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 9.2(a).

                 "DSCR DETERMINATION DATE" shall have the meaning set forth in
Section 10.12

                 "ELIGIBLE INVESTMENT" shall mean one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the day on which the amounts invested pursuant hereto are required to be disbursed in accordance herewith and having at all times the required ratings, if any, provided for in this definition:

                 (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (b)      Federal Housing Administration debentures;

                 (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating categories by at least two Rating Agencies (and if any Securities are outstanding and are rated by Standard & Poor's Ratings Services, one of such two Rating Agencies must be Standard & Poor's Ratings Services); provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by

         Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (f) debt obligations rated by at least two Rating Agencies (and if any Securities are outstanding and are rated by Standard & Poor's Ratings Services, one of such two Rating Agencies must be Standard & Poor's Ratings Services) in their highest long-term unsecured rating categories; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by at least two Rating Agencies (and if any Securities are outstanding and are rated by Standard & Poor's Ratings Services, one of such two Rating Agencies must be Standard & Poor's Ratings Services) in their highest short-term unsecured debt rating; provided, however, that the investments described in this clause (i) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor's Ratings Services, must not have an "r" highlighter affixed to their rating, (iii) must have an interest rate tied to a single interest rate index plus a fixed spread (if any) that moves proportionately with that index if such investments have a variable rate of interest, and (iv) must not be subject to liquidation prior to their maturity;

                 (h) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAA" by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's Rating Service, otherwise acceptable to such

         Rating Agency or Rating Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities issued in respect of, or secured by, such pool of mortgage loans); and

                 (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Administrative Agent, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities issued in respect of, or secured by such pool of mortgage loans;

provided, however, (i) that, in the judgment of Administrative Agent, such obligation or security continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and (ii) that no obligation or security shall be an Eligible Investment if (x) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (y) such investment has a maturity in excess of one year from the date of acquisition of such investment or (z) such obligation or security evidences a right to receive only interest payments.

                 "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which (i) is currently maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates, or (ii) was at any time within the preceding five years maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates to the extent any of them could reasonably be expected to incur liability with respect to such employee benefit plan.

                 "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with any Hazardous Substance and relating to any Loan Party or any Asset.

                 "ENVIRONMENTAL INDEMNITY" shall mean the Environmental and Hazardous Substance Indemnification Agreement dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed by Borrower in connection with the Loan for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "EQUIPMENT" means, with respect to any Asset, all machinery, apparatus, equipment, fittings, fixtures, furniture, furnishings and articles of personal property (including any such article constituting a fixture) of every kind and nature whatsoever owned or leased now or in the future by Borrower or any other Loan Party, and either located upon the real property related to such Asset, or any part thereof, or used in connection with the present use, maintenance, operation or occupancy of the related Improvements as a hotel or motel or any other future occupancy or use of such Improvements, including, without limitation, all heating, lighting, laundry, incinerating, loading, unloading, swimming pool, landscaping, garage and power equipment and supplies, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, luggage or food carts, dollies, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, freezers, refrigerators, cabinets, dressers, cooking utensils, dishes, silverware, kitchen appliances and restaurant equipment and supplies, computers, reservation systems, software, cash registers, card keys, telephone switchboards, partitions, ducts and compressors, carpets, rugs, bed frames, springs, mattresses, sheets, pillow cases, pillows, blankets, bed spreads, stationery, tables, desks, chairs, sofas, bureaus, dressers, benches, window curtains, telephones, televisions, radios, lamps, mirrors, paintings, wall hangings, decorations, clothes hangers, bathroom fixtures, shower curtains, towels, medicine cabinets, and hotel cleaning equipment and supplies, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all the present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform
Commercial Code) and other personal property of Borrower or such other Loan Party, including, without limitation, any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party, within the meaning of this definition with respect to the period during which such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the Code or ERISA.

                 "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, in the case of any such failure, by a material amount, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by any Loan Party, or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on any Loan Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by any Loan Party or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by any Loan Party or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA,
(viii) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or Section 502(c)(2), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan, (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

                 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a).

                 "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

                 "EXCLUDED ASSETS" means the rights of the Borrower or any other Loan Party under Property Management Agreements, liquor licenses, Authorizations, service contracts, equipment leases, purchase agreements, collective bargaining agreements and other agreements, but in each case only if by their terms or by law they may not or cannot be pledged or assigned by Borrower or such Loan Party to Administrative Agent or Lenders.

                 "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                 "FF&E" means, with respect to any Asset, any furniture, fixtures and equipment located thereon or therein and owned or leased by Borrower, including, without limitation, the Equipment.

                 "FF&E FINANCINGS" shall mean purchase money financing (and refinancing thereof not to exceed the outstanding principal balance thereof nor to be secured by additional FF&E) of FF&E located on and used in connection with any Asset including but not limited to a lease of FF&E which would be accounted for as a capital lease on a balance sheet prepared in conformity with GAAP.

                 "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during the term of the Loan.

                 "FRANCHISE AGREEMENTS" means each of the franchise agreements listed on Schedule V annexed hereto, together with the most recent related core modernization plan or other property improvement plan required by the respective franchisor, as each such agreement or property improvement plan may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms of this Agreement.

                 "FRANCHISE FEES" shall mean all fees payable by any franchisee pursuant to any Franchise Agreements (including without limitation, marketing fees).

                 "FUNCTION SPACE" shall mean with respect to any Asset, any conference rooms, ballrooms, banquet facilities or other similar accommodations at such Asset.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                 "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                 "GROSS INCOME FROM OPERATIONS" shall mean all income, computed on an accrual basis in accordance with GAAP, derived from the ownership and operation of the Property (or of each Asset, as applicable) from whatever source, including, but not limited to, all Rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption and rent loss insurance proceeds, but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (b) refunds and uncollectible accounts, (c) sales of furniture, fixtures and equipment, (d) proceeds of casualty insurance and condemnation awards, (e) interest on credit accounts, (f) proceeds of any financing, (g) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (h) capital contributions or loans to Borrower, and (i) any other non-operating or extraordinary nonrecurring revenue.

                 "GROUND LEASE" shall, at any time, mean each lease pursuant to which the Borrower has acquired a Leasehold Estate.

                 "GROUND LEASE EARLY RELEASE" shall have the meaning set forth in Section 5.1(bb).

                 "GROUND LEASE EARLY REPAYMENT DATE" shall have the meaning set forth in Section 5.1(bb).

                 "GROUND LESSOR" shall mean the Landlord under any Ground
Lease.

                 "GROUND RENT" shall mean all rents (including, without limitation, fixed minimum rent and percentage rent), and rent equivalents and other consideration of whatever form or nature payable to or for the account of or benefit of the Ground Lessor under any Ground Lease.

                 "GROUND RENT ESCROW FUND" shall have the meaning set forth in
Section 7.6.

                 "GROUND RENT SUBACCOUNT" shall have the meaning set forth in
Section 10.2.2(a).

                 "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (for purposes of this definition only "primary obligations") of any other Person (for purposes of this definition only "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

                 "HAZARDOUS SUBSTANCE" shall have the meaning ascribed thereto in the Environmental Indemnity.

                 "HOLIDAY INNS FRANCHISING" shall mean Holiday Inns Franchising, Inc., a Delaware corporation or any Affiliate thereof.

                 "HOUSTON GROUND LEASE" shall mean that certain lease dated July 5, 1962 among P.A. Zuber, A.M. Zuber, David Zuber, Joe Robinowitz, Maurice
E. Robinowitz, Charles Lerner and Studio Realty, Inc., as such lease has been amended and assigned from time to time.

                 "HOUSTON EARLY RELEASE" shall have the meaning set forth in
Section 5.1(bb).

                 "HOUSTON HOTEL" shall mean that certain Asset in which Borrower owns a Leasehold Estate pursuant to the Houston Ground Lease.

                 "IMPROVEMENTS" shall have the meaning, with respect to each Asset, as set forth in the Mortgage with respect to such Asset.

                 "INDEMNITEE" shall have the meaning set forth in Section 11.13(b).

                 "INDEMNIFIED MATTERS" shall have the meaning set forth in
Section 11.13(b).

                 "INDEPENDENT" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest in Borrower, or in any Affiliate of Borrower or any Affiliate of any constituent partner, shareholder, member or beneficiary of Borrower (including without limitation any Loan Party), and (c) is not connected with Borrower or any Affiliate of Borrower or any Affiliate of any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, director or person performing similar functions (including without limitation any Loan Party). Notwithstanding the foregoing, Curt Boisfontaine shall not be deemed to be not Independent solely by virtue of the fact that he is acting as an "independent director" of any of Borrowers' Affiliates. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning thereof.

                 "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1(dd)(xvi).

                 "INITIAL DEBT SERVICE COVERAGE RATIO" shall mean 1.65 to 1.

                 "INITIAL INTEREST RATE" shall mean a rate per annum equal to seven and four hundred fifty-eight thousandths percent (7.458%).

                 "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 7.1.1(c) hereof.

                 "INSURANCE PROCEEDS" shall mean all proceeds received, damages, claims and rights of action, and rights thereto under insurance policies required to be maintained by Borrower or relating to any Asset or any portion thereof.

                 "INTEREST ACCRUAL PERIOD" means, with respect to a Disbursement Date, the period commencing on and including the 11th day of the month preceding the month in which such Disbursement Date occurs (or, in the case of the first Disbursement Date, the Closing Date) and ending on and including the 10th day of the month in which such Disbursement Date occurs, except that the first Interest Accrual Period shall be the period commencing on and including the Closing Date to and including the tenth (10th) day of the first month immediately following the Closing Date; provided, however, that no Interest Accrual Period shall extend beyond the Maturity Date.

                 "INTELLECTUAL PROPERTY" means, as of any date of determination, all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Borrower as conducted on such date of determination that are material to the business, operations or condition (financial or otherwise) of Borrower or any other Loan Party including any of the foregoing licensed to any Loan Party by other Persons.

                 "IP LICENSE AGREEMENTS" means, collectively, the agreements (other than the Franchise Agreements) pursuant to which any Loan Party has rights to use any Intellectual Property owned by any other Person.

                 "LEASING COMMISSIONS" shall mean any leasing commission incurred by Borrower in connection with any new Tenant Lease or modification, renewal or extension of an existing Tenant Lease.

                 "LEASEHOLD ESTATE" shall, at any time, mean any leasehold estate of Borrower in real property and improvements now or hereafter encumbered by a Mortgage together with all right, title interest and privileges of Borrower in, to, under or otherwise by nature of the lease creating such leasehold estate, as such lease may be amended, restated, replaced, supplemented or modified from time to time.

                 "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Asset or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Asset or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Asset or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                 "LIABILITIES" shall have the meaning set forth in Section
9.2(b).

                 "LICENSES" shall have the meaning set forth in Section 4.1(v).

                 "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Asset or any portion thereof or any interest therein, any Collateral or any portion thereof or any interest therein, or Borrower or any other Loan Party, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, any option (including any purchase option, call option or similar option), trust or other preferential arrangement having the same economic effect of any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

                 "LIQUOR AGREEMENTS" means, collectively, the Liquor Operations Servicing Agreements and the Liquor Leases listed on Schedule VI annexed hereto, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LIQUOR COST EVIDENCE" shall have the meaning set forth in
Section 3.1(aa).

                 "LIQUOR LEASES" means each Tenant Lease entered into between a Property Manager, as lessor, and the holder of a Liquor License in respect of an Asset, in each case in connection with the sale of alcoholic beverages at such Asset, substantially in the form approved by Administrative Agent on or before the Closing Date or in such other form as may be reasonably acceptable to Administrative Agent, as any such Tenant Lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LIQUOR LICENSES" means, collectively, the licenses set forth on Schedule VI annexed hereto and each other license issued by the Department of Alcoholic Beverage Control or similar state or local agency to Borrower or a Subsidiary or in respect of any Asset, in each case in connection with the sale of alcoholic beverages at such Asset.

                 "LIQUOR OPERATIONS SERVICING AGREEMENTS" means, collectively, the sub-management agreements entered into between a Property Manager, as sub-manager, and Borrower or a Subsidiary as a holder of a Liquor License, substantially in the form approved by the Administrative Agent on or before the Closing Date or in such other form as may be reasonably acceptable to Administrative Agent, as any such sub-management agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "LOAN" shall mean the loan made by Lenders to Borrower in the original aggregate principal amount set forth in, and evidenced by, the Notes executed and delivered by Borrower and secured by the Mortgage and the other Loan Documents executed and delivered by Borrower and/or other Loan Parties.

                 "LOAN PARTY" shall mean each of Borrower, each Subsidiary and Parent.

                 "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, each Mortgage, each Assignment of Leases, the Environmental Indemnity, the Consent and Subordination of Property Manager, the Omnibus Management and Liquor License Agreement, the Collateral Security Agreement, the Affiliate Guaranty, the other Security Documents and any other document pertaining to the Property or any of the Assets as well as all other documents executed and/or delivered by Borrower or any other Loan Party in connection with the Loan.

                 "LOCK-BOX AGREEMENTS" shall have the meaning set forth in
Section 10.11.

                 "LOSS PROCEEDS" shall mean Insurance Proceeds or Condemnation Proceeds.

                 "LOSS PROCEEDS SUBACCOUNT" shall have the meaning set forth in
Section 10.2.2(a).

                 "MANAGEMENT CO." means Bristol Hotel Management Corporation, a Delaware corporation and a wholly owned subsidiary of BHOC.

                 "MANAGEMENT FEES" means, collectively, all hotel management fees (however characterized, including base fees, trade name fees, incentive fees, special incentive fees, termination fees and all fees in respect of liquor license operations) and all other fees or charges payable to the Property Manager for the management and operation of an Asset, any other Collateral or any part thereof.

                 "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in or effect on (i) the assets, operations, or condition (financial or otherwise) of the Borrower or the other Loan Parties, (ii) Borrower's ability to pay the Debt in accordance with the terms hereof and otherwise comply with the material terms of this Agreement, (iii) any Loan Party's ability to comply with the material terms of any of the Loan Documents, (iv) any of the Assets or the other material Collateral, or (v) the Secured Parties' Lien on any Asset or the other material Collateral or the priority of such Lien.

                 "MATERIAL LEASE" means: (i) for any Tenant Lease entered into prior to the Closing Date, each Tenant Lease determined by the Requisite Lenders and Administrative Agent in their sole discretion to be material to Borrower or the operation of Borrower's business; and (ii) for any Tenant Lease entered into after the Closing Date, (w) any Tenant Lease which is not a lease of retail or restaurant space or to a service provider (such as a lease to an airline ticket agent or to an overnight courier) (x) any Tenant Lease necessary for the operation of any Asset, (y) any Tenant Lease which individually generates two percent (2%) or more, or together with previously existing Tenant Leases generates more than five percent (5%) of the Mortgaged Property Gross Cash Flow for such Asset or (z) any Tenant Lease which could reasonably be expected to cause a Material Adverse Change.

                 "MATERIAL SECURITY DEPOSITS" shall mean a Security Deposit (x) with respect to a Tenant Lease in an amount in excess of $5,000.00 and (y) with respect to a Function Space in an amount in excess of $10,000.00.

                 "MATURITY DATE" shall mean the date on which the final payment of principal of the Notes becomes due and payable as therein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

                 "MAXIMUM MANAGEMENT FEE" shall mean an amount not greater than the greater of (x) five percent (5%) per annum of Gross Income from Operations for each Asset and (y) the fee generally charged by third party managers of hotels substantially similar to such Asset (as reasonably determined by Administrative Agent) in the same region as such Asset but in no event in excess of seven percent (7%) per annum of Gross Income from Operations for each Asset.

                 "MAXIMUM PERMITTED TRADE PAYABLES AND FF&E FINANCINGS" shall mean (x) Permitted Trade Payables which are outstanding for more than sixty
(60) days and (y) FF&E Financings, in the aggregate for clause (x) and clause
(y) not to exceed $350,000 per Asset and $3,937,500 for the Property.

                 "MINIMUM BALANCE" shall have the meaning set forth in Section 10.4.1.

                 "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant payment of $1,067,579.04.

                 "MONTHLY DEBT SERVICE SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "MORTGAGE" shall mean with respect to each of the Assets, that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, or Deed of Trust, Assignment of Leases and Rents and Security Agreement or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated as of the date hereof (or with respect to a Substitution Added Asset, dated as of the Substitution Date), executed and delivered by Borrower as security for the Loan made to Borrower and encumbering such Asset, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MORTGAGED PROPERTY" shall have the same meaning as Asset.

                 "MORTGAGED PROPERTY GROSS CASH FLOW" shall mean, for any period, all Rents and other income or revenue received with respect to the Property, on a cash basis, including, without limitation, Loss Proceeds.

                 "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA.

                 "NACC" shall have the meaning set forth in Section 2.4.2.

                 "NET OPERATING INCOME" shall mean, for any period, the Gross Income From Operations, LESS the sum of:

                          (i) Operating Expenses in an amount equal to actual Operating Expenses payable by Borrower for the consecutive full twelve (12) months (or such other applicable period) immediately preceding the date of determination (except real property taxes and Insurance Premiums, which shall be included only to the extent of the greater of (1) the actual amounts payable and (2) the amounts payable in future periods as a result of any reassessment actually made (with respect to real estate taxes) or changes to Insurance Premiums). Operating Expenses shall (a) exclude Franchise Fees, extraordinary expenses (as reasonably determined by Administrative Agent in accordance with the criteria established by any Rating Agency rating the Securities), Management Fees and capital expenditures, (b) be adjusted (as reasonably determined by Administrative Agent in accordance with the criteria established by any Rating Agency rating the

                 Securities) for any items that are non-recurring or not supported by historical statements (as reasonably determined by the Administrative Agent in accordance with the criteria established by any Rating Agency rating the Securities) and
                 (c) be adjusted (as reasonably determined by Administrative Agent in accordance with the criteria established by any Rating Agency rating the Securities) if any Asset has been in operation for less than the full twelve (12) months immediately preceding the date of determination; plus

                          (ii) Franchise Fees in an amount equal to the greater of (A) actual Franchise Fees for such period and (B) an amount equal to the actual marketing fees to be paid under Franchise Agreements for such period plus a per annum amount equal to five percent (5%) of "revenues from room rentals" at the Property (determined in accordance with the Uniform System); plus

                          (iii) Management Fees in an amount equal to the greater of (A) the per annum amount equal to 3.5% of the Gross Income from Operations of the Property and (B) actual management fees payable to the Property Manager for such period; plus

                          (iv) a reserve for capital expenditures in an amount equal to five percent (5%) of Gross Income from Operations; plus

                          (v) such other deductions from and adjustments to Gross Income from Operations and adjustments to Operations Expenses consistent with the standards applied by Rating Agencies including, without limitation, adjustments to actual occupancy rates and expenses as the Rating Agency rating the Securities (or if the Securitization has not occurred, a Rating Agency selected by Administrative Agent) or Administrative Agent, in its reasonable discretion, shall require for other matters or factors that impact thereon.

                 "NEW ORLEANS GROUND LEASE" shall mean that certain lease dated October 31, 1966 among Royal Banco, Inc., William J. Capo and Collin C. Diboll, as such lease has been amended and assigned from time to time.

                 "NEW ORLEANS EARLY RELEASE" shall have the meaning set forth in Section 5.1(bb).

                 "NEW ORLEANS HOTEL" shall mean that certain Asset in which Borrower owns a Leasehold Estate pursuant to the New Orleans Ground Lease.

                 "NON-CONSOLIDATION OPINION" shall mean an opinion of counsel to Borrower (reasonably satisfactory to Administrative Agent in form and substance and from counsel reasonably satisfactory to Administrative Agent and containing assumptions, limitations and qualifications customary for opinions of such type) to the effect that a court of competent jurisdiction in a proceeding under the Bankruptcy Code would not consolidate the assets and liabilities of (x) Borrower and any special purpose, bankruptcy remote general partner or member of Borrower with those of a disclosed Person or Affiliate thereof (other than another Loan Party) which became a debtor under the Bankruptcy Code or (y) Parent with those of a disclosed Person or Affiliate thereof (other than another Loan Party) which became a debtor under the Bankruptcy Code and, if applicable.

                 "NOMURA" shall have the meaning set forth in Section 9.2(b).

                 "NOMURA GROUP" shall have the meaning set forth in Section 9.2(b).

                 "NOTE" shall mean each Promissory Note dated as of the date hereof, made by Borrower in favor of each Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrower to Lenders under the Loan Documents, including, without limiting the generality of the foregoing, the Debt.

                 "OCCUPANCY/ROOM RATE STATISTICS" shall mean for any period, a report, in a form and content reasonably acceptable to Administrative Agent, setting forth on an Asset by Asset basis (x) average room rates for each Asset during such period and (y) occupancy statistics for each Asset during such period.

                 "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Administrative Agent by Borrower which is signed by an authorized senior officer of Borrower.

                 "OMNIBUS MANAGEMENT AND LIQUOR LICENSE AGREEMENT" means the Agreement regarding Liquor Leases, Servicing Agreements, Property Management Agreements and Liquor Licenses dated as of the date hereof, executed and delivered by Borrower and certain other Loan Parties as security for the Loan made to Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "O&M PLAN" shall have the meaning set forth in Section
3.1(bb).

                 "OPERATING EXPENSES" shall mean the total of all expenditures of whatever kind, computed on an accrual basis in accordance with GAAP for all purposes other than in connection with a Requisition which shall be computed on the cash basis, relating to the operation, maintenance and management of the Property, but excluding any non-cash charge or non-operating items such as depreciation, debt service, income taxes and capital expenditures and other expenses similar to those capitalized on or excluded from the Financial Statements for the 12 months ending December 31, 1996 audited by Arthur Anderson LLP which were delivered to Lenders in connection with the funding of the Loan on the Closing Date.

                 "OPTIONAL PREPAYMENT DATE" shall mean November 11, 2007.

                 "OTHER CHARGES" shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Asset, now or hereafter levied or assessed or imposed against the Property or any part thereof and which may create a Lien against any Asset or any part thereof.

                 "PARENT" shall mean Bristol Lodging Holding Company, a Delaware corporation.

                 "PARTIAL RELEASE" shall mean, with respect to a particular Asset, a discharge, release satisfaction or similar instrument necessary or sufficient to release an Asset and the Collateral related to such Asset (other than any substitute collateral pledged pursuant to Section 2.3.3 hereof) from the Lien of the Mortgage encumbering such Asset and from the other Security Documents encumbering such Collateral.

                 "PAYMENT DIRECTION LETTER" shall have the meaning set forth in
Section 10.3(a) hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED ENCUMBRANCES" shall mean, with respect to each Asset, collectively: (a) the Liens created by or permitted under the Loan Documents (including without limitation Liens securing FF&E Financings and Permitted Trade Payables which in the aggregate do not exceed Maximum Permitted Trade Payables and FF&E Financings), (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Asset or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority and Other Charges not yet delinquent, (d) statutory liens for labor or materials securing sums not yet due and payable (or with respect to which Borrower has removed any such lien within 60 days of such sum becoming due and payable, by posting a bond or otherwise), (e) rights of tenants, as tenants only, under Tenant Leases approved or deemed approved by Administrative Agent,
(f) judgments provided such judgments are being appealed by Borrower and a stay of execution has been granted with respect thereto and Borrower has either deposited 125% of the value of such judgments with Administrative Agent or posted a bond reasonably satisfactory to Administrative

Agent, (g) rights of guests to occupy rooms of any Asset but only if permitted by Section 5.1(t) and (h) mechanics, materialmen and other similar liens and encumbrances that are bonded and thereby deemed released of record in a manner reasonably satisfactory to Administrative Agent.

                 "PERMITTED PLEDGE" shall mean a pledge of the stock of BHOC which pledge shall secure the Subordinate Notes and be in form and substance acceptable to the Requisite Lenders and the Administrative Agent in their sole discretion.

                 "PERMITTED TRADE PAYABLES" shall mean unsecured trade payables which are customarily and actually required to be satisfied within thirty (30) days.

                 "PERMITTED TRANSFER" shall mean a one-time dividend of the capital stock of Parent by BHAC to BHOC, which dividend shall have occurred subsequent to the date hereof and prior to the making of the Loan hereunder.

                 "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "POLICIES" shall have the meaning specified in Section
7.1.1(c).

                 "POST OPTIONAL PREPAYMENT DATE REQUISITION" shall have the meaning set forth in Section 10.8.2 hereof.

                 "PREMISES" shall have the meaning, with respect to each Asset, as set forth in the Mortgage with respect to such Asset.

                 "PROPERTY" shall mean collectively, at any time, the real properties, the hotel and other improvements thereon and FF&E and personal property in connection therewith, then owned by Borrower or in which Borrower owns a Leasehold Estate and now or hereafter encumbered by a Mortgage, together with all rights pertaining to such properties and improvements, and Leasehold Estate as each is more particularly described in the granting clauses of each Mortgage and referred to therein as the "Mortgaged Property." The Assets comprising the Property on the Closing Date (other than FF&E and personal property) are listed on Schedule VII which Schedule may be revised from time to time by Administrative Agent as existing Assets are released from the Lien of a Mortgage and new Assets are encumbered by the Lien of a Mortgage in accordance with Section 2.4 hereof.

                 "PROPERTY MANAGEMENT AGREEMENT" means, a property management agreement which is reasonably acceptable to Administrative Agent, entered into by and between Borrower and the Property Manager, pursuant to which the Property Manager is to provide management and other services with respect to each Asset, as any such management agreement may be amended, restated, supplemented or otherwise modified from time to time with the consent of Administrative Agent.

                 "PROPERTY MANAGER" shall mean any Person that manages an Asset pursuant to a Property Management Agreement which unless otherwise reasonably approved by Administrative Agent shall be Management Co.

                 "PROPERTY MANAGER CONTROL NOTICE" shall have the meaning set forth in Section 5.1(v).

                 "PRO RATA SHARE" or "pro-rata" means, with respect to each Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders; provided, however, that if the Commitments have been terminated or have expired, it means the quotient obtained by dividing the outstanding principal amount of the Loan of such Lender by the outstanding principal amount of all Loans of all Lenders.

                 "PROPERTY REQUIRED REPAIRS" shall have the meaning set forth in Section 7.2.1.

                 "PROVIDED INFORMATION" shall have the meaning set forth in
Section 9.1(a).

                 "RATING AGENCY" shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Administrative Agent.

                 "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b).

                 "RELEASE PRICE" for an Asset shall mean 125% (or in the case of a Casualty Release Event, a Condemnation Release Event or a Ground Lease Early Release, 100%) of the Allocated Loan Amount of such Asset, less insurance proceeds and casualty awards applicable to such Asset which shall have been applied in reduction of the principal amount of the Loan in accordance with
Section 2.3.2(a) hereof plus such additional sums necessary to satisfy the conditions to release set forth in Section 2.4 hereof.

                 "REMAINING PROPERTY" shall mean the Property which is, at the date of determination, subject to the lien of a Mortgage (including any Substitution Added Asset in the case of a Substitution Event and excluding any Assets in connection with which Borrower is requesting a Partial Release).

                 "REMAINING PROPERTY DSCR" shall mean the ratio of (i) Net Operating Income of the Remaining Property for the twelve (12) full months preceding the applicable Defeasance

Date or Substitution Date, as the case may be (except that in the case of any Asset encumbered by a Mortgage which secures less than the maximum amount of the Loan, the Net Operating Income included in the numerator on account of such Asset shall be no greater than the lesser of (x) the Net Operating Income for such Asset as determined by Lender on the Closing Date (or Substitution Date in the case of an Asset which was or is a Substitution Added Asset) for the same period preceding the Closing Date (or Substitution Date in the case of a Substitution Added Asset) and (y) only in the case of an Asset which was or is a Substitution Added Asset, the Net Operating Income for the corresponding Substitution Removed Asset as determined by Lender on the Closing Date for the same period preceding the Closing Date) to (ii) Debt Service for the twelve
(12) full months next following the applicable Defeasance Date or Substitution Date as the case may be (using the balance of the Loan after payment of the Release Price for the Assets in connection with which Borrower is requesting a Partial Release and all Assets previously Partially Released).

                 "REMIC TRUST" shall have the meaning set forth in Section 2.3.3(a).

                 "RENT" shall mean all rents (including, without limitation, fixed minimum rent and percentage rent), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, issues, profits, royalties, room receipts, rack charges, vending machine receipts, food and beverage receipts, concession fees and charges, public assembly room receipts, receivables, receipts, expense reimbursements and recoveries from tenants, guests and customers, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property and proceeds, if any, from business interruption or other loss of income insurance.

                 "RENT ROLL" shall have the meaning set forth in Section 5.1(t)(i).

                 "REPLACEMENT RESERVE FUND" shall have the meaning set forth in
Section 7.4.1.

                 "REPLACEMENT RESERVE SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "REPLACEMENTS" shall have the meaning set forth in Section 7.4.2(a).

                 "REQUIRED RATIO" shall have the meaning set forth in Section 10.12.

                 "REQUIRED RECORDS" shall mean the financial statements, certificates, reports or information required to be delivered by Borrower pursuant to Section 5.1(j).

                 "REQUIRED REPAIR FUND" shall have the meaning set forth in
Section 7.2.2.

                 "REQUIRED REPAIR SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "REQUISITE LENDERS" means Lenders having or holding more than 51% of the sum of the Commitments of all Lenders, or if such Commitments have terminated or expired, Lenders having or holding more than 51% of the aggregate principal amount of the outstanding Loan.

                 "REQUISITION" shall have the meaning set forth in Section
10.8.1.

                 "RESTORATION" shall have the meaning set forth in Section 7.1.2(b).

                 "RESIDUAL AMOUNT" shall mean any residual interest in the REMIC Trust.

                 "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.3.3(b).

                 "SECONDARY MARKET TRANSACTION" shall mean any transaction, including a Securitization, in which a Lender (i) sells the Loan, its Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates the Loan to one or more investors, (iii) deposits the Loan, the Mortgages, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells the Loan or interest therein to investors.

                 "SECURED PARTIES" shall mean Lenders and Administrative Agent.

                 "SECURITIES" shall have the meaning set forth in Section 9.1.

                 "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a).

                 "SECURITIZATION" shall have the meaning set forth in Section
9.1.

                 "SECURITIZATION EXPENSES" shall have the meaning set forth in
Section 9.1.

                 "SECURITY DEPOSIT SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "SECURITY DEPOSITS" shall mean all security (whether cash, letter of credit or otherwise) given to Borrower or any agent or Person acting on behalf of Borrower in connection with (x) the Tenant Leases or (y) Function Space.

                 "SECURITY DOCUMENTS" shall mean, collectively, the Mortgages, the Assignments of Leases, the Collateral Security Agreement, the Assumption Agreements, the Lock-Box Agreement, the Omnibus Management and Liquor License Agreement, and all deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, in order to grant to the Secured Parties Liens in real, personal or mixed property of such Person, and to maintain such Liens or as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "SENIOR NOTE CONSENT" shall mean that certain Indenture Supplement No. 3, Consent and Amendment No.1 to Pledge Agreement dated on or about the date hereof and executed by Bristol, BHAC, BHOC, and The Bank of New York, as trustee.

                 "SERVICER" shall have the meaning set forth in Section 10.1.

                 "SERVICING FEES" shall have the meaning set forth in Section 10.1.

                 "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c).

                 "SPE MEMBER" shall have the meaning set forth in Section 4.1(dd)(xv).

                 "STATE" shall mean the State of New York.

                 "STATED MATURITY" shall mean November 11, 2022.

                 "SUBACCOUNTS" shall have the meaning set forth in Section 10.2.2(a).

                 "SUBORDINATE NOTE DOCUMENTS" shall mean those certain documents executed in connection with the Subordinate Notes, each such document being in a form and substance as approved by the Administrative Agent on or prior to the Closing Date, in each case as such documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "SUBORDINATE NOTES" shall mean those notes issued by Bristol pursuant to that certain Indenture, dated as of December 18, 1995, as amended, among Bristol BHAC, BHOC and The Bank of New York, as trustee, in each case as such documents shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

                 "SUBSIDIARY" shall mean those entities, wholly-owned by Parent, which are named on Schedule XIII.

                 "SUBSTITUTION ADDED ASSET" shall have the meaning set forth in
Section 2.4.4.

                 "SUBSTITUTION DATE" the date on which any Substitution Event occurs.

                 "SUBSTITUTION DILIGENCE PERIOD" shall mean the sixty (60) days prior to any Substitution Date.

                 "SUBSTITUTION EVENT" shall have the meaning set forth in
Section 2.4.4.


                 "SUBSTITUTION NOTICE" shall have the meaning set forth in
Section 2.4.4.

                 "SUBSTITUTION REMOVED ASSET" shall have the meaning set forth in Section 2.4.4.

                 "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.4.2.

                 "SUPPLEMENTAL COLLATERAL AGENT" shall have the meaning set forth in Section 12.2.1.

                 "SURVEY" shall mean a survey of each Asset prepared by a surveyor licensed in the state where such Asset is located and satisfactory to Administrative Agent and the company or companies issuing the Title Insurance Policy applicable to such Asset, and containing a certification of such surveyor satisfactory to Administrative Agent.

                 "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.

                 "TAX AND INSURANCE ESCROW SUBACCOUNT" shall have the meaning set forth in Section 10.2.2(a).

                 "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents now or hereafter levied or assessed or imposed against an Asset or any part thereof, including, but not limited to, (a) any ad valorem real and tangible personal property taxes levied against an Asset and (b) any intangible personal property tax levied or imposed on any Lender with respect to its ownership in the Loan.

                 "TENANTS" shall have the meaning set forth in Section 10.3(a).

                 "TENANT LEASE" shall mean any lease (or, to the extent of the interest therein of Borrower, any sublease or sub-sublease), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest (other than (x) as a guest who personally occupies a room in any Asset which is a hotel for less than 30 days) or (y) Function Space for a period of less than 7 days) in, or right to use or occupy all or any portion of, any space in any Asset, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                 "TERM" shall have the meaning set forth in Section 7.1.1(a).

                 "TITLE INSURANCE POLICY" shall mean the ALTA (or in the case of any Asset located in Texas, the Texas equivalent) mortgagee title insurance policy in the form (acceptable to Administrative Agent) issued with respect to each Asset and insuring the lien of the Mortgage encumbering each such Asset.

                 "TOTAL RELEASE" shall mean a discharge, release, satisfaction or similar instrument necessary and sufficient to release all of the Property and the other Collateral (other than the substitute collateral pledged pursuant to Section 2.3.3 hereof) from the Liens of all of the Mortgages encumbering the Property and of all of the other Security Documents.

                 "TRANSFER" shall have the meaning set forth in Section 6.1(j)(ii).

                 "TRANSFEREE" shall have the meaning set forth in Section 6.1(j)(vii)(B).

                 "TREASURY RATE" shall mean, at the time of determination, the sum of (x) the rate listed in the "Week Ending" column for securities having a maturity most nearly approximating the Stated Maturity in the most current Federal Reserve Statistical Release H.15-Selected Interest Rates (the "FEDERAL RELEASE") under the heading "U.S. government securities", and the sub-heading "Treasury constant maturities" plus (y) seven-eights of a percent (.875%). In the event the Federal Release is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate.

                 "UCC" or "UNIFORM COMMERCIAL CODE" shall mean, with respect to any Asset, the Uniform Commercial Code as in effect in the applicable state or commonwealth in which such Asset is located.

                 "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.3.3(a) hereof.

                 "UNDERWRITER GROUP" shall have the meaning set forth in
Section 9.2(b).

                 "UNIFORM SYSTEM" shall mean the Uniform System of Accounts for Hotels, 8th Revised Edition, 1986, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

                 "UNUSED REQUISITION AMOUNT" shall have the meaning set forth in Section 10.8.2.

                 "U.S. OBLIGATIONS" shall mean direct non-callable United States of America government securities as defined in Section 2(a)(16) of the Investment Company Act of 1940 (15 U.S.C. 80a-1).

                 "YIELD MAINTENANCE PREMIUM" shall mean the amount (if any) which, when added to the remaining unpaid principal amount of the Note or the principal balance of the Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

                 SECTION 1.2   PRINCIPLES OF CONSTRUCTION.

                 All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The terms "Lender" and "Administrative Agent" include their respective successors and assigns who become a party hereto pursuant to the terms of this Agreement.

         II.     GENERAL TERMS

                 SECTION 2.1   LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

                 2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, each Lender hereby severally agrees to make its pro rata portion of the Loan to Borrower on the Closing Date in the original principal amount for each Lender set forth opposite its name on Schedule XVIII. The Loan shall mature on the Maturity Date.

                 2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive its Loan, subject to the direction given by Borrower as to the application of the Loan proceeds to the items set forth in Section 2.2.

                 2.1.3 THE NOTE. Each Lender's pro-rata portion of the Loan shall be evidenced by a Note of Borrower in favor of such Lender, in the original principal amount of such Lender's interest in the Loan. The Loan shall bear interest as provided in the Notes and in Section 2.6 hereof and shall be subject to repayment as provided in the Notes and in Section 2.3 hereof. The holder of each Note shall be entitled to the benefits of this Agreement and the Loan shall be secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

                 SECTION 2.2 USE OF PROCEEDS. Borrower shall use, in the following order of priority, the proceeds of the Loan disbursed to it pursuant to Section 2.1 to (a) repay and discharge any existing loans relating to the Property (other than Permitted Trade Payables and FF&E Financing which do not in the aggregate exceed the Maximum Permitted Trade Payables and FF&E Financings, to the extent Borrower elects in its sole discretion not to repay such indebtedness from Loan proceeds), (b) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (c) fund the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Ground Rent Escrow Fund and the Required Repair Fund to the extent required to be funded on the Closing Date pursuant to the terms of this Agreement, (d) pay reasonable out-of- pocket costs and expenses incurred in connection with the closing of the Loan, as approved by Administrative Agent and (e) any other corporate purpose (including payment of a dividend to Parent).

                 SECTION 2.3   LOAN PREPAYMENT AND DEFEASANCE.

                 2.3.1 REPAYMENT AND PREPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment. Other than as set forth in Sections 2.3.2, 7.1.2(c) and 7.1.3(d) below, Borrower shall have no right to prepay all or any portion of the Loan prior to the Optional Prepayment Date. On the Optional Prepayment Date or on any scheduled payment date thereafter, Borrower may, at its option and upon at least thirty (30) days, but not more than ninety (90) days prior written notice from Borrower to Administrative Agent (which notice shall be irrevocable except as hereinafter provided in this Section 2.3.1), who shall promptly notify the Lenders thereof, prepay in whole or in part the Debt without payment of the Yield Maintenance Premium or any other premium or penalty, provided however, prior to the date which is twenty (20) days before the date for prepayment specified by Borrower in such notice, Borrower shall be permitted to revoke such notice and if so revoked such notice shall not accelerate the Maturity Date. If prior to the Optional Prepayment Date and following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt, such tender by Borrower shall be deemed to be voluntary and Borrower shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under a Defeasance Event. Each voluntary prepayment after the Optional Prepayment Date shall be made on a scheduled payment date and include all accrued and unpaid interest up to but not including such scheduled payment date or, if not paid on a scheduled payment date, include interest that would have accrued on such prepayment through the next regularly scheduled payment date.

                 2.3.2 CASUALTY/CONDEMNATION PREPAYMENTS. The Loan is subject to mandatory and voluntary prepayment in certain instances of Casualty and Condemnation (each, a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Prepayment shall be made on a scheduled payment date and include all accrued and unpaid interest up to but not including such scheduled payment date or, if not paid on a scheduled payment date, include interest that would have accrued on such prepayment through the next regularly scheduled payment date.

                 2.3.3 VOLUNTARY DEFEASANCE OF THE LOAN. (a) At any time prior to the Optional Prepayment Date and after the date which is the earlier of (x) two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of a "real estate mortgage investment conduit" (within the meaning of Section 860D of the Code) which holds the Notes (the "REMIC TRUST"), if applicable, or (y) the three year anniversary of the Closing Date (as such three year anniversary may be extended by Administrative Agent as a result of a Borrower Non-Defeasance Condition to a date that is five (5) days after Administrative Agent has reasonably determined that no Borrower Non-Defeasance Condition exists), Borrower may voluntarily defease all or any portion of the Loan by pledging substitute collateral to the Secured Parties that consists solely of U.S. Obligations that produce payments which replicate the payment obligations of Borrower under the Note or that portion of the Note which the Borrower wishes to defease (hereinafter, a "DEFEASANCE EVENT"). Each Defeasance Event by Borrower shall be subject to the satisfaction of the following conditions precedent:

                          (i)     Borrower shall provide not less than thirty
         (30) days prior written notice to Administrative Agent specifying a regularly scheduled payment date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur; such Notice shall indicate the principal amount of the Notes to be defeased, shall list the Assets, if any, which Borrower wants the Secured Parties to release from the Lien of a Mortgage pursuant to Section 2.4 hereof;

                          (ii) Borrower shall pay to each Lender all accrued and unpaid interest on the principal balance of the Note held by such Lender to but not including the Defeasance Date. If for any reason the Defeasance Date is not a regularly scheduled payment date, Borrower shall also pay interest that would have accrued on the Notes through the next regularly scheduled payment date;

                          (iii) Borrower shall pay to each Lender all other sums, not including scheduled interest or principal payments, due under the Notes, this Agreement, the Mortgage and the other Loan Documents;

                          (iv) Borrower shall pay to each Lender the required Defeasance Deposit for the Defeasance Event;

                          (v) In the event only a portion of the Loan is the subject of a Defeasance Event, Borrower shall prepare all necessary documents to amend and restate the Notes and issue two substitute notes for each Lender, one of such substitute notes having a principal balance equal to the defeased portion of the original Note held by such Lender (the "DEFEASED NOTE") and the other of such substitute notes having a principal balance equal to the undefeased portion of the Note held by such Lender (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the original Notes except for the principal balance.

                          (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Administrative Agent creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.3.3 (the "DEFEASANCE SECURITY AGREEMENT");

                          (vii) Borrower shall deliver an opinion of counsel for Borrower in form satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion stating, among other things, that (i) in the event of a Total Release under Section 2.4.1, Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Notes or the Defeased Notes, as applicable to the Successor Borrower,
         (ii) the Secured Parties have a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower or Successor Borrower, as applicable, and (iii) if the Loan is included in any REMIC formed pursuant to a Securitization, after the Defeasance Event the Loan will continue to be a "qualified mortgage" within the meaning of Section 860G of the Code and the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                          (viii)  If the Loan has been included in a
         Securitization, evidence in writing from the applicable Rating Agencies shall have been delivered to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a Non-Consolidation Opinion with respect to the Successor Borrower in form and substance reasonably satisfactory to Administrative Agent, and the applicable Rating Agencies;

                          (ix)    Borrower shall deliver an Officer's
         Certificate certifying that the requirements set forth in this Section 2.3.3(a) have been satisfied;

                          (x)     Borrower shall deliver such other
         certificates, documents or instruments as Administrative Agent and Lenders may reasonably request;

                          (xi)    Borrower shall pay all reasonable
         out-of-pocket costs and expenses of Administrative Agent and Lenders incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of one or more Liens as provided in Section 2.4 hereof as well as reasonable attorneys' fees and expenses; and

                          (xii)   No Event of Default may exist on the
         Defeasance Date which is not cured by the occurrence of such Defeasance Event.

                 (b) In connection with each Defeasance Event, Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Notes (assuming that Borrower pays the Notes in full on the Optional Prepayment Date), in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Notes (assuming that the Borrower pays the Defeased Note in full on the Optional Prepayment Date), in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as the case may be (including the amounts due on the Optional Prepayment Date, assuming that the Borrower pays the Defeased Notes in full on the Optional Prepayment Date, of either the Note or the Defeased Notes, as the case may be), and in amounts equal to the regularly scheduled interest and principal payments and servicing fee due on such dates under the Notes or the Defeased Notes, as the case may be, including the principal payment due on the Optional Prepayment Date (assuming that the Borrower pays the Defeased Notes in full on the Optional Prepayment Date) under the Notes or the Defeased Notes, as the case may be (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to the Deposit Account (unless otherwise directed by Administrative Agent) and applied to satisfy the obligations of Borrower under the Notes or the Defeased Notes, as the case may be. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.3 and satisfy Borrower's obligation under this Section 2.3 and Section 2.4 shall be remitted to Borrower.

                 SECTION 2.4   RELEASE OF PROPERTY/SUBSTITUTION OF PROPERTY.

                 Except as set forth in this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any of Mortgage on any Asset or of any other Security Document on any other Collateral.

                 2.4.1 RELEASE OF ENTIRE PROPERTY. (a) If Borrower has elected to defease the entire Notes and the requirements of Section 2.3.3 have been satisfied, Administrative Agent shall provide Borrower with a Total Release of the Lien of the Mortgages (and related Security Documents) with respect to the Property and the other Collateral, whereupon the U.S. Obligations pledged pursuant to the Defeasance Security Agreement shall be the sole source of Collateral securing the Notes.

                 (b) In connection with the Total Release, Borrower shall submit to Administrative Agent, not less than fourteen (14) days prior to the Defeasance Date, a Total Release for the Property and the other Collateral for execution by Administrative Agent. Such Total Release shall be in a form appropriate in each of the jurisdictions in which the Property is located and satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion. In addition, Borrower shall provide all other documentation Administrative Agent reasonably requires to be delivered by Borrower in connection with such Total Release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such Total Release in accordance with the terms of this Agreement.

                 (c) Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with any Total Release (including reasonable attorney's fees and costs).

                 (d) Any Total Release pursuant to this Section may only occur on a day that a regularly scheduled payment of principal and interest is due under the Notes.

                 2.4.2 SUCCESSOR BORROWER. In connection with any release of a Lien under Section 2.4.1, Administrative Agent shall establish or designate a successor single purpose bankruptcy remote entity (the "SUCCESSOR BORROWER") and Borrower shall transfer and assign all obligations, rights and duties under and to the Notes together with the pledged U.S. Obligations to such Successor Borrower. The obligation of Administrative Agent to establish or designate a Successor Borrower shall be retained by Administrative Agent notwithstanding the sale or transfer of this Agreement unless such obligation is specifically assumed by the transferee. Such Successor Borrower shall assume the obligations under the Notes and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents and all other Loan Documents (except to the extent specifically set forth therein) from and after the date of the assumption by the Successor Borrower. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Notes and the Defeasance Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Notes in accordance with this
Section 2.4.2, but Borrower shall pay all reasonable out-of-pocket costs, fees and expenses, including, without limitation, attorneys' fees and expenses, incurred by Administrative Agent in connection therewith.

                 2.4.3 RELEASE OF AN ASSET. (a) If Borrower has elected to defease a portion of the Notes and the requirements of Section 2.3.3 have been satisfied, or if Borrower has elected to replace one or more Assets with substitute hotel properties and the requirements of Section 2.4.4 shall have been satisfied, or Borrower has elected to repay a portion of the Notes pursuant to Section 7.1.2(c) or 7.1.3(d) hereof and the requirements of such sections have been satisfied, Administrative Agent shall provide Borrower with a Partial Release of the Lien of the Mortgage (and related Security Documents) with respect to one or more Assets (or in the case of Section 7.1.2(c) or 7.1.3(d) the Asset which is the subject of the Casualty or Condemnation) provided Borrower is selling, making a dividend in kind (provided a Person other than a Loan Party is the ultimate and immediate recipient of such Asset) or otherwise disposing of such Assets and Borrower shall have satisfied or cause to have satisfied the following conditions:

                          (i) there exists no Default (unless such Default will be cured by the Defeasance Event, Substitution Event, Casualty Release Event or Condemnation Release Event, as applicable) or Event of Default;

                          (ii) the Remaining Property DSCR is not less the Initial Debt Service Coverage Ratio;

                          (iii)      Intentionally Deleted;

                          (iv) in the case of a Defeasance Event, a Casualty Release Event or Condemnation Release Event with respect to a portion of the Notes, the portion of the Notes which Borrower defeases pursuant to Section 2.3.3 or repays pursuant to Section 7.1.2(c) or 7.1.3(d), in connection with such Partial Release is equal to or greater than the aggregate Release Price for the Assets which Borrower is requesting to be released;

                          (v) Borrower shall have paid all reasonable out-of-pocket costs and expenses of Administrative Agent and Lenders (including reasonable attorneys fees and expenses) arising in connection with any partial releases, including, but not limited to, reasonable legal fees of counsel, all title insurance premiums arising as a result of endorsements reasonably required by Administrative Agent in connection with such partial release, and all other costs arising in connection with the execution and delivery of the Partial Release;

                          (vi)       Borrower shall have delivered to
         Administrative Agent one or more endorsements, if available in the applicable jurisdiction, to the Title Policies for each Asset, other than the Asset in connection with which such Partial Release is being provided, insuring that after giving effect to such Partial Release, the liens created by the remaining Mortgages and insured by the applicable Title Policies remain in full force and effect;

                          (vii)      Borrower shall have provided to
         Administrative Agent and Lenders such other documents and evidence as Administrative Agent or such Lenders, as the case may be shall reasonably require in order to establish compliance with the provisions of this Section 2.4.3;

                          (viii) together with the sale, dividend in kind or other disposition of the Asset in connection with which Borrower is requesting a Partial Release, Borrower or the applicable Subsidiary is also selling, dividend in kind (provided a Person other than a Loan Party is the ultimate and immediate recipient of such Asset) or otherwise disposing of the Collateral used in connection with such Asset;

                          (ix) the sale, dividend in kind or other disposition of such Asset and the related Collateral occurs on the Defeasance Date, Substitution Date or Casualty Release Date or Condemnation Release Date, as applicable; and

                          (x) Administrative Agent shall have received a reaffirmation of the Affiliate Guaranty, executed by Parent and each Subsidiary, in a form and substance acceptable to Administrative Agent.

                 (b) In connection with the Partial Release, Borrower shall submit to Administrative Agent, not less than fourteen (14) days prior to the Defeasance Date, the Substitution Date, the Casualty Release Date or the Condemnation Release Date, as applicable, a Partial Release for the Asset and the related Collateral for execution by Administrative Agent. Such Partial Release shall be in a form appropriate in the jurisdiction in which each such Asset is located and satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion. In addition, Borrower (and any other Loan Party requested by the Administrative Agent to do so) shall provide all other documentation Administrative Agent reasonably requires to be delivered by Borrower (or such Loan Party) in connection with such Partial Release, together with an Officer's Certificate certifying as to the matters set forth in Sections 2.4.3(i), (ii) and (iii) in reasonable detail and certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such Partial Release in accordance with the terms of this Agreement.

                 (c) Any Partial Release pursuant to this Section may only occur on a day that a regularly scheduled payment of principal and interest is due under the Notes.

                 (d) Upon a Partial Release of any Asset, or other item of Collateral pursuant to this Section 2.4.3, such Asset shall cease to be an Asset, a part of the Property and an item of Collateral for purposes of this Agreement (other than for purposes of any indemnity applicable to such Asset).

                 SECTION 2.4.4 SUBSTITUTION OF AN ASSET. At the sole discretion of Administrative Agent and the Requisite Lenders and provided there exists no Default (unless such Default will be cured by the Substitution Event) or Event of Default at any time after the Closing Date and prior to the Optional Prepayment Date, Borrower may request Administrative Agent to agree (which consent Administrative Agent may withhold in its sole and absolute discretion) to replace one or more Assets and related Collateral (the "Substitution Removed Assets") with substitute hotel properties and related property ("Substitution Added Assets") provided each such substitution (a "Substitution Event") shall be subject to the satisfaction of such conditions as Administrative Agent shall require in its sole and absolute discretion including without limitation the conditions precedent set forth in Sections
2.4.1 and 3.2 hereof and no less than sixty (60) days prior to the Substitution Date, Borrower shall have delivered to Administrative Agent a notice of its desire to substitute one or more Substitution Added Assets for one or more Substitution Removed Assets (the "Substitution Notice") in form acceptable to Administrative Agent specifying (i) a regularly scheduled payment date on which the Substitution Event is to occur, (ii) the one or more proposed Substitution Removed Assets which Borrower is requesting Administrative Agent, on behalf of Lenders, to release from the Lien of one or more Mortgages and (iii) the one or more proposed Substitution Added Assets Borrower is requesting to be added to the Property and to be encumbered by one or more Mortgages and other Security Documents. Notwithstanding anything to the contrary contained in this Agreement (including but not limited to Section 3.2 hereof), a Substitution Event shall not occur without the prior consent of Administrative Agent (and then only with the consent of the Requisite Lenders) which consent may be withheld by Administrative Agent in its sole and absolute discretion.

                 SECTION 2.5   ASSUMPTION OF LOAN.

                 Borrower acknowledges that each Lender, in agreeing to make its pro-rata portion of the Loan available, has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Property, and that each Lender will continue to rely on Borrower's ownership and operation (subject to the Property Management Agreement) of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that each Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, such Lender can recover the Debt by a sale of the Property by Administrative Agent, as agent for Lenders. Accordingly, except as otherwise expressly permitted in Section 6.1(j) of this Agreement, Borrower shall not, without the prior written consent of each Lender, transfer the Property, any Asset or any part thereof, or permit the Property, any Asset or any part thereof to be transferred.

                 SECTION 2.6   INTEREST AND PRINCIPAL.

                 2.6.1 GENERALLY. Borrower shall repay the principal balance of the Loan, with interest thereon to be computed for the applicable Interest Accrual Period on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate, as follows: (i) one installment of interest only on October 28, 1997, for the period commencing on (and including) October 28, 1997 and ending on (and including) November 10, 1997 and (ii) in installments equal to the Monthly Debt Service Payment Amount on December 11, 1997 and on the eleventh day of each calendar month thereafter (or if such eleventh day is not a Business Day, the next day which is a Business Day). From and after the Optional Prepayment Date, interest accrued monthly at the Adjusted Interest Rate and not paid pursuant to the immediately preceding sentence shall be deferred monthly and added to the unpaid principal amount of the Loan and shall earn interest at the Adjusted Interest Rate to the extent permitted under applicable law (such accrued interest, with interest thereon, the "ACCRUED INTEREST"). Accrued Interest shall be paid after payment of the principal balance of the Notes in full pursuant to Section 10.9.2 hereof. The balance of the principal sum together with all accrued and unpaid interest thereon (including unpaid Accrued Interest) shall be paid on the Maturity Date, all in accordance with the terms and provisions set forth in the Notes. Funds collected in the Deposit Account pursuant to this Agreement shall be disbursed (including, without limitation, disbursements for the Monthly Debt Service Payment Amount and Accrued Interest) in accordance with Section 10.9 hereof.

                 2.6.2 DEFAULT RATE. Borrower agrees that upon the occurrence of an Event of Default: (a) Lenders shall be entitled to receive and Borrower shall pay to Administrative Agent, for the account of Lenders' interest on the entire unpaid principal sum of the Loan and any other amounts (including interest to the extent permitted by applicable law and post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws) due at the Default Rate, and (b) on the eleventh day of each month (or if such eleventh day is not a Business Day, the next day which is a Business Day) during which such Event of Default shall continue, Administrative Agent shall cause the Deposit Bank to distribute to Lenders, pro-rata, the amounts then held as collected funds in the Deposit Account and the Subaccounts (other than Security Deposits to the extent any Tenant may have any right to the return of such Security Deposit), such amounts to be applied by Administrative Agent as set forth in Section 10.9.3 hereof. Interest at the Default Rate, to the extent not paid, shall be added to the Debt and shall be secured by the Mortgage. This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent and Lenders by reason of the occurrence of any Event of Default. The acceptance of any payment of Mortgaged Property Gross Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default. Administrative Agent, at the direction of the Requisite Lenders, retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Mortgaged Property Gross Cash Flow.

                 SECTION 2.7   PAYMENTS AND COMPUTATIONS.

                 2.7.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Administrative Agent by 11:00 a.m., New York City time, on the date such payment is due, to Administrative Agent by deposit to the Deposit Account. Whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

                 2.7.2 COMPUTATIONS. Interest payable hereunder or under the Notes by Borrower shall be computed on the basis of the actual number of days elapsed in each year over a 360-day year.

                 2.7.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or before the date which is five (5) days after the date on which it is due, Borrower shall pay to Administrative Agent upon demand an amount, for distribution to the Lenders pro-rata, equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Administrative Agent in handling and processing such delinquent payment and to compensate Administrative Agent and each Lender for the loss of the use of such delinquent payment. Any such amount shall be in addition to any other amounts required under the Loan Documents (including, without limitation, Section 2.6.2 hereof) and shall be secured by the Mortgage and the other Loan Documents.

                 2.7.4 PAYMENTS RECEIVED IN THE DEPOSIT ACCOUNT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Tax and Insurance Escrow Fund, the Replacement Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Documents shall be deemed satisfied to the extent sufficient amounts are deposited in the Deposit Account to satisfy such obligations on the Business Day prior to the date each such payment is required.

                 2.7.5 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments, Yield Maintenance Premiums and late payment charges with respect to the Loan shall be apportioned proportionately to Lenders' respective Pro Rata Shares. Subject to Section 2.7.6, Administrative Agent shall promptly distribute to each Lender, at its primary address set in Section 11.6 hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent when received by the Agent.

                 2.7.6 DISTRIBUTION TO LENDERS. Any payment received by Administrative Agent for distribution to Lenders that is received by 2:00 P.M. (New York time) on any day shall be paid to Lenders by the end of such day and, if such amounts are not paid to Lenders on such date, shall bear interest, payable on demand by Administrative Agent, until paid to Lenders at the Federal Funds Rate.

         III.    CONDITIONS PRECEDENT

                 SECTION 3.1   CONDITIONS PRECEDENT TO CLOSING.

                 The obligation of each Lender to make its pro-rata portion of the Loan available hereunder is subject to the fulfillment by Borrower and each Loan Party or waiver by Administrative Agent and Lenders of the following conditions precedent no later than the Closing Date:

                 (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower and Parent contained in this Agreement and of Borrower and Parent and each other Loan Party in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, no Material Adverse Change has occurred and no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Loan; and Borrower and each Loan Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                 (b) Loan Agreement and Notes. Each Lender shall have received a copy of this Agreement and its Note, in each case, duly executed and delivered on behalf of Borrower.

                 (c)      Delivery of Loan Documents; Title Insurance; Reports.

                          (i) Mortgage, Assignment of Leases, Assignments of Agreements, UCC, Etc. Administrative Agent shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Assignment of Leases relating to each of the Assets and evidence (reasonably satisfactory to Administrative Agent) that counterparts of such Mortgages and such Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Administrative Agent, so as to effectively create upon such recording valid and enforceable Liens upon each of the Assets, of the requisite priority, in favor of the Secured Parties, subject only to the Permitted Encumbrances. Administrative Agent shall have also received from Borrower (and each Loan Party, if applicable) fully executed counterparts of the Environmental Indemnity, the Consent and Subordination of Property Manager, and the Clearing Agreement (together with a Payment Direction Letter or a Credit Card Payor Payment

         Direction Letter, as applicable, addressed to each tenant and Credit Card Payor, respectively, postage prepaid, return receipt requested) with respect to each Asset, the Deposit Agreement, the Omnibus Management and Liquor License Agreement, the Affiliate Guaranty and the Collateral Security Agreement. Administrative Agent shall have also received from Borrower and each Loan Party (i) such financing statements under the Uniform Commercial Code (or any similar or equivalent legislation) as Administrative Agent shall require with respect to the Assets and the other Collateral, executed by Borrower and all other appropriate Persons and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or delivered to the title insurance company issuing the Title Insurance Policy in connection with the Assets for filing, in the reasonable judgment of Administrative Agent, so as to effectively create upon such filing a valid and enforceable Lien on the Assets of the requisite priority in favor of the Secured Parties, subject only to the Permitted Encumbrances for such Asset and
         (ii) a list of the principal places of business, tax identification numbers, and doing business names for Borrower and each other Loan Party, the partners, members or shareholders of Borrower or such Loan Party, as applicable and the Property Manager, each as set forth on
         Schedule XIX, and all other information as Administrative Agent reasonably may require to properly file such UCC financing statement, all certified by a managing member, general partner or authorized officer of Borrower.

                          (ii) Title Insurance. Administrative Agent shall have received the Title Insurance Policy with respect to each Asset issued by a title company acceptable to Administrative Agent and dated as of the Closing Date, with co-insurance and/or reinsurance and direct access agreements acceptable to Administrative Agent. Such Title Insurance Policy shall (A) provide coverage in amounts satisfactory to Administrative Agent, (B) insure the Lenders that each Mortgage creates a valid first lien on each Asset free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Administrative Agent may reasonably request and are available in the state where each Asset is located, (D) show good and marketable indefeasible title to each Leasehold Estate, if any, and fee simple title to each other Asset vested in Borrower and
         (E) name Administrative Agent, as agent of Lenders, as the insured. Each Title Insurance Policy shall be assignable. Administrative Agent also shall have received evidence that all premiums in respect of the Title Insurance Policy have been paid. Borrower shall have paid to the title company issuing the Title Insurance Policies or to the appropriate Governmental Authority all recording and stamp taxes (including mortgage recording, intangible and similar taxes) and fees payable in connection with recording each Mortgage, each Assignment of Leases and each financing statement in the appropriate state, county, parish or municipal offices. Administrative Agent shall have received satisfactory UCC financing statement, tax lien, judgment, bankruptcy litigation and other lien searches and reports conducted by a search firm acceptable to Administrative Agent with respect to the Assets from the Borrower and all other relevant Persons, such searches to be conducted in each of the locations as shall be required by Administrative Agent.

                          (iii) Survey. Administrative Agent shall have received a current title survey for each of the Assets certified to the title company and Administrative Agent, as agent for Lenders, and their successors and assigns in form and content satisfactory to Administrative Agent and prepared by a professional and properly licensed land surveyor satisfactory to Administrative Agent in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to the survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13. Such surveys shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (ii) above relating to each of the Assets and shall include, among other things, a metes and bounds description of the real property comprising part of each such Asset reasonably satisfactory to Administrative Agent. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Administrative Agent. The surveyor's certification shall include a statement as to whether the applicable Asset is in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

                          (iv) Insurance. Administrative Agent shall have received valid certificates of insurance for the Policies required hereunder, and evidence of the payment of all premiums then due and payable and evidence that the current Policies will be renewed on the same terms and conditions (or other terms and conditions acceptable to Administrative Agent), all of which terms and conditions shall be satisfactory to Administrative Agent. To the extent permitted by law, Borrower and Parent, for itself and on behalf of each other Loan Party, hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against Administrative Agent arising from any failure of Administrative Agent and Lenders to comply with the National Flood Insurance Act of 1968 (42 U.S.C. Sections 4001, et seq.), the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of Administrative Agent to provide the Borrower with written notification within ten days prior to the Closing Date of whether any Asset is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Asset.

                          (v) Zoning. Administrative Agent shall have received a certificate of occupancy (or the equivalent) from the applicable city or county agency allowing for occupancy and operation of each of the Assets reflecting the use of such Assets on the

         Closing Date as hotels and, at Administrative Agent's option, (A) letters or other evidence with respect to each Asset from the appropriate Governmental Authorities (or other Persons) concerning applicable zoning, subdivision, building, environmental and other laws applicable to the Assets, (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (C) a zoning opinion letter, in substance reasonably satisfactory to Administrative Agent. Administrative Agent shall have also received evidence satisfactory to it that each Asset is independent of any other real property for taxing purposes.

                          (vi) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that the Secured Parties have a valid and perfected Lien of first priority as of the Closing Date with respect to the Mortgages (and Assignment of Leases) encumbering each Asset, subject only to applicable Permitted Encumbrances, and Administrative Agent shall have received satisfactory evidence thereof.

                 (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Administrative Agent shall have received and approved originals thereof.

                 (e) Delivery of Organizational Documents/Consents. On or before the Closing Date, Borrower and Parent shall have delivered or caused to be delivered to Administrative Agent, in sufficient copies for each Lender, certified copies of all organizational documentation related to Borrower, each other Loan Party and each general partner or member of Borrower and each other Loan Party as Administrative Agent may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan, the execution and delivery of the Loan Documents, and incumbency certificates as may be requested by Administrative Agent. Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower or any other Loan Party and the validity and enforceability of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                 (f) Opinions of Borrower's Counsel. Administrative Agent shall have received opinions of Borrower's counsel, and the other Loan Parties' counsel (including with respect to clause (ii) below from counsel in each state where each Asset is located), (i) with respect to non-consolidation and (ii) with respect to due execution, authority, enforceability (including usury) of the Loan Documents and such other matters as Administrative Agent may require, all such opinions to be in form, scope and substance satisfactory to Administrative Agent and its counsel in their reasonable discretion.

                 (g)      Intentionally Deleted.

                 (h) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to each of the Assets which are in arrears, including, without limitation, (i) due but unpaid insurance premiums relating to such Assets, (ii) currently due Taxes (including any in arrears) relating to such Assets, (iii) currently due Other Charges relating to such Assets, (iv) currently due Ground Rents with respect to such Assets and (v) currently due Franchise Fees with respect to such Assets, which amounts may be funded with proceeds of the Loan if such proceeds are sufficient therefor.

                 (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                 (j) Estoppel and Subordinations. Administrative Agent shall have received an executed tenant estoppel letter and subordination agreement, which shall be in form and substance satisfactory to Administrative Agent in its sole but reasonable discretion, from each tenant under each Tenant Lease listed on Schedule XIV at each Asset and such other estoppel letters as Administrative Agent shall require in connection with each such Asset (including from parties to reciprocal easement agreements, from Ground Lessors and in connection with other documents affecting each such Asset).

                 (k) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Notes and the other Loan Documents on or before the Closing Date shall have been paid (including without limitation the transfer of all security deposits to the Security Deposit Subaccount). Administrative Agent, shall have received (i) a settlement statement setting forth the disbursement of the Loan in form and content satisfactory to Administrative Agent and (ii) Schedule XXV which sets forth all amounts payable with respect to the Property on account of tax and insurance bills for the two calendar years prior to the applicable Closing Date which Schedule XXV shall be true and correct.

                 (l) Third Party Reports. Administrative Agent shall have received a current seismic report (prepared by a specialist acceptable to Administrative Agent for all Assets, reasonably requested by Administrative Agent which are located in areas where there is a risk of the occurrence of an earthquake), an MAI appraisal report (prepared in compliance with all Legal Requirements, including Title XI of the Financing Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. Sections 331, et seq., as amended, and any successor statute thereto and the regulations promulgated thereunder ("FIRREA")), structural engineering report (identifying, among other things,
(a) deferred maintenance for any Assets and the cost thereof and (b) a 10 year schedule of anticipated capital expenditures and the per annum cost thereof) and environmental property condition report (Phase I environmental reports for each Asset and Phase II reports and other environmental investigation in all cases where environmental consultants recommend such Phase II reports and/or further investigation or as Administrative Agent otherwise determines are required); in respect of each of the Assets, each addressed to Administrative Agent and Lenders and in form and substance satisfactory to Administrative Agent and performed by an appraiser, engineer or other professional satisfactory to Administrative Agent.

                 (m) Financial Statements. Administrative Agent shall have received unaudited historical operating statements for each Asset for the Fiscal Year ended December 31, 1996 and for the consecutive full twelve (12) months immediately preceding the Closing Date Administrative Agent and Borrower shall agree on procedures to be performed by Arthur Anderson LLP and reported upon on an Asset by Asset basis on or before December 15, 1997.

                 (n) Payoff Letters; Assignments. Administrative Agent shall have received a true and correct copy of the payoff letters for all of the existing debt encumbering each Asset. In addition, for all of the existing debt encumbering each Asset which is to be assigned to Lenders, Administrative Agent shall have received the original promissory notes endorsed to the order of Administrative Agent, as agent for Lenders, the original mortgages together with an original assignment thereof to Administrative Agent in form and substance acceptable to Administrative Agent and representations from the lender holding such existing debt as to the outstanding principal balance thereof, no defaults existing thereunder and such other matters as Administrative Agent may reasonably require.

                 (o) Rent Roll. Administrative Agent shall have received a Rent Roll dated as of October 15, 1997, together with occupancy statistics for the 12 month periods ending December 31, 1996, and the twelve months ending August 31, 1997, each in form and content acceptable to Administrative Agent for each Asset and certified by Borrower as being true, correct, complete and accurate.

                 (p) Leases, Contracts and Permits. Administrative Agent shall have received copies of (or been provided the opportunity to review) all leases (including equipment leases), permits, licenses, appraisals, authorizations and contracts related to each of the Assets.

                 (q) Structuring Fee. Administrative Agent shall have received an amount equal to three-eighths of one percent (.375%) of the Loan.

                 (r) Utilities. Administrative Agent shall have received evidence that all utility services and parking required for each of the Assets are available (which evidence may consist of the survey set forth in clause
(c)(iii) above for each of such Assets reflecting the utility and parking), and evidence that each of such Assets is subject to tax assessment which is separate from any other real property or improvements.

                 (s) Ground Lease Matters. No Asset shall be a Leasehold Estate unless agreed to by Administrative Agent and Lenders in their sole discretion; in which event (except with respect to the New Orleans Hotel and the Houston Hotel but only for the period from the Closing Date to the Ground Lease Early Repayment Date) (i) Administrative Agent shall have received from Borrower (i) such estoppel certificates, subordination agreements and other agreements in form and substance satisfactory to Administrative Agent (ii) the Ground Lease shall expire no earlier than ten (10) years after the Stated Maturity and shall otherwise be on terms acceptable to the Requisite Lenders and Administrative Agent in their sole discretion, including the financeability of such Ground Lease, (iii) Borrower shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Ground Leases and all amendments and written waivers thereto entered into on or prior to the Closing Date and (iv) the Ground Lease shall not be subordinate to any lien and shall be the first lien against the fee simple estate in the real property and improvements; which fee simple estate shall not be encumbered by a mortgage unless agreed to by Administrative Agent and the Requisite Lenders in their sole discretion.

                 (t) Property Management Agreements. Borrower shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Property Management Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule VI annexed hereto, which Property Management Agreements shall be satisfactory in form and substance to the Requisite Lenders and Administrative Agent in their sole discretion; such Property Management Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived in any material respect after the execution thereof (other than the waiver of any Management Fee previously due and payable).

                 (u) Liquor Agreements. Borrower shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Liquor Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule VI annexed hereto, which Liquor Agreements shall be satisfactory in form and substance to the Requisite Lenders and Administrative Agent in their sole discretion; such Liquor Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such Liquor Agreements to be performed or complied with on or before the Closing Date.

                 (v) Franchise Agreements; Franchisor Comfort Letters. Borrower shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of each of the Franchise Agreements and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule V annexed hereto, which Franchise Agreements shall be reasonably satisfactory in form and substance to Administrative Agent in all material respects; such Franchise Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such Franchise Agreements to be performed or complied with on or before the Closing Date, including, without limitation (but only if the same constitutes a material obligation, covenant or condition), obligations under property improvement plans and quality control plans required by the respective franchisors to be performed within specified periods. Borrower shall have delivered to Administrative Agent original counterparts of a franchisor's comfort letter with respect to each Franchise Agreement in respect of each Asset acceptable in form and substance to Administrative Agent, and duly executed by each franchisor under such Franchise Agreement.

                 (w) Senior Note Consent. Borrower shall have delivered to Administrative Agent an executed or conformed, certified copy of the Senior Note Consent and such documents, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material obligation or covenant or satisfy any material condition required thereunder to be performed or complied with on or before the Closing Date.

                 (x) IP License Agreements. Borrower shall have delivered to Administrative Agent (in sufficient copies for each Lender) executed or conformed, certified copies of every IP License Agreement and all amendments and written waivers thereto entered into on or before the Closing Date, as listed on Schedule XI annexed hereto, which IP License Agreements shall be reasonably satisfactory in form and substance to Administrative Agent in all material respects; such IP License Agreements, as so amended or waived, shall be in full force and effect and no material term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by such IP License Agreements to be performed or complied with on or before the Closing Date; the Loan Parties shall have delivered evidence reasonably satisfactory in form and substance to Administrative Agent that there is no material Intellectual Property.

                 (y) Room Rates. Administrative Agent shall have received Occupancy/Room Rate Statistics for each Asset for the twelve (12) ending December 31, 1996 and the twelve months ending August 31, 1997.

                 (z)      Stock Pledges.    The Loan Parties shall have
delivered to Administrative Agent pursuant to the Collateral Security Agreement the stock certificates (which certificates shall be accompanied by irrevocable undated stock powers duly endorsed in blank and irrevocable proxies, all satisfactory in form and substance to Administrative Agent), certificated partnership interests, certificated limited liability company membership interests, promissory notes and other instruments, (in each case duly endorsed to the order of Administrative Agent, as Agent for Lenders, as secured party), representing the capital stock, partnership interests, limited liability company membership interests, promissory notes and other instruments to be pledged on the Closing Date pursuant to the Collateral Security Agreement.

                 (aa)     Liquor Cost Evidence.      Borrowers have delivered
to Administrative Agent, in a form and substance satisfactory to Administrative Agent, evidence that expenses incurred by each Subsidiary in connection with each Liquor Agreement generally equal or exceed 50% of the revenue collected by such Subsidiary in connection with each such Liquor Agreement ("LIQUOR COST EVIDENCE").

                 (bb) O&M Plan. Borrower shall have implemented an operations and maintenance plan ("O&M PLAN") which shall be reasonably satisfactory to Administrative Agent, for asbestos-bearing materials ("ABM") that is consistent with the recommendations in the Environmental Protection Agency's "Managing Asbestos in Place, A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials" (or any successor to such guide) and which shall include, without limitation, a plan for complying with all applicable laws with respect to ABM and (to the extent required by such guide) the following program elements: (i) notification (a program to tell workers, tenants and building occupants where ABM is located, and how and why to avoid disturbing the ABMs); (ii) surveillance (regular ABM surveillance to note, assess, and document changes in the ABM's condition);
(iii) controls (work control/permit system to control activities which might disturb ABMs); (iv) work practices (operations and maintenance work practices to avoid or minimize fiber release during activities affecting ABM); (v) recordkeeping (to document operations and maintenance activities); (vi) worker protection (medical and respiratory protection programs, as applicable); and
(vii) training (asbestos program manager and custodial and maintenance staff training). A copy of each such O&M Plan shall have been delivered to Administrative Agent.

                 SECTION 3.2   CONDITIONS PRECEDENT TO ANY SUBSTITUTION EVENT.

                 The obligation of Administrative Agent to provide Borrower a Partial Release for any proposed Substitution Removed Asset pursuant to Section
2.4.1 hereof is subject to fulfillment by Borrower or waiver by Lenders of the following conditions precedent no later than the date required therefore as hereinafter provided:

                 (a) Information Deliveries. Borrower shall have delivered to Administrative Agent, pursuant to Section 2.4.4 hereof, the following in form and substance satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion:

                          (i)     Section 3.1 Deliveries.  All of the
         deliveries required to be delivered by Borrower pursuant to Sections 3.1(c)(iii), (c)(iv), (c)(v); (e), (f), (j), (l), (m), (o), (p), (r)
         and (s) on or prior to the Closing Date shall be delivered to Administrative Agent with respect to the Substitution Added Asset;

                          (ii) Title. A preliminary title report consistent with the provisions of Section 3.1(c)(ii) hereof for the Substitution Added Asset; and

                          (iii) Other Documents. Such other certificates and documentation relating to the Substitution Event as may have been reasonably requested by Administrative Agent (including, without limitation, all corporate and other proceedings), all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Substitution Event shall be reasonably satisfactory in form and substance to Administrative Agent.

                          (iv) Budgets. Borrower shall have delivered, and Administrative Agent shall have approved, the Approved Annual Operating Budget (relating to each Substitution Added Asset) for the remainder of the current Fiscal Year, amended in form and substance satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion (which shall include a budget for Replacements and Leasing Commissions) to reflect the Substitution Event.

                 (b) Value. Borrower shall have provided to Administrative Agent such evidence as Administrative Agent shall require and Administrative Agent shall have determined in its sole and absolute discretion that (i) the market value of the Substitution Added Assets as determined pursuant to the appraisals delivered pursuant to Section 3.2(a)(i) hereof exceeds the market value of the Substitution Removed Assets as determined pursuant to Section 2.4.3(iii), and (ii) the Net Operating Income which will be generated from the Substitution Added Assets shall equal or exceed the Net Operating Income for the Substitution Removed Assets.

                 (c) Representations and Warranties; Compliance with Conditions. The representations and warranties of all Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Substitution Date after giving effect to the Substitution Event with the same effect as if made on and as of the Substitution Date, no Material Adverse Change shall have occurred, and no Default or Event of Default shall have occurred and be continuing (x) on the Substitution Date which will not be cured by the Substitution Event or (y) after giving effect to the Substitution Event.

                 (d) Document Deliveries. On or prior to the Substitution Date, all of the conditions set forth in Section 3.1 with respect to the Loan shall have been fulfilled and the Borrower shall, at its sole cost and expense, deliver to Administrative Agent the following, in form and content acceptable to the Requisite Lenders and Administrative Agent, in their sole discretion, with respect to the Substitution Added Asset:

                          (i)     Section 3.1 Deliveries.  All of the
         deliveries, payments and actions required to be delivered, paid or performed by Borrower or any other Loan Party pursuant to Sections 3.1(c)(i), (c)(vi), (d), (f), (h), (i), (k), (n), (t), (u), (v), (x),
         (y) and (z) on or prior to the Closing Date shall be delivered, paid or performed with respect to the Substitution Added Asset on or prior to the Substitution Date;

                          (ii) Substitution Certificate. A certificate executed and delivered by an authorized officer, director, general partner or managing member of Borrower, as applicable certifying, as of the Substitution Date, (v) as to the matters set forth in Section 3.2(b) and (c), (w) as to the principal amount outstanding under the Notes, (x) as to the allocation of the Allocated Loan Amounts for the Substitution Removed Assets among the Substitution Added Assets, as determined by the Requisite Lenders and Administrative Agent in their sole discretion and (y) as to the amount of the initial deposits or monthly deposits, as determined by Administrative Agent, if required to be made in connection with such Substitution Event pursuant to
         Article 7 hereof;

                          (iii) Title Policy. A Title Policy and the other deliveries consistent with Section 3.1(c)(ii) for the Substitution Added Assets.

                          (iv) Recording Charges. Evidence of payment of all mortgage, mortgage recording, stamp, intangible and other similar taxes, recording charges and filing fees, if any, incurred in connection with each Mortgage, Assignment of Leases and other Loan Document executed and delivered in connection with the Substitution Event;

                          (v)     Expenses.  Payment of all reasonable
         out-of-pocket expenses of the transactions to be consummated on the Substitution Date, including without limitation, all reasonable attorneys' fees, appraisal fees, accounting fee, consultant fees, and other expenses of Administrative Agent and any Lender;

                          (vi) Updates to Schedules. To the extent required by Administrative Agent, updates to all schedules and exhibits to this Agreement;

                          (vii) Acquisition Documents. If Borrower is purchasing the Substitution Added Asset from a third party, copies of all documents with respect to such purchase (including but not limited to copies of purchase contracts, deeds and title policies).

                 (e) Site Inspection. Administrative Agent on behalf of Lenders, shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Substitution Added Asset and the results thereof shall have been satisfactory to the Requisite Lenders and Administrative Agent in their sole discretion;

                 (f) No Injunction. On the Substitution Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the transactions contemplated by this Agreement or the other Loan Document.

                 (g) Form of Loan Documents and Related Matters. The certificates, agreements, legal opinions and other documents and papers referred to in this Section 3.2 shall be delivered to Administrative Agent, and shall be reasonably satisfactory in form and substance to Administrative Agent and the Lenders (unless the form thereof is prescribed herein and except that the Mortgages, Assignment of Leases, Environmental Indemnities, Clearing Account Agreement and Consent and Subordination of Property Manager, shall be consistent with the form of such document, delivered in connection with the Closing except as may be required by Administrative Agent or its counsel to take into account the particular Substitution Added Asset which is being encumbered or circumstances in connection therewith (such as conforming the documents to the requirements of local law and of Administrative Agent and Lenders in the state where the Substitution Added Asset is located)).

         IV.     REPRESENTATIONS AND WARRANTIES

                 SECTION 4.1   REPRESENTATIONS OF BORROWER AND PARENT.

                 To induce Lenders and the Administrative Agent to enter into this Agreement, Borrower and Parent represent and warrant as of the Closing Date that:

                 (a) Organization. Borrower and each other Loan Party has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower and each other Loan Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where such failure could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Borrower and each other Loan Party possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except where such failure could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change), and the sole business of Borrower and each other Loan Party is the ownership, management and operation of the Property and the other Collateral, respectively. All issued and outstanding common stock of Borrower and each Loan Party which is a corporation is duly and validly issued, fully paid and nonassessable.

                 (b) Proceedings. Borrower and each other Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each other Loan Party and constitute legal, valid and binding obligations of Borrower and such Loan Parties to which it is a party enforceable against Borrower and each other Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each other Loan Party which is a party thereto will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any other Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement, certificate of incorporation, by-laws or other agreement or instrument to which Borrower or any other Loan Party is a party or by which any of Borrower's or any other Loan Party's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any other Loan Party or any of Borrower's or any other Loan Party's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower or any other Loan Party of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, any other Loan Party or the Property or the other Collateral, which actions, suits or proceedings, if determined against Borrower, any other Loan Party or the Property or the other Collateral, could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (e) Agreements. Neither Borrower nor any other Loan Party nor any subsidiary of Bristol is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to cause a Material Adverse Change. Neither Borrower nor any other Loan Party is in default (and no condition exists that, with the giving of notice or the passage of time or both, would constitute a default) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, such Loan Party or any Asset or other Collateral is bound which defaults, in the aggregate, will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Other than the Loan Documents, the Acquisition Documents and the Subordinate Note Documents, no agreement, instrument or other restriction exists which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt, (y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or other management agreement or (z) otherwise conduct such Loan Party's business.

                 (f) Title. Borrower has good, marketable and insurable title to the Leasehold Estates comprising the Property, good marketable and insurable title in fee simple to all of the other real property and improvements comprising the Property and good title to the balance of the Collateral, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each Mortgage, when properly recorded in the appropriate records and each of the other Security Documents, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected, legally enforceable first priority lien on the appropriate Asset and on the other Collateral, subject only to the Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Tenant Leases) and the other Collateral, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially and adversely affect the value of any Asset, the use of such Asset for the use being made thereof as of the date of this Agreement, the operation of such Asset or Borrower's ability to repay the Loan in full. There are no claims for payment for work, labor or materials affecting any Asset which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents other than the Permitted Encumbrances.

                 (g) No Bankruptcy Filing. Neither Borrower nor any Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor Parent has knowledge of any Person contemplating the filing of any such petition against Borrower or any Loan Party.

                 (h) Full and Accurate Disclosure. No statement of fact made by Borrower or any Loan Party in this Agreement or in any of the other Loan Documents, nor any written materials relating to the business, operations or condition (financial or otherwise) of Borrower, any Loan Party, the Property or any other Collateral that were supplied to Lenders in connection with the transactions contemplated by the Loan Documents (other than financial projections in respect of which no representation is made) contains or will contain (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits or will omit (or omitted, as the case may be) to state any material fact necessary to make the statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Parent which has not been disclosed to Administrative Agent and Lenders in writing in connection with such due diligence investigation which adversely affects, nor as far as Borrower or Parent can foresee, might cause a Material Adverse Change.

                 (i) No Plan Assets. Neither Borrower nor any other Loan Party is an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) neither Borrower nor any other Loan Party is a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower or any other Loan Party are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                 (j) Compliance. Borrower, each other Loan Party, the Property, the other Collateral and the use thereof comply with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and subdivision laws and regulations, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Neither Borrower nor any Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. There has not been and shall never be committed by Borrower any other Loan Party or any other person in occupancy of or involved with the operation or use of any Asset or any other Collateral any act or omission affording the federal government or any state or local government the right of forfeiture as against any Asset, any other Collateral or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan

Documents. Borrower and Parent hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                 (k)      Financial Information.

                          (i) To Borrower's and Parent's best knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Administrative Agent and Lenders in respect of the Property, including those required under Section 3.1 hereof (A) are true, complete and correct in all material respects, (B) accurately represent the financial condition of the Property as of the date of such reports, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Neither Borrower nor any other Loan Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to cause a Material Adverse Change except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operations or business of Borrower or any other Loan Party from that set forth in said financial statements.

                          (ii) All federal, state and local income tax returns have been filed by Borrower and the other Loan Parties and there are no income taxes due and owing by Borrower or the other Loan Parties.

                 (l) Condemnation/Casualty. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any Asset or for the relocation of roadways providing access to any Asset. Except as set forth on Schedule XXIV no Casualty (which has not already been repaired) has occurred at any Asset except for Casualties which would cost less than $100,000 to repair.

                 (m) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                 (n) Utilities and Public Access. Each of the Assets has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each of the Assets for its intended use. All public utilities necessary or convenient to the full use and enjoyment of each of the Assets are located either in the public rights-of-way abutting such Asset (which are connected so as to serve each of the Assets without passing over other property) or in recorded easements serving each of the Assets and such easements are set forth in the Title Insurance Policy for such Asset. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

                 (o) Not a Foreign Person. Neither Borrower nor any other Loan Parties is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 (p)      Separate Lot.  Each of the Assets is comprised of one
(1) or more parcels which constitute a separate tax lot and does not constitute a portion of any other tax lot not a part of such Asset.

                 (q) Assessments. Except as set forth on Schedule XX, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Assets, nor are there any contemplated improvements to any of the Assets that may result in such special or other assessments, and Borrower has no knowledge of any other facts or circumstances (other than facts or circumstances which generally affect properties located in the area where any Asset is located, such as a general increase in Taxes for properties in such area) which would cause the Taxes for Fiscal Year 1997 to be significantly higher than the Taxes assessed and imposed for Fiscal Year 1996 except as set forth on Schedule XX.

                 (r) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or any other Loan Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and neither Borrower nor any other Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                 (s) No Prior Assignment. There are no prior assignments of (i) the Tenant Leases, (ii) any portion of the Rents due and payable or to become due and payable or (iii) any other Collateral (except the assignments of Collateral, set forth on Schedule XXI, which secure Permitted Trade Payables and FF&E Financings which in the aggregate do not exceed the Maximum Permitted Trade Payables and FF&E Financings and other Permitted Encumbrances), which will be outstanding following the Closing Date.

                 (t) Insurance. Borrower has obtained and has delivered to Administrative Agent certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and there have been no acts or omissions that would impair the coverage of any such Policies or the benefits of the mortgagee endorsement and all such insurance policies are in full force and effect and all premiums with respect to each such insurance policy have been paid in accordance with the requirements of Section 7.1 hereof.

                 (u) Use of Property. Each of the Assets is used exclusively for hotel purposes and other appurtenant and related uses (including retail stores and restaurants).

                 (v) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each of the Assets as a hotel (collectively, the "LICENSES"), have been obtained and are in full force and effect, except where any failure to do so, in the aggregate, will not result in a Material Adverse Change. Borrower shall and Parent shall cause each Loan Party to keep and maintain all Licenses necessary for the operation of each of the Assets as a hotel. The use being made of each of the Assets is in conformity with the certificates of occupancy issued for the Property, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (w) Flood Zone. Except as set forth on Schedule XXII, none of the Improvements on each of the Assets are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. Flood insurance policies (meeting the requirements of Section
7) are in effect for all Assets listed on Schedule XXII. None of the Improvements on any Asset are constructed on land designated by any Governmental Authority as wetlands.

                 (x) Physical Condition. Except as shown on the reports delivered pursuant to Section 3.1(l), each of the Assets and material components thereof, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects, ordinary wear and tear excepted. There exists no structural or other material defects or damages in any Asset, whether latent or otherwise, and neither Borrower nor any other Loan Party has received notice from any insurance company or bonding company of any defects or inadequacies in any Asset, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                 (y) Boundaries. All of the improvements which were included in determining the appraised value of each Asset lie wholly within the boundaries and building restriction lines of such Asset (other than immaterial encroachments upon any building line, setback line, sideyard line or recorded or visible easements, which in each case are described in the Title Insurance Policy and survey for such Asset and provided (x) the same do not restrict the maintenance and current use of the improvements included in the Asset and (y) within thirty (30) days of the request of the Administrative Agent, Borrower will request and use reasonable efforts (including but not limited to the payment of fees and escrows) to cause the title company issuing the Title Insurance Policy with respect to such Asset to provide affirmative insurance acceptable to Administrative Agent with respect thereto), and no improvements on adjoining properties encroach upon such Asset, and no easements or other encumbrances upon such Asset encroach upon any of the improvements, so as to affect the value or marketability of such Asset except those which are insured against by title insurance or which are not likely to result in a Material Adverse Change.

                 (z) Leases. No Asset is subject to any Tenant Leases other than the Tenant Leases described in the Rent Roll delivered to Administrative Agent in connection with this Agreement and set forth as
Schedule III attached hereto. Other than hotel guests in the ordinary course of business, no person has any possessory interest in any Asset or right to occupy the same except under and pursuant to the provisions of the Tenant Leases. The current Material Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.

                 (aa) Survey. The Survey for each Asset delivered to Administrative Agent in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, and does not fail to reflect any matter affecting such Asset or the title thereto which would likely result in a Material Adverse Change.

                 (bb) Loan to Value. The Loan as of the Closing Date is equal to no more than 75% of the fair market value of the Property based on the appraisals, delivered in connection with the origination of the Loan.

                 (cc) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, each Mortgage, have been paid, and, under current Legal Requirements, each Mortgage is enforceable in accordance with its terms by the Secured Parties (or any subsequent holder thereof).

                 (dd) Single-Purpose. Borrower and Parent hereby represents and warrants to, and covenants with, Administrative Agent and Lenders that as of the Closing Date and until such time as the Debt shall be paid in full:

                             (i) Borrower does not own and will not own any asset or property other than (A) the Property, (B) incidental personal property necessary for the ownership or operation of the Property and
         (C) the other Collateral.

                            (ii) Borrower will not engage in any business other than the ownership, management and operation of the Property and the Collateral in connection with the Property and Borrower will conduct and operate its business as presently conducted and operated.

                           (iii) Borrower will not enter into any contract or agreement with any Affiliate of Borrower (other than a Loan Party), any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                            (iv) Borrower has not incurred and will not incur any indebtedness (including without limitation Guaranteed Indebtedness), secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and the FF&E Financings. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property except that FF&E Financings permitted hereunder may be secured by the furniture, fixtures and equipment purchased in connection with such financings.

                             (v) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

                            (vi) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                           (vii) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party of Borrower to, amend, modify or otherwise change the partnership agreement, partnership certificate, articles of incorporation, bylaws, articles of organization, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior written consent of Administrative Agent.

                          (viii) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower shall maintain its books, records, resolutions and agreements as official records.

                            (ix) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall conduct business in its own name, shall correct any known misunderstanding regarding its status as a separate entity, shall not identify itself or any of its Affiliates as a division or part of the others and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                             (x) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                            (xi) Neither Borrower nor any constituent party of Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

                           (xii) Borrower will neither commingle the funds and other assets of Borrower with those of any Affiliate or constituent party of Borrower or any other Person nor control the decisions with respect to the daily affairs of any other Person.

                          (xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party of Borrower or any other Person.

                           (xiv) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than any Loan Party).

                            (xv) If Borrower is a limited liability company or a limited partnership, at least one member of Borrower and any member owning a 49% or greater membership interest in Borrower (collectively the "SPE MEMBER") and each general partner of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower; and each general partner, the SPE Member of Borrower, or each shareholder of Borrower which owns a 49% or greater interest in Borrower, as applicable, will at all times comply, and will cause Borrower to comply, with each of the representations, warranties and covenants contained in this Section 4.1(dd) as if such representation, warranty or covenant was made directly by such general partner or SPE Member or shareholder. Only the SPE Member may be designated as a manager under the law where the Borrower is organized.

                          (xvi) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of Borrower or of each general partner of Borrower if Borrower is a limited partnership or of the SPE Member of Borrower if Borrower is a limited liability company reasonably satisfactory to Administrative Agent who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of Borrower or the general partner (or Member) either (A) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (B) a customer of, or supplier to, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (C) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (D) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. Notwithstanding the foregoing, Curt Boisfontaine shall not be disapproved as an Independent Director solely by virtue of the fact that he is acting as an "independent director" of any of Borrowers' Affiliates. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                          (xvii) Borrower shall not cause or permit the board of directors of Borrower or the general partner of Borrower if Borrower is a limited partnership or of the SPE Member of Borrower if Borrower is a limited liability company to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of Borrower, the general partner of Borrower or the SPE Member of Borrower unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

                 (ee) Existing Debt. The total aggregate outstanding principal amount of the existing debt and FF&E Financings, other than the Debt, encumbering each of the Assets is as set forth on Schedule XV.

                 (ff) Taxes. The total Taxes (including special or other assessments) payable with respect to each Asset for the calendar year 1996 is as set forth in Schedule XVI, and neither Borrower nor any other Loan Party knows of any reason, other than the renovations and improvements described on
Schedule XVI and general increases in Taxes for properties in the area where any Asset is located, why the Taxes payable for the calendar year 1997 would be higher.

                 (gg) Rent Roll and Occupancy/Room Rate Statistics. The Rent Roll required to be delivered to Administrative Agent pursuant to Section 3.1(o) accurately states the amounts payable under the Tenant Leases and, except as disclosed to Administrative Agent, all such tenants are occupying the space and are open for business. Borrower is not aware of any pending closings or Tenant Lease cancellations or nonrenewals. To the best of Borrower's knowledge, no tenant has any existing set-off rights against rent currently owed. The Occupancy/Room Rate statistics delivered to Administrative Agent pursuant to Section 3.1(y) accurately state the average room rates and occupancy for the period covered.

                 (hh) Property Management Agreements. Each of the Property Management Agreements and all amendments thereto that have been or will be entered into on or before the Closing Date are listed on Schedule VI annexed hereto. The Property Management Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Property Management Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                 (ii) Liquor Agreements. The Liquor Agreements with respect to each Asset, in each case with all amendments thereto that have been or will be entered into on or before the Closing Date, are listed on Schedule VI annexed hereto. The Liquor Agreements, as amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Liquor Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Each Liquor Agreement provides that at least 45% of the revenue collected by each Subsidiary which is a party to such Liquor Agreement is required to be paid to Borrower and no more than 5% of the revenue collected by such Subsidiary with respect to such Liquor Agreement is required to be paid to the Property Manager. The Cost Evidence delivered to Administrative Agent accurately sets forth the expenses incurred by each Subsidiary in connection with each Liquor Agreement. Each Liquor Agreement with respect to each Asset is subordinate (and will continue to be subordinate) to the Lien of the Mortgage encumbering each such Asset.

                 (jj) Franchise Agreements. The Franchise Agreement with respect to each Asset, if applicable, and all amendments thereto that have been or will be entered into on or before the Closing Date, are listed on Schedule V annexed hereto. The Franchise Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Franchise Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Borrower has satisfied the requirements of all core modernization plans or other property improvement plan required by the terms of any Franchise Agreement.

                 (kk) Liquor Licenses. Each Liquor License issued in connection with each Asset is set forth on Schedule VI annexed hereto, each such Liquor License (i) is validly issued and in full force and effect or (ii) as set forth on Schedule VI, has been applied for in accordance with the procedures set forth on Schedule VI and the applicant has the legal right to sell alcoholic beverages at the applicable Asset pending the issuance of the Liquor License therefore (and Borrower has no reason to believe that such license will not be timely issued), and the holder of each such Liquor License or applicant, as the case may be is a party to the Omnibus Management and Liquor License Agreement. The Borrower or its Subsidiaries has the legal right to utilize each Liquor License required in connection with the operation of any restaurant, bar or other alcoholic beverage service located at the applicable Asset, except where the failure to have such right has not caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. All cash and other revenues and receipts from the operation of any owner of a Liquor License of an alcoholic beverage service at any Asset are collected either by the licensee thereof or the Borrower and are then deposited directly into the Clearing Account A established for such Asset.

                 (ll)     IP License Agreements.

                          (i) Each IP License Agreement, if any, and all amendments thereto that have been or will be entered into on or before the Closing Date are listed on Schedule XI annexed hereto. Such IP License Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended, modified or waived after the execution thereof, except in each case in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by such IP License Agreements to be performed or complied with, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

                          (ii) The Borrower and its Subsidiaries owns, or are licensed to use or otherwise have the lawful right to use, the material Intellectual Property. Except as set forth on Schedule XII annexed hereto, all such material Intellectual Property (other than in respect of rights under Franchise Agreements) is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except where the lack of the lawful right to use such Intellectual Property could not reasonably be expected, individually or in the aggregate,





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         to result in a Material Adverse Change, and in each case the Person holding rights therein, are identified in Schedule XIIannexed hereto.

                          (iii) No claim has been asserted with respect to the use of any such Intellectual Property by the Borrower or any other Loan Party by any other Person challenging or questioning the validity or effectiveness of any such Intellectual Property, and neither Borrower nor any other Loan Party knows of any valid basis for any such claim which, in either case, has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change; and the use of such Intellectual Property by Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Borrower or any other Loan Party that has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. The consummation of the transactions contemplated by this Agreement will not in any manner or to any extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Borrower.

                 (mm) Ground Leases. Each of the representations and warranties set forth in Section 32 of the Mortgages which encumber Ground Leases are herein incorporated by reference.

                 (nn) Subsidiaries. All of the capital stock or partnership, limited liability company, joint venture, or other ownership interests (however designated) of each Subsidiary (including all warrants, and options to purchase) are directly or indirectly owned by Parent.

                 (oo) Borrower. All of the capital stock of Borrower is owned by Parent and there are no warrants or options to purchase Borrower or any stock of Borrower.

                 (pp) Parent. All of the capital stock of Parent is owned by BHOC and there are no warrants or options to purchase Parent or any stock of Parent.

                 SECTION 4.2   SURVIVAL OF REPRESENTATIONS.

                 Borrower and Parent agree that all of the representations and warranties of Borrower (and the Loan Parties) set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower, Parent or any other Loan Party shall be deemed to have been relied upon by Administrative Agent and each Lender notwithstanding any investigation heretofore or hereafter made by Administrative Agent or such Lender.





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         V.      AFFIRMATIVE COVENANTS

                 SECTION 5.1   BORROWER COVENANTS.

                 From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier Total Release of all the Liens of every Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees that unless the Requisite Lenders otherwise consent in writing:

                 (a) Existence; Compliance with Legal Requirements; Insurance. Borrower and Parent shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrower's and the Loan Parties' existence, rights, licenses, Authorizations, permits and franchises and Borrower shall comply and Parent shall cause each Loan Party to comply with all Legal Requirements applicable to them, to every Asset and to all other Collateral, except where failure to so comply will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change. Borrower shall and Parent shall cause all Loan Parties to at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their property used or useful in the conduct of their business and Borrower shall keep the Property in good working order and repair (ordinary wear and tear excepted) and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in each Mortgage or in this Agreement. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                 (b) Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the date the same become delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of
Section 7.3 hereof. Borrower will deliver to Administrative Agent receipts for payment or other evidence satisfactory to Administrative Agent that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Administrative Agent pursuant to Section 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any Asset, and shall promptly pay for all utility services provided to each Asset. After prior written notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no





                                       69
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Event of Default has occurred and remains uncured, (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to any Mortgage, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances, (iv) neither any Asset nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and
(v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. In addition, if the Taxes or Other Charges are not paid in full when Borrower commences such contest, then the following shall apply: (A) such proceeding shall suspend the collection of Taxes or Other Charges from such Asset, and (B) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Administrative Agent may pay over any such cash deposit or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established.

                 (c) Litigation. Borrower and Parent shall give prompt written notice to Administrative Agent of (i) any litigation or governmental proceedings pending or threatened against Borrower or any other Loan Party which might reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change and (ii) any material development in any litigation or proceeding that, in any case either (x) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or (y) threatens the validity or priority of the Liens granted pursuant to the Loan Documents.

                 (d) Access to Premises. Borrower shall permit agents, representatives and employees of Administrative Agent to inspect each Asset or any part thereof at reasonable hours upon reasonable advance notice.

                 (e) Notice of Default. Borrower and Parent shall promptly advise Administrative Agent of any Material Adverse Change of which Borrower or Parent has knowledge.

                 (f) Cooperate in Legal Proceedings. Borrower shall and Parent shall cause all Loan Parties to cooperate fully with Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Administrative Agent hereunder or any rights obtained by Administrative Agent under any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings.





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                 (g)      Perform Loan Documents.  Borrower shall, and Parent
shall cause all Loan Parties to, observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under, the Loan Documents executed and delivered by, or applicable to, Borrower or any other Loan Party.

                 (h) Insurance Benefits. Borrower shall cooperate with Administrative Agent in obtaining for the Secured Parties the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Asset, and Administrative Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including, without limitation, attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Administrative Agent in case of a fire or other casualty affecting such Asset or any part thereof) out of such Insurance Proceeds.

                 (i) Further Assurances; Supplemental Mortgage Affidavits. Borrower shall and Parent shall cause each Loan Party to, as applicable, at Borrower's or such Loan Party's sole cost and expense:

                             (i)  furnish to Administrative Agent (with
         sufficient copies for each of the Lenders) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower (or any other Loan Party) pursuant to the terms of the Loan Documents or reasonably requested by Administrative Agent in connection therewith;

                             (ii) furnish to Administrative Agent, with reasonable promptness, (a) information and other data revised to correct any material erroneous information and other data previously delivered by any Loan Party to Administrative Agent pursuant to this
         Section 5.1 or included in any statement, report or certificate previously delivered by such Loan Party to Administrative Agent pursuant to this Section 5.1, together with such statement, report or certificate that shall have been revised to reflect such revised information and data, and (b) such other information and data with respect to the Loan Parties, the Assets, the Property, the Ground Leases and Tenant Leases, the Property Management Agreements, the other Collateral and the other assets and liabilities of the Loan Parties, all in form consistent with any applicable requirements of this Agreement and reasonably satisfactory to Administrative Agent, as from time to time may be reasonably requested by Administrative Agent;

                            (iii) execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Administrative Agent may reasonably require; and

                             (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time.

                 (j)      Financial Reporting.

                             (i) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property (on an Asset by Asset basis). Administrative Agent shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Administrative Agent shall desire, and Borrower will authorize its independent accountants to disclose to Administrative Agent or any Lender any and all financial statements and other information of any kind as Administrative Agent or any Lender may reasonably request. After the occurrence of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs and expenses incurred by Administrative Agent to examine Borrower's accounting records with respect to the Property, as Administrative Agent shall determine to be necessary or appropriate in the protection of Lenders' interests.

                             (ii) Borrower will furnish to Administrative Agent annually, within forty-five (45) days following the end of each Fiscal Year (beginning with Borrowers' 1998 Fiscal Year), a complete copy of Borrower's annual unaudited operating statements setting forth the income and expenses for each Asset for such Fiscal Year including without limitation Net Operating Income, Gross Income from Operations, Operating Expenses and Mortgaged Property Gross Cash Flow. Borrower will furnish to Lenders annually, within ninety (90) days following the end of each Fiscal Year (beginning with Borrower's 1998 Fiscal
         Year), a complete copy of Borrower's financial statements audited by one of the Big Six Accounting Firms (or by an independent certified public accountant acceptable to the Requisite Lenders and the Administrative Agent in their sole discretion) in accordance with GAAP, covering the Property for such Fiscal Year and containing consolidated statements of profit and loss and cash flow for Borrower and a consolidated balance sheet for Borrower together with an "unqualified opinion" of such certified public accountant. The profit and loss statements (included in the annual audited financial statements will be accompanied by a procedures report reasonably acceptable to

         Administrative Agent demonstrating how the Asset by Asset annual unaudited operating statements correlate to the audited profit and loss statements) and otherwise in a format reasonably acceptable to Administrative Agent. Borrower's audited annual financial statements shall be accompanied by a Rent Roll for each Asset in form and content reasonably acceptable to Administrative Agent and a certificate executed by the chief financial officer, treasurer or controller of Borrower or the general partner or manager of Borrower, as applicable, stating that to such officer's best knowledge such annual financial statement presents fairly the financial condition of each Asset and has been prepared in accordance with GAAP and that the financial statement, and all information delivered in connection therewith are true, accurate and complete. Together with Borrower's annual financial statements, Borrower shall furnish to Administrative Agent
         (i) an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if any Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) a written statement by the accounting firm which prepared Borrower's financial statements, stating (x) in substance that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (y) whether, in connection with their audit examination, any condition or event that constitutes a Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination; and (iii) (unless restricted by applicable professional standards), copies of all reports submitted to any Loan Party by the accounting firm which prepared Borrower's financial statements, including any comment letter submitted by such accountants to management in connection with their annual audit. If, as a result of any change in accounting principles and policies the consolidated financial statements of the Loan Parties delivered pursuant to this section differ in any material respect from the consolidated financial statements that would have been delivered pursuant to this section had no such change in accounting principles and policies been made, Borrower shall furnish to Administrative Agent together with (x) the first delivery of financial statements pursuant to this section following such change, consolidated financial statements of the Loan Parties for the current calendar year to the effective date of such change and the two full calendar years immediately preceding the calendar year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (y) each delivery of financial statements pursuant to this section following such change, a written statement of the chief financial officer, treasurer or controller of Borrower setting forth the differences which would have resulted in the financial statements, if the financial statements had been prepared without giving effect to such change.





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                             (iii)         Borrower will furnish, or cause to
         be furnished, to Administrative Agent on or before (x) twenty (20) days after the end of each calendar month, and (y) forty five (45) days (or until a successful Securitization twenty (20) days) after each calendar quarter, the following items on an Asset by Asset basis accompanied by a certificate of the chief financial officer of Borrower or the general partner or manager of Borrower, as applicable, stating that to such officer's best knowledge such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and each Asset (subject to normal year-end adjustments) as applicable: (A) Occupancy/Room Rate Statistics for the preceding month or quarter; (B) monthly or quarterly and year to date operating statements prepared for each calendar month or quarter, noting Net Operating Income, Gross Income from Operations, Operating Expenses and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of each Asset during such calendar month or quarter, all in form reasonably satisfactory to Administrative Agent; (C) a calculation reflecting the annual Debt Service Coverage Ratio for each Asset individually (based upon the Debt Service which would be payable if the Note was in the principal amount of the Allocated Loan Amount for such Asset) and for the Property collectively for the immediately preceding twelve (12) month period as of the last day of each such month or quarter; (D) the actual capital expenditure at each Asset with respect to each calendar month or quarter. In addition, the above-referenced certificate shall also be accompanied by an Officer's Certificate stating that the representations and warranties of Borrower set forth in Section 4.1(dd)(iv) are true and correct as of the date of such certificate and that there is no material amount of trade payables (including but not limited to Permitted Trade Payables) outstanding for more than thirty (30) days; and (E) at the end of each fiscal quarter only, a list of all Material Security Deposits and to the extent all such Material Security Deposits were not deposited into the Security Deposit Subaccount during such quarter, evidence that Borrower has deposited into the Security Deposit Subaccount an amount equal to all such Material Security Deposits not previously deposited into such account.

                          (iv) Borrower shall furnish to Administrative Agent, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any Asset and the financial affairs of Borrower as may be reasonably requested by Administrative Agent or any Lender (through the Administrative Agent), which shall include:

                                  (A)      evidence reasonably satisfactory to
                 Administrative Agent that all premiums (including all installments payments) then due and payable with respect to the insurance required to be maintained pursuant to Section 7 have been paid in accordance with the requirements of Section 7.1.1(a); provided that evidence previously delivered pursuant to this clause (A) with respect to the prior payment of any installment payments need not be redelivered;





                                       74
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                                  (B)      (I) promptly upon becoming aware of
                 the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Loan Party or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (II) with reasonable promptness, copies of all notices received by any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (III) with reasonable promptness following Administrative Agent's reasonable request, (x) copies of any Schedule B (Actuarial Information) filed by any Loan Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to any Pension Plan and (y) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                                  (C)      as soon as practicable following
                 receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of any Loan Party or by independent consultants, with respect to material environmental matters at any Asset or which relate to an Environmental Claim which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change; and

                                  (D) promptly upon request, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Bristol to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Bristol or any subsidiary of Bristol with the New York Stock Exchange, Inc., any other securities exchange or with the Securities and Exchange Commission and all material filings with any Governmental Authority or private regulatory authority, and
                 (c) all press releases made available generally by Bristol or any of its subsidiaries to the public or to the security holders of Bristol.

                 (k) Business and Operations. Borrower shall and Parent shall cause each Loan Party to continue to engage in the businesses presently conducted by it as, and to the extent the same, is necessary for the ownership, maintenance, management and operation of the Property. Borrower will and Parent will cause each Loan Party to qualify to do business and to remain in good standing under the laws of each jurisdiction as and to the extent the same is required for the ownership, maintenance, management and operation of the Property or the other Collateral, except where failure to so qualify will not then have caused and could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.





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                 (l)      Title to the Property.  Borrower will warrant and
defend (i) the title to each Asset and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on such Asset, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Administrative Agent and Lenders for any losses, damages or reasonable out-of-pocket costs or expenses (including reasonable attorneys' fees and court costs) incurred by Administrative Agent and Lenders if an interest in any Asset, other than as permitted hereunder, is claimed by another Person. If in the reasonable judgment of Administrative Agent, Borrower is not adequately defending title to the Assets or the validity of the Liens of the Loan Documents then Administrative Agent may, upon at least five days' prior notice to Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of Administrative Agent, the Lenders or any Loan Party in which the Administrative Agent or any Lender is named or which the Administrative Agent in its reasonable discretion determines is reasonably likely to materially adversely affect any Asset, any Property Management Agreement or other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Administrative Agent reasonably determines should be instituted to protect the interest or rights of Administrative Agent and the Lenders in any Asset or other Collateral or under this Agreement or any other Loan Document. Borrower and Parent agree that all reasonable out of pocket costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Administrative Agent shall be paid, without duplication, by the Borrower or reimbursed to Administrative Agent, as the case may be, promptly after demand.

                 (m) Costs of Enforcement. In the event (i) that any Mortgage or other Security Document is foreclosed in whole or in part or that any Mortgage or other Security Document is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage in which proceeding any Lender is made a party, or (iii) of the bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of Borrower or any other Loan Party or an assignment by Borrower or any other Loan Party for the benefit of its creditors, then Borrower, its successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including, without limitation, attorneys' fees, in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes on demand.

                 (n)      Estoppel Statements.

                          (i) Within ten (10) Business Days after request by Administrative Agent, Borrower shall furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Notes, (B) the unpaid principal amount of the Notes, (C) the Applicable Interest

         Rate of the Notes, (D) the date installments of interest and principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Notes, this Agreement, each Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification.

                          (ii) Borrower shall use reasonable efforts to deliver to Administrative Agent upon request, tenant estoppel certificates from each Tenant under a Material Lease at any Asset in form and substance reasonably satisfactory to Administrative Agent.

                 (o) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.2 hereof.

                 (p) Performance by Borrower. Borrower shall, and Parent shall cause each Loan Party to, in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower or such Loan Party, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower or such Loan Party without the prior written consent of Administrative Agent.

                 (q) Annual Operating Budget. Borrower shall prepare and deliver to Administrative Agent (with sufficient copies for each of the Lenders), on or before the beginning of each Fiscal Year of Borrower, an annual operating budget for each Asset including all planned capital expenditures for each Asset for such ensuing Fiscal Year (the "ANNUAL OPERATING BUDGET"). The Annual Operating Budget shall be prepared and submitted in a form reasonably acceptable to Administrative Agent and shall set forth in reasonable detail budgeted monthly Gross Income from Operations and monthly capital and other expenses for the Property. Each Annual Operating Budget shall contain, among other things, limitations on management fees and third party service fees, as required hereunder, and, on and after the Optional Prepayment Date, in no event shall management fees be permitted to be paid to an Affiliate of Borrower except as if the Property Manager Agreement is renewed in accordance with
Section 5.1(v). Administrative Agent shall have the right to approve each proposed Annual Operating Budget, which approval for the period prior to the Optional Prepayment Date and as long as no Event of Default is continuing (i) shall not be unreasonably withheld and (ii) shall be deemed given in the event Administrative Agent fails to respond to Borrower's written request to approve a proposed Annual Operating Budget within thirty (30) days after receipt by Administrative Agent of such request accompanied by the proposed Annual Operating Budget and all information required in order to adequately review the same, and Borrower sends an additional written request for approval and Administrative Agent fails to respond to Borrower's second request within ten
(10) days thereof. In the event that Administrative Agent's approval is required and Administrative Agent objects to the proposed Annual Operating Budget submitted by Borrower, Administrative





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Agent shall advise Borrower of such objections within fifteen (15) Business
Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise such Annual Operating Budget and resubmit the same to Administrative Agent. Administrative Agent shall advise Borrower of any objections to such revised Annual Operating Budget within fourteen (14) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise the same in accordance with the process described in this sentence until Administrative Agent approves an Annual Operating Budget. Notwithstanding anything to the contrary contained in this clause (q), any Annual Operating Budget submitted prior to the Optional Prepayment Date at any time other than during a Cash Trap Period shall not require the approval of Administrative Agent, provided, however, that if Administrative Agent has not approved the Annual Operating Budget in effect at the time a Cash Trap Event occurs, Administrative Agent shall have the right to approve such Annual Operating Budget. Each such Annual Operating Budget approved or not requiring approval by Administrative Agent in accordance with terms hereof shall hereinafter be referred to as an "APPROVED ANNUAL OPERATING BUDGET." Until such time that Administrative Agent approves a proposed Annual Operating Budget, the most recently Approved Annual Operating Budget shall apply; provided that such Approved Annual Operating Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

                 (r) Confirmation of Representations. In addition to and not in limitation of the covenants and agreements of Borrower and Parent contained in this Agreement, Borrower shall and Parent shall cause each Loan Party to deliver, in connection with any Secondary Market Transaction: (i) one or more Officer's Certificates certifying as to the accuracy of all representations and warranties made by Borrower or any other Loan Party in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, each other Loan Party and their general partner or SPE Member as of the date of the Secondary Market Transaction.

                 (s) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Asset (i) with any other real property constituting a tax lot separate from such Asset, and (ii) with any portion of such Asset which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Asset.

                 (t)      Leasing Matters.

                          (i) Without the prior written approval of Administrative Agent and the Requisite Lenders, which approval shall not be unreasonably withheld, conditioned or delayed, the Borrower shall not (i) enter into, or amend, restate, supplement or otherwise modify, any Lease, (ii) enter into any advanced booking of more than 51% of the rooms





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         at any Asset for a period in excess of 30 days, provided, however,
         Borrower shall have the right without obtaining the prior approval of Administrative Agent, to enter into, amend, restate, supplement or otherwise modify a Lease which is not a Material Lease provided or such Tenant Lease (after giving effect to such modification, amendment, restatement or supplement, if appropriate) complies with the requirements set forth on Schedule XXIII. If any Tenant Lease necessary to the operation of any Asset as a hotel is terminated, Borrower shall either replace such Tenant Lease with a suitable comparable Tenant Lease within a reasonable period of time following such termination or shall itself provide the services intended to be obtained under such Tenant Lease. All Tenant Leases and advanced bookings, entered into after the date hereof, shall be subordinate to the Mortgage and shall provide that the tenant under such Tenant Lease or advance booking, as the case may be, agrees to (x) attorn to each Lender and (y) provide Administrative Agent with an estoppel certificate in form and substance satisfactory to Administrative Agent, provided, however, if Administrative Agent shall have approved a Tenant Lease and the Tenant shall have executed Administrative Agent's form of subordination, non- disturbance and attornment agreement and delivered same to Administrative Agent, Administrative Agent agrees to execute and deliver the same with respect to such Lease. All renewals of Tenant Leases and all proposed Tenant Leases (other than the Liquor Leases) shall (AA) be on terms and conditions which a senior executive, with at least ten (10) years experience in the management of Assets substantially similar to the Assets in the region where the Assets are located and that manages or has managed at least 3 such Assets, would consider to be commercially reasonable, constitute good and prudent business practice and be at prevailing market rents and other terms and conditions, (BB) be arms-length transactions, and (CC) not contain any terms which would adversely affect the Administrative Agent and Lenders respective rights under
         the Loan Documents.   None of the Tenant Leases shall contain any
         option to purchase, any right of first refusal to lease or purchase, any non- disturbance or similar recognition agreement or any other similar provisions which adversely affect the Property or which might adversely affect the rights of any holder of the Loan, without the prior written consent of Administrative Agent which consent shall not be unreasonably withheld or delayed. Each Tenant shall conduct business only in that portion of the Asset covered by its Tenant Lease. Borrower shall furnish Administrative Agent with executed copies of all Tenant Leases executed after the date hereof (regardless of whether or not Administrative Agent's approval is required with respect to any such Tenant Lease) and shall also deliver to Administrative Agent, within 45 days of the end of each Fiscal Year, a rent roll for each Asset certified to Administrative Agent as being true and correct by Borrower and containing the name of each Tenant, the term of each Tenant's Lease, the space occupied by each tenant, the rentals or fees payable thereunder, the expiration date of each Tenant Lease, occupancy statistics and such other information with respect to the Tenant Leases as Administrative Agent shall reasonably require (the "RENT ROLL"). To the extent Administrative Agent's approval of any Tenant Lease or Material Lease, any tenant or an alteration or





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         modification of a Material Lease or Tenant Lease is required under this Section 5.1(t), in the event Administrative Agent fails to respond to Borrower's written request for such approval within thirty
         (30) days after Administrative Agent has received from Borrower such written request and all information reasonably required in order to adequately review such request, Borrower may send an additional written request for approval and if Administrative Agent fails to respond to Borrower's second request within fourteen (14) days thereof, Administrative Agent shall be deemed to have approved such Lease or such tenant, as the case may be.

                          (ii) Borrower: (A) shall duly and punctually observe and perform all the obligations imposed upon the landlord under each of the Tenant Leases and shall not do or permit to be done anything to impair the value of the Tenant Leases as security for the Debt; (B) shall promptly send copies to Administrative Agent (with sufficient copies for each Lender) of all notices of default which Borrower shall send or receive under any of the Material Leases; (C) shall enforce all the terms, covenants and conditions contained in each of the Tenant Leases on the part of the tenant thereunder to be observed or performed; (D) exclusive of Security Deposits, shall not collect any of the Rents more than one (1) month in advance; (E) shall not execute any other assignment of, or further mortgage or encumber, the landlord's interest in the Tenant Leases or the Rents; (F) shall use reasonable efforts to deliver to Administrative Agent, upon request, Tenant estoppel certificates from each Tenant under a Material Lease at the Property addressed to such party or parties as directed by Administrative Agent and in form and substance reasonably satisfactory to Administrative Agent; and (G) shall execute and deliver at the request of Administrative Agent all such further assurances, confirmations and assignments in connection with the Tenant Leases as Administrative Agent shall from time to time reasonably require. Borrower: (AA) shall not convey or transfer or suffer or permit a conveyance or transfer of any Asset or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Tenants under the Tenant Leases; (BB) shall not consent to any assignment of or subletting under the Material Leases not in accordance with their terms, without the prior written consent of Administrative not to be unreasonably withheld or delayed; (CC) shall not permit any Tenant Lease to become subordinate to any lien other than the lien of the Mortgage without the prior written consent of Administrative Agent. Lenders (through Administrative Agent) shall have the right, at Borrower's expense, but shall not be obligated, to cure any default by Borrower under any of the Material Leases which, (x) if such default remains uncured, would give the Tenant the right to terminate such Material Lease or exercise a right of offset against Rents and (y) Borrower has not cured itself within five (5) days after having received notice thereof. Such curing by Lenders of a default by Borrower under any of the Tenant Leases shall not release Borrower in any way from liability to Lenders for Borrower's failure to discharge its duty to so cure that default itself. Any and all sums expended by Lenders with respect to any such cure, together with interest thereon at the Default Rate from the date paid by Administrative





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         Agent on behalf of Lenders until repaid by Borrower, shall immediately be due and payable to Administrative Agent by Borrower on demand and shall be secured by the Mortgage and by all of the other Loan
         Documents securing all or any part of the Debt.

                 (u) Principal Place of Business. Borrower and Parent shall not change their principal place of business as set forth on the first page of this Agreement without first giving Administrative Agent thirty (30) days prior written notice. Parent shall not permit any Subsidiary to change its principal place of business without first giving Administrative Agent thirty (30) days prior written notice.

                 (v) Property Manager. Borrower shall cause the Property to be managed in a manner that is consistent with the Approved Property Manager Standard. Borrower covenants and agrees with Administrative Agent that (i) each Asset will be managed at all times by the Property Manager pursuant to a Property Management Agreement which shall provide for a Management Fee of no more than the Maximum Management Fee, that the payment of such Management Fee shall be subordinate to the Lien of the Mortgage, that the Property Manager shall not be permitted to receive any Management Fee or other payments at any time that a monetary Default or an Event of Default is continuing (or after giving effect to such payment would occur), that the payment of such Management Fee shall be subordinate to all of the obligations of Borrower in connection with the Property, including, without limitation, Debt Service, (ii) the Management Fee shall be paid from the Mortgaged Property Gross Cash Flow, (iii) after Borrower has knowledge of a Change in Control (other than a hypothecation, mortgage, pledge or encumbrance of the capital stock of the Property Manager) of the Property Manager, Borrower will promptly give Administrative Agent written notice thereof (a "PROPERTY MANAGER CONTROL NOTICE"), and (iv) the Property Management Agreement may be terminated by Administrative Agent at any time for the Property Manager's gross negligence, willful misconduct or fraud or at any time following either (A) the occurrence and during the continuance of a monetary Event of Default, (B) the receipt of a Property Manager Control Notice (or if Administrative Agent otherwise becomes aware of a Change in Control (other than a hypothecation, mortgage, pledge or encumbrance of the capital stock of the Property Manager) of the Property Manager) if the Property Manager no longer meets the Approved Property Manager Standard or is not otherwise approved by Lenders and Administrative Agent in their sole discretion, (C) if any event shall have occurred which would allow the Borrower to terminate the Property Management Agreement or (D) if any portion of the Debt remains unpaid on the Optional Prepayment Date and Borrower fails to renew the Property Management Agreement (with the consent of Administrative Agent, not to be unreasonably withheld) under terms that are not more favorable to the Property Manager than the Property Management Agreement approved on the Closing Date in connection with the funding of this Loan, and upon such termination, Borrower shall replace the terminated Property Manager with a property manager selected by Borrower and approved by the Requisite Lenders, Administrative Agent and the Rating Agencies rating the Securities in their respective sole discretion or selected by the Requisite Lenders and Administrative Agent in their sole discretion on terms and conditions satisfactory to Administrative Agent and Lenders, except that the Management Fee payable to the replacement property manager shall be at market rates not to exceed the Maximum Management Fee. Borrower further covenants and agrees that Borrower shall require the Property Manager to maintain, at all times that all or any portion of the Debt remains outstanding, worker's compensation insurance (as and to the extent required by this Agreement) in compliance with Legal Requirements. If, pursuant to this clause (v) or otherwise in this Agreement, a substitute property manager is appointed, then such substitute property manager shall be Independent (unless such Property Manager is the entity listed in the definition of Property Manager), shall be approved by Administrative Agent and shall execute and deliver to Administrative Agent a Consent and Subordination of Property Manager.

                 (w) Control of Borrower/Subsidiaries. Except in the event of a Transfer permitted under Section 6.1(j)(vi) or (vii), the sole shareholder of Borrower will continue to be Parent. The sole shareholder of each Subsidiary will continue to be Parent. The sole shareholder of Parent will continue to be BHOC, except as provided in Section 6.1(j) hereof.

                 (x) Appraisals. Upon the written request of Administrative Agent with respect to each Asset, Borrower shall promptly thereafter at Lenders' sole expense (or at Borrower's sole expense if (x) an Event of Default shall have occurred and be continuing or (y) Borrower is required to deliver an appraisal pursuant to Section 2.4) (i) cooperate with Administrative Agent so that Administrative Agent may obtain, or, at the request of Administrative Agent, cause the preparation and delivery to Administrative Agent of, an appraisal (satisfying the conditions for delivery of an appraisal in connection with the funding of the Loan on the Closing Date) dated not more than 60 days prior to the date of such delivery; and (ii) deliver to Administrative Agent (with sufficient copies for each Lender), promptly after the receipt thereof, a copy of each appraisal, if any, obtained by Borrower or such Subsidiary.

                 (y) O&M Requirements. Borrower shall comply with all the terms and conditions contained in each O&M Plan. If any Assets at any time are known to contain (or for which there is a reasonable basis to believe that such Assets may contain) ABM, Borrower shall promptly implement an O&M Plan.

                 (z) Ground Leases. Borrower promptly shall pay all Ground Rent and all other sums and charges mentioned in, and payable under, any Ground Lease; Borrower promptly shall perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under all Ground Leases, the breach of which could permit any party to any Ground Lease to validly terminate such Ground Lease (including, but without limiting the generality of the foregoing, any payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under every Ground Lease, shall not waive, excuse or discharge any of the obligations of the landlord under any Ground Lease without Administrative Agent's prior written consent in each instance (not to be unreasonably withheld)





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and shall diligently and continuously enforce the obligations of such landlord to the extent commercially reasonable;

                 (aa)  intentionally deleted.

                 (bb) New Orleans Hotel and Houston Hotel. Borrower shall (i) cause each of the New Orleans Ground Lease and the Houston Ground Lease to be a financeable ground lease, as determined by the Requisite Lenders and the Administrative Agent in their sole and absolute discretion and (ii) deliver to Administrative Agent, with respect to both the New Orleans Hotel and the Houston Hotel, all estoppel certificates, lease amendments, subordination agreements and other agreements requested by Administrative Agent in the sole and absolute discretion of the Requisite Lenders and Administrative Agent, in each case on or prior to the earlier of December 31, 1997 and the date which is thirty (30) days after Administrative Agent shall have given Borrower notice that a securitization is expected to occur prior to December 31, 1997 (the "GROUND LEASE EARLY REPAYMENT DATE"). It shall be an Event of Default hereunder if prior to the Ground Lease Early Repayment Date Borrower has not either: (i) satisfied clauses (i) and (ii) of the preceding sentence with respect to both the New Orleans Hotel and the Houston Hotel; or (ii) if Borrower failed to comply with clause (i) with respect to the (x) New Orleans Hotel, repaid the Loan, in an amount equal to the Allocated Loan Amount for the New Orleans Hotel, and obtained a Partial Release for the New Orleans Hotel (a "NEW ORLEANS EARLY RELEASE"), in accordance with Section 2.4.3 other than
Section 2.4.3(ii) (except that instead of defeasing a portion of the Notes equal to the Release Price of the New Orleans Hotel, Borrower shall be required to prepay the Notes in an amount equal to the Allocated Loan Amount for the New Orleans Hotel) and/or (y) Houston Hotel, repaid the Loan, in an amount equal to the Allocated Loan Amount for the Houston Hotel, and obtained a Partial Release for the Houston Hotel (a "HOUSTON EARLY RELEASE"; a New Orleans Early Release and a Houston Early Release, collectively a "GROUND LEASE EARLY RELEASE"), in accordance with Section 2.4.3 other than Section 2.4.3(ii) (except that instead of defeasing a portion of the Notes equal to the Release Price of the Houston Hotel, Borrower shall be required to prepay the Notes in an amount equal to the Allocated Loan Amount for the Houston Hotel).

                 (cc) Agreements. For as long as the Obligations are outstanding, other than the Loan Documents, the Acquisition Documents and the Subordinate Note Documents no Loan Party will be a party to any agreement, instrument or other restriction which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt,
(y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or other management agreement or (z) otherwise conduct such Loan Party's business, except in the case where the consequences, direct or indirect, of any violation thereof could not reasonably be expected to, either individually or in the aggregate, cause a Material Adverse Change.





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         VI.     NEGATIVE COVENANTS

                 SECTION 6.1   BORROWER'S NEGATIVE COVENANTS.

                 From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of every Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower and Parent covenant and agree with Administrative Agent that they will not do and they will not permit any Loan Party to do, directly or indirectly, any of the following unless the Requisite Lenders otherwise consent in writing:

                 (a) Operation of Property. Borrower shall not: (i) terminate any Property Management Agreement relating to the Property or otherwise replace any Property Manager of any Asset or enter into any other management agreements with respect to any Asset; provided, however, that Borrower may terminate or cancel any Property Management Agreement in accordance with the terms thereof so long as, prior to such termination or cancellation, Borrower has selected a replacement property manager and such replacement property manager is a direct or indirect wholly-owned subsidiary of Bristol and satisfies the Approved Property Manager Standard or has been approved by Administrative Agent in its reasonable discretion; (ii) engage in any business other than (a) the ownership, renovation, restoration, management and operation of the Assets as hotels located in the United States of America excluding, without limitation, the Development of real property, and (b) any business that is ancillary, in purpose and extent, to any business referred to in the preceding clauses (a) (including, without limitation, operating and leasing retail stores on the Assets owned or leased by the Borrower); and (iii) enter into any Material Lease or other agreement, or take any other action, if such Material Lease or such other action which would materially change the business conducted at any Property or which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change or would convert or reposition any Asset into any use other than a full service hotel without the prior written consent of the Administrative Agent and the Requisite Lenders, such consent not to be unreasonably withheld. Borrower shall not and Parent shall not permit any Loan Party to initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Tenant Leases which now or hereafter could reasonably be expected to cause, either individually or in the aggregate a Material Adverse Change without the prior written consent of the Requisite Lenders.

                 (b) Liens. Borrower shall not, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except: (i) Permitted Encumbrances; and (ii) Liens for Taxes or Other Charges not yet due; provided, however, Borrower, upon prior notice to Administrative Agent, shall have the right to contest in good faith and at no cost or expense to the Secured Parties any such Lien so long as it does so diligently, by appropriate proceedings and without prejudice to the Secured Parties rights under the Loan Documents and provided that, (i) in Administrative Agents's sole judgment, neither any Asset





                                       84
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nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest, (ii) no such contest or proceeding shall subject Administrative Agent to any civil or criminal penalty or prosecution, (iii) Borrower shall keep Administrative Agent advised as to the status of any such contest or proceeding on a regular basis, and (iv) no such contest or proceeding shall (A) subject the Property or any part thereof to a Lien for which the enforcement thereof is not suspended, or (B) otherwise affect the priority of the lien of the Mortgage.

                 (c) Dissolution. Borrower shall not, nor shall Parent permit any Loan Party to dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person.

                 (d) Change In Business. Borrower shall not enter into any line of business other than the ownership renovation, restoration, management and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Parent shall not and Parent shall not permit any other Loan Party to enter into any line of business other than (x) the ownership of Borrower and of the Subsidiaries and (y) the ownership, renovation, restoration, management and operation of the Collateral, respectively, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Notwithstanding anything to the contrary contained in this Section 6.1(d), Borrower may, without Administrative Agent's or Lenders' consent, convert any Asset to a "Holiday Inn", "Holiday Inn Select", "Crowne Plaza" or other flag licensed by Holiday Inns Franchising.

                 (e) Debt Cancellation. Borrower shall not and Parent shall not permit any Loan Party to cancel or otherwise forgive or release any claim or debt (other than termination of Tenant Leases in accordance herewith) owed to Borrower or such Loan Party by any Person, except for adequate consideration and in the ordinary course of Borrower's or such Loan Party's business.

                 (f) Affiliate Transactions. Borrower shall not and Parent shall not permit any Loan Party to enter into, or be a party to, any transaction with an Affiliate of Borrower, Parent or such other Loan Party or any of the partners or members of Borrower, Parent or such other Loan Party except in the ordinary course of business and on terms which are fully disclosed to and approved by Administrative Agent in advance and (other than the Property Management Agreements, Liquor Leases and Liquor Operation Servicing Agreements approved by Lenders on or prior to the Closing Date or a Substitution Date, as applicable) are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                 (g) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Asset or seek any variance under any existing zoning





                                       85
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ordinance or use or permit the use of any portion of any Asset in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of the Requisite Lenders.

                 (h) Assets. Borrower shall not purchase or own any properties other than the Property. Parent shall not (x) permit any Subsidiary to purchase or own any properties other than the Collateral or (y) purchase or own any assets other than the stock of Borrower or any Subsidiary.

                 (i) Debt. Other than the Debt, Borrower shall not create, incur, guaranty or assume any debt (including without limitation Guaranteed Indebtedness) other than (i) Permitted Trade Payables or (ii) FF&E Financings, in an aggregate amount not to exceed the Maximum Permitted Trade Payables/FF&E Financings. Borrower shall not allow any trade payables (including but not limited to Permitted Trade Payables) to be outstanding for more than sixty (60) days. Borrower shall make all payments due pursuant to any FF&E Financings when same are due and payable. Parent shall not permit any Loan Party to create, incur or assume any debt, except as set forth in this
Section 6.1(i). BHOC and Bristol shall not modify the terms of the Acquisition Facility in any way which limits the ability or right of any Loan Party to (w) amend, restate or satisfy the terms and conditions of this Agreement or the other Loan Documents, (x) refinance, prepay or repay the Debt, (y) acquire, loan or dispose of any property or other asset, or any interest therein, or acquire or enter into, or provide any services under any Property Management Agreement or other management agreement or (z) otherwise conduct such Loan Party's business, except in the case where the consequences, direct or indirect, of any violation of this covenant could not reasonably be expected to, either individually or in the aggregate, cause a Material Adverse Change. Notwithstanding the foregoing, without the consent of the Administrative Agent and the Requisite Lenders, which consent may be withheld in their sole discretion, the Permitted Pledge may not be amended, restated, supplemented or otherwise modified. Borrowers shall and shall cause all other Loan Parties to make all payments due pursuant to any FF&E Financings when same are due and payable.

                 (j)      Transfer or Encumbrance of the Property.

                          (i) Borrower acknowledges that each Lender, in agreeing to make the Loan, has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Property, and that such Lender will continue to rely on Borrower's ownership and operation of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that each Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, each Lender can recover all or a portion of the Debt by a sale of the Property. Accordingly, subject to the terms of Sections 6.1(i) and 6.1(j)(vi) and (vii) hereof, Borrower shall not and Parent shall not permit any Loan Party to, without the prior written consent of each Lender and





                                       86
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         Administrative Agent, Transfer the Property, any other Collateral or any part thereof or any interest therein, or permit the Property, or any part thereof or any interest therein, to be Transferred other than pursuant to the Permitted Pledge, the Permitted Transfer or a Permitted Encumbrance.

                          (ii) As used herein, a "TRANSFER" shall mean any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or the other Collateral or any part thereof or interest therein including: (A) an installment sales agreement wherein any Loan Party agrees to sell any Asset, any other Collateral or any part thereof or any interest therein for a price to be paid in installments; (B) an agreement by Borrower leasing all or a substantial part of any Asset for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Tenant Leases or any Rents; (C) if any Loan Party or any general partner or member of any Loan Party is a corporation, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock to a party or parties who are not now stockholders or any Change in Control of such corporation; (D) if any Loan Party or any general partner or member of any Loan Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a partner, joint venturer or member or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the partnership interest of any partner or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the interest of any joint venturer or member; (E) if any Loan Party is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of any interest of Person having a direct legal or beneficial ownership interest in any Loan Party, including any legal or beneficial interest in any constituent partner or member of any Loan Party; (F) any instrument subjecting any Asset to a condominium regime or transferring ownership to a cooperative corporation; and (G) the dissolution or termination of any Loan Party or any general partner or member of any Loan Party or the merger or consolidation of any Loan Party or any general partner or member of any Loan Party with any other Person.

                          (iii) Administrative Agent shall not be required to demonstrate any actual impairment of the Secured Parties' security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Loan Party's Transfer of any Asset or other Collateral Lenders' consent (if such consent is required under this Section 6.1(j)). This provision shall apply to every Transfer of any





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         Asset or other Collateral regardless of whether voluntary or not, or whether or not Lenders' have consented to any previous Transfer of any Asset or other Collateral.

                          (iv) Lenders consent to one Transfer of any Asset or other Collateral shall not be deemed to be a waiver of Lenders' right to require such consent to any future occurrence of the same. Any Transfer of any Asset or other Collateral made in contravention of this Section shall be null and void and of no force and effect.

                          (v) Borrower agrees to bear and shall pay or reimburse Administrative Agent and Lenders on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, title search costs, title insurance endorsement premiums and reasonable attorneys' fees and disbursements) incurred by Administrative Agent and Lenders in connection with the review, approval and documentation of any Transfer of any Asset.

                          (vi) Notwithstanding anything to the contrary contained in this Section 6.1(j), the following transfers shall be permitted without Lenders' consent:

                                  (A)      a sale or other disposition of FF&E
                 in the ordinary course of business provided, (x) such FF&E is obsolete or is not useful for the operation of the Asset where such FF&E is located or such FF&E is replaced with FF&E of substantially similar value and utility and (y) the FF&E Financing with respect to such FF&E has been paid off or otherwise satisfied;

                                  (B)      a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the stock of Bristol;

                                  (C)      a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the equity interest of any shareholder of Bristol; and

                                  (D)  a sale, conveyance, alienation,
                 hypothecation, encumbrance or transfer of the stock of BHOC;

         provided that in the case of clause (A) above no monetary Default or Event of Default shall have occurred and remain uncured and in the case of clauses (B), (C) and (D) above which results in a Change in Control of Bristol or BHOC: (x) Borrower shall give Administrative Agent written notice of such transfer together with copies of all instruments effecting such transfer not less than seven (7) days prior to the date of such transfer; (y) such transfer does not and will not result in the termination or dissolution of Borrower, by operation of law or otherwise; and (z) the single purpose nature and bankruptcy remoteness of Borrower and each of its shareholders, general partners or members after such transfer is satisfactory to Administrative Agent and, at the request of





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         Lenders, Borrower shall have delivered to Administrative Agent a
         Non-Consolidation Opinion, such other opinions and title insurance endorsements as may be reasonably requested by Administrative Agent and, if a Securitization has occurred or is expected to occur, Administrative Agent shall have received written confirmation from the Rating Agencies rating the Securities in the Securitization that such sale or transfer will not result in a qualification, downgrade or withdrawal of the ratings then applicable to such Securities, together with evidence reasonably satisfactory to Administrative Agent that the single purpose nature and bankruptcy remoteness of Borrower and each of its shareholders, general partners or members following such transfer is in accordance with the standards of the Rating Agencies then rating, or expected or requested by Administrative Agent to rate, the Securities in the Securitization;

                          (vii)   Notwithstanding the prohibition contained in
         Section 6.1(j)(i) above, Lenders' consent to the sale or transfer of the Property in their entirety will not be unreasonably withheld after consideration of all relevant factors, provided that the following conditions are satisfied:

                                  (A)      no Event of Default or event which,
                 with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and remain uncured;

                                  (B)      the proposed transferee
                 ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lenders;

                                  (C) the property manager selected by the Transferee shall have sufficient experience in the ownership and management of properties similar to the Property, and Administrative Agent shall be provided with evidence thereof satisfactory to Lenders in their reasonable discretion;

                                  (D)      Administrative Agent shall have
                 received a Non-Consolidation Opinion reasonably satisfactory to Lenders in form and substance and from counsel reasonably satisfactory to Administrative Agent and containing assumptions, limitations and qualifications customary for opinions of such type;

                                  (E)      if a Securitization has occurred,
                 Lenders shall have received written confirmation from the Rating Agencies rating the Securities in the Securitization that such sale or transfer will not result in a qualification, downgrade or withdrawal of the ratings then applicable to such Securities, together with evidence reasonably satisfactory to Lenders that the single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or

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                 members following such sale or transfer are in accordance with the standards of such Rating Agencies; or if a Securitization has not occurred, Administrative Agent shall have received evidence reasonably satisfactory to Lenders that the single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members following such sale or transfer are in accordance with the standards of two of the Rating Agencies;

                                  (F)      In the case of a Transfer of the
                 Property by way of a sale or transfer of all of the Assets only, Borrower and the Transferee shall have executed and delivered to Administrative Agent an assumption agreement and such other documents as Administrative Agent may request (collectively, the "ASSUMPTION AGREEMENTS") under which the Transferee shall assume and be obligated to each Lender for the Debt and all obligations of Borrower under the Notes, this Agreement, the Mortgage and the other Loan Documents, which Assumption Agreements shall be in form and substance acceptable to Lenders and the Rating Agencies referenced in clause (E) above and shall state the Transferee's agreement to abide by and be bound by the terms in the Notes, this Agreement, the Mortgage and the other Loan Documents;

                                  (G)      Administrative Agent shall have
                 received such opinions and title insurance endorsements as may be reasonably requested by Administrative Agent or any Lender;

                                  (H)      Borrower shall have submitted to
                 Administrative Agent, not less than thirty (30) days prior to the date of such assumption, the Assumption Agreements. Such documents shall be in a form appropriate in the jurisdiction in which each Asset is located and satisfactory to Lenders in their sole discretion. In addition, Borrower shall have provided all other documentation Administrative Agent reasonably requires to be delivered by Borrower in connection with such assumption, together with an Officer's Certificate certifying that such documentation (x) is in compliance with all Legal Requirements, (y) will effect such assumption in accordance with the terms of this Agreement, and (z) will not impair or otherwise adversely affect the Liens and other rights of each Lender under the Loan Documents;

                                  (I)      Borrower shall have paid all
                 reasonable out-of-pocket costs and expenses incurred by Administrative Agent and each Lender in connection with such assumption (including reasonable attorney's fees and costs);

                                  (J) All Franchise Agreements, IP License Agreements, Liquor Licenses, and Liquor Agreements will remain in effect and be validly transferred to the Transferee or a subsidiary of the Transferee (or alternative provisions shall have been made that are reasonably satisfactory to Administrative Agent and the Requisite Lenders).

                          (viii) Borrower hereby agrees to indemnify and defend and hold Administrative Agent and each Lender harmless against all taxes, filing fees and other amounts of the type set forth in
         Section 4.1(cc) hereof, if any, imposed on Administrative Agent or any Lender by virtue of its execution of the Assumption Agreements or by reason of an assumption pursuant to this Section 6.1(l), including, without limitation, any penalties, interest and attorneys' fees incurred by Administrative Agent in connection therewith, and all such charges shall be secured by the Lien of each Mortgage and bear interest at the Default Rate until paid.

                 (k)      Intellectual Property; Franchise Agreements.

                          (i) Intellectual Property. Borrower shall not, and Parent shall not permit any Loan Party, to transfer (by way of sale, conveyance, alienation, mortgage, encumbrance, pledge or otherwise), in whole or in part, (other than transfers to each Lender pursuant to the Loan Documents and non-exclusive licenses entered into in the ordinary course of business of Borrower) any Intellectual Property unless Borrower shall have reasonably determined that the Intellectual Property so transferred is no longer material to the business, operations, condition (financial or otherwise) or prospects of Borrower.

                          (ii) License Agreements. Except under the Property Management Agreements, the Borrower shall not and Parent shall not permit any Loan Party to, enter into or otherwise become obligated with respect to, any franchise agreement (as franchisor), license agreement (as licensor) or similar agreement (in a similar capacity) with respect to any Intellectual Property of Borrower or any other Loan Party.

                          (iii) Franchise Agreements. Without the prior written approval of the Requisite Lenders, which approval shall not be unreasonably withheld, conditioned or delayed, the Borrower shall not, and Parent shall not permit any Loan Party to, (i) take any action or fail to take any action, in either case as may be required or permitted by the terms of any Franchise Agreement with respect to any Asset, with respect to the termination (by Borrower or such Loan Party, the franchisor or any other Person, and for any reason), renewal or extension thereof, (ii) amend, restate, supplement or otherwise change, or waive or fail to enforce any provision of, any Franchise Agreement with respect to any Asset in any material respect, or (iii) enter into any new or replacement Franchise Agreement with respect to any Asset (with the same franchisor or a different franchisor); provided that (v) without the approval of the Requisite Lenders, each Franchise Agreement in effect as of the date of this Agreement or entered into, renewed, extended, amended, restated, supplemented or otherwise changed pursuant to this subsection may be renewed or extended on substantially the same or better terms as in effect at the time of such renewal or extension,
         (w) without the approval of the Requisite Lenders, if a Franchise Agreement with respect to any Asset shall have expired, Borrower may operate such Asset without a Franchise Agreement under the "Harvey Hotels", "Harvey Suites", "Bristol Hotels" or "Bristol Suites" flag, (x) without the approval of the Requisite Lenders, Borrower may execute Franchise Agreements to convert any Asset to a "Holiday Inn", "Holiday Inn Select", "Crowne Plaza" or other flag licensed by Holiday Inns Franchising, (y) with respect to a replacement Franchise Agreement referred to in the preceding clause (iii), any Lender's approval may be granted, withheld, conditioned or delayed in the sole discretion of such Lender if, in its opinion, the franchisor under such replacement Franchise Agreement shall have a national standing and reputation less favorable than the general standing and reputation of the franchisors under Franchise Agreements then covering the Asset and (z) with respect to each action referred to in the preceding clauses (i) or (iii) for which any Lender may reasonably require a franchisor's estoppel and consent agreement, in accordance of the effectiveness of such action, Borrower shall deliver to Administrative Agent a franchisor's estoppel and consent agreement in substantially the form of the estoppel and consent agreement delivered to Administrative Agent pursuant to this Agreement or otherwise in form and substance satisfactory to the Requisite Lenders.

                 (l) Accounts Receivable. The Borrower shall not, and Parent shall not permit any Loan Party to, directly or indirectly, sell with recourse or, except in the ordinary course of business and consistent with past practices, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                 (m) Management of Assets. Borrower shall not and Parent shall not permit any Loan Party to enter into any management agreement or similar agreement (other than a Franchise Agreement) delegating to any Person other than Management Co. or another wholly owned Subsidiary of Bristol substantial authority over the management, maintenance or operation of any Asset.

         VII.    CASUALTY; CONDEMNATION; ESCROWS

                 SECTION 7.1   INSURANCE; CASUALTY AND CONDEMNATION.

                 7.1.1 INSURANCE. (a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lenders, shall keep each Asset insured and obtain and maintain during all times that any sum is outstanding under the Notes or the other Loan Documents (the "TERM") policies of insurance insuring against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full

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replacement cost of such Asset (except in the case of earthquake insurance), without deduction for physical depreciation, including but not limited to the replacement cost of FF&E on site at such Asset (ii) the outstanding principal balance of the Loan, and (iii) such amount that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall (i) be paid annually in advance, unless the insurance provider permits monthly payments, in which case such payments shall be made on or prior to the date on which such payments are due and payable and (ii) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                 (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lenders, shall also obtain and maintain during the Term the following policies of insurance:

                          (i) Flood insurance if any part of any Asset is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the Allocated Loan Amount for such Asset or the maximum limit of coverage available with respect to the Property under said program, whichever is less;

                          (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per Asset per occurrence of $1,000,000 and $3,000,000 in the aggregate for any policy year. In addition, at least $100,000,000 excess and/or umbrella liability insurance in the aggregate for any policy year shall be obtained and maintained during the Term for any and all claims, including all legal liability imposed upon Borrower or any other Loan Party and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of each Asset;

                          (iii) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) the estimated Net Operating Income for each Asset for the next succeeding eighteen (18) month period or (B) the projected Operating Expenses (plus Debt Service) for the maintenance and operation of such Asset for the next succeeding eighteen (18) month period. The amount of such insurance shall be increased from time to time during the Term as and when the estimate of Net Operating Income or projected Operating Expenses, as may be applicable, increases;

                          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $3,000,000 per Asset;

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                          (v)     Worker's compensation insurance with respect
         to any employees of Borrower, as required by any Governmental Authority or Legal Requirement except for Texas if Borrower elects not to subscribe to the workers' compensation statute, in which case Borrower shall have a benefit program and employers' legal liability coverage reasonably acceptable to Administrative Agent to respond to claims that would otherwise be covered by a standard policy of employers' liability insurance;

                          (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of each Asset against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Administrative Agent may reasonably request, in form and substance acceptable to Administrative Agent;

                          (vii) If any Asset is or becomes a "non-conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction for such Asset;

                          (viii)  Earthquake insurance, as reasonably
         determined by Administrative Agent with respect to each Asset located in California, or another area at high risk of earthquake, in an amount equal to the probable maximum loss which could be sustained by such Asset on account of an earthquake;

                          (ix) Liquor liability and dram shop insurance on such basis and in such amounts as shall be reasonably required by Administrative Agent in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate; and

                          (x) Such other insurance as may from time to time be reasonably required by any Lender in order to protect its interests, including, without limitation, earthquake and hurricane insurance.

                 (c) All policies of insurance (the "POLICIES") required pursuant to this Section 7.1.1 shall (i) be issued by companies approved by Administrative Agent and licensed to do business in each state where an Asset is located and, after the earlier of April 1, 1998 and the date that any policy of insurance expires, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Services, unless Administrative Agent in its reasonable discretion agrees to approve companies with a claims paying ability rating of lower than "AA" and such companies are acceptable to the Rating Agency which is, or is expected to, rate the Securities; (ii) name Administrative Agent, as agent for Lenders, and its successors and/or assigns as their interest may appear as the mortgagee; (iii) contain a non-contributory standard mortgagee clause and a mortgagee's loss payable endorsement, or their equivalents, naming Administrative Agent, as agent for Lenders, as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Administrative Agent and Lenders; (v) be

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maintained throughout the Term without cost to Administrative Agent or Lenders;
(vi) be assigned and certified copies thereof delivered to Administrative
Agent; (vii) not contain a deductible clause in excess of $250,000 (except in the case of earthquake insurance which may contain a deductible clause no greater than five percent (5%) of the fair market value of such Asset); (viii) contain such provisions as Administrative Agent deems reasonably necessary or desirable to protect the interest of the Lenders, including, without limitation, endorsements providing that neither Borrower, Administrative Agent nor any other Person shall be a co-insurer under said Policies and that Administrative Agent shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation of any of the Policies; and (ix) otherwise be approved by Administrative Agent in the exercise of its reasonable judgment as to amounts, form, risk coverage, deductibles, loss payees and insurers. Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Administrative Agent evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Administrative Agent (provided, however, that Borrower is not required to furnish such evidence of payment to Administrative Agent in the event that such Insurance Premiums have been paid by the Lenders pursuant to Section 7.3 hereof). If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Administrative Agent may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse the Lenders (through the Administrative Agent) for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Administrative Agent, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Administrative Agent, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. In the event Borrower satisfies the requirements under this Section 7.1.1 through the use of a Policy covering more than one Asset, Borrower shall provide evidence satisfactory to Administrative Agent that the Insurance Premiums for each Asset covered by such Policy are separately allocated under such Policy and payment of such allocation shall continue such Policy as to such Asset notwithstanding any other payment of premiums, or, if no such allocation is available at any time during the Term, Administrative Agent shall have the right to increase the Tax and Insurance Escrow in an amount sufficient to purchase a non-blanket Policy covering the Property from insurance companies which qualify under this Agreement. Notwithstanding anything contained in this Section 7.1 to the contrary, Administrative Agent acknowledges that (i) Schedule XXVI sets forth the manner in which the insurance maintained by Borrower (or such other Loan Party which owns any Assets) deviates from the standards set forth in this Section 7.1 and
(ii) that so long as Borrower (or such Loan Party) maintains insurance meeting the requirements of this Section, as amended by Schedule XXVI, same shall not constitute a Default hereunder, provided however, that prior to March 31, 1998 Borrower must give notice to Administrative Agent of its (or such Loan Party's) election to continue to maintain insurance meeting the requirements of this
Section 7.1, as amended by Schedule XXVI, if Borrower fails to give such notice by March 31, 1998 thereafter Borrower will be required to and will cause

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each other Loan Party to maintain insurance which meets the requirements of this Section 7.1 without giving effect to Schedule XXVI.

                 (d) If any Asset is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt written notice thereof to Administrative Agent. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall, except as provided in Section 7.1.2(b), promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The reasonable out-of-pocket expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured by the Mortgage and shall be reimbursed by Borrower to Administrative Agent upon demand.

                 7.1.2 CASUALTY AND APPLICATION OF PROCEEDS. (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                          (i) In the event of a Casualty that is less than $250,000 (not including any deductible permitted to be maintained hereunder which is paid by Borrower), Borrower may settle and adjust any claim without the consent of Administrative Agent, provided that such adjustment is carried out in a competent and timely manner and the proceeds of any such policy shall be due and payable solely to Administrative Agent and held in escrow by Administrative Agent in the Loss Proceeds Subaccount.

                          (ii) In the event a Casualty shall equal or exceed $250,000 (not including any deductible permitted to be maintained hereunder which is paid by Borrower), then and in that event, Administrative Agent will consult with Borrower as to the settlement and adjustment of the claim but may thereafter settle and adjust any claim without the consent of Borrower if Borrower and Administrative Agent are unable to agree as to such matters and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Administrative Agent, as agent for Lenders, and held in escrow by Administrative Agent, as agent for Lenders, in the Loss Proceeds Subaccount. Administrative Agent shall not be required to consult with Borrower if an Event of Default is then continuing.

                 (b) In the event of a Casualty with respect to an Asset where the loss is in an aggregate amount less than thirty percent (30%) of the Allocated Loan Amount for such Asset and if, in the reasonable judgment of Administrative Agent, the Asset can be restored within twelve (12) months after the occurrence of the Casualty and prior to maturity of the Note to an economic unit not less valuable (including an assessment of the impact of the termination of any Tenant Leases due to such Casualty) and not less useful than the same was prior to the Casualty, and after such restoration will adequately secure the Allocated Loan Amount for such Asset, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of insurance shall be deposited directly into the Deposit Account, whereupon such insurance proceeds shall be transferred to the Loss Proceeds Subaccount where, after reimbursement of any reasonable out-of-pocket expenses incurred by Administrative Agent, such proceeds shall be maintained and applied to pay for the cost of restoring, repairing, replacing or rebuilding the Asset or part thereof subject to the Casualty (the "RESTORATION"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Restoration; provided that:
(i) Borrower shall pay all costs (and if required by Administrative Agent, in the event Administrative Agent determines in its reasonable discretion that Borrower is likely not to have sufficient Mortgaged Property Gross Cash Flow in excess of Operating Expenses therefore Borrower shall deposit the total thereof with Administrative Agent, in advance) of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (ii) the Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Administrative Agent shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from the Property, as reasonably determined by Administrative Agent, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the Debt Service under the Loan, and (3) the other payments required pursuant to Section 10.9.1(a) hereof or Section 10.9.2(a) hereof, as applicable. Notwithstanding anything to the contrary contained in this Section 7.1.2, Borrower may, in its sole discretion, elect not to undertake the Restoration of an Asset and to instead defease a portion of the Notes (in accordance with the terms of Section 2.3.3) and cause the Asset which suffered the Casualty to be Partially Released in accordance with and subject to Section 2.4.

                 (c) Except as provided above, the proceeds of insurance collected upon any Casualty and any other funds contributed by Borrower under
Section 7.1.2(b) shall be deposited directly into the Deposit Account and at the option of the Requisite Lenders and Administrative Agent in their sole discretion, be applied to the payment of the Debt (after reimbursement of any expenses incurred by Administrative Agent) or transferred into the Loss Proceeds Subaccount where (after reimbursement of any expenses incurred by Administrative Agent) such proceeds and other funds shall be maintained and applied to pay for the cost of any Restoration in the manner set forth herein. If the proceeds of insurance collected upon a Casualty are applied by Lenders to payment of the Debt pursuant to this Section 7.1.2, Borrower may elect to prepay a portion of the Loan sufficient to obtain a Partial Release of the Asset which is the subject of the Casualty pursuant to Section 2.4.3 hereof provided Borrower shall have satisfied or caused to be satisfied the following conditions (the "CASUALTY RELEASE EVENT"):

                          (i) such prepayment shall be made on the first scheduled payment date occurring after Borrower shall have provided Administrative Agent with thirty (30) days irrevocable prior written notice of its intent to make such repayment, which notice shall have been delivered to Administrative Agent no later than





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         thirty (30) days after such proceeds of insurance are applied to payment of the Debt; and

                          (ii) all of the requirements of Section 2.4.3 shall have been satisfied.

Any such application to the Debt or repayment of the Debt pursuant to this clause (c) shall be without any prepayment consideration or premium except that if a Default or an Event of Default has occurred and is continuing, then Borrower shall pay to Administrative Agent, an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. Any such application to the Debt or repayment of the Debt pursuant to this clause (c) shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                 (d) In the event Borrower is entitled to reimbursement out of insurance proceeds held by Administrative Agent, such proceeds shall be disbursed from the Loss Proceeds Subaccount from time to time upon Administrative Agent being furnished with: (i) evidence satisfactory to Administrative Agent of the estimated cost of completion of the Restoration;
(ii) funds, or at Administrative Agent's option, assurances satisfactory to Administrative Agent that such funds are or will become available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration;
(iii) evidence reasonably acceptable to Administrative Agent that all work in connection with which the reimbursement is being requested has been performed and paid for which shall include, if the estimated cost of the Restoration exceeds the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Administrative Agent may reasonably require and approve; and (iv) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Administrative Agent (such approval not to be unreasonably withheld) prior to commencement of any work if the estimated cost of the Restoration exceeds the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset. In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Administrative Agent, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Administrative Agent by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Administrative Agent to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus which may remain out of insurance proceeds held by Administrative Agent after payment of such costs of Restoration shall be paid to Borrower.

                 7.1.3 CONDEMNATION. (a) Borrower shall promptly give Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against any of the Premises or the Improvements or any part thereof (a "CONDEMNATION") and shall deliver to Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award (as hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

                 (b) Administrative Agent, is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation and (after consultation with Borrower as to the compromise or settlement of a claim, if no Event of Default is then continuing) to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, this Agreement, the Mortgages and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Administrative Agent to expenses of collecting the Award and to discharge of the Debt. Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Notes. Borrower shall cause any Award that is payable to Borrower to be paid directly to Administrative Agent, as agent for Lenders.

                 (c) In the event of any Condemnation with respect to an Asset where the Award is in an aggregate amount less than twenty percent (20%) of the Allocated Loan Amount for such Asset, and if, in the reasonable judgment of Administrative Agent, the Asset can be restored within twelve (12) months after the occurrence of the Condemnation and prior to maturity of the Notes to an economic unit not less valuable (including an assessment of the impact of the termination of any Tenant Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Notes, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award shall be deposited directly into the Deposit Account, whereupon such proceeds shall be transferred to the Loss Proceeds Subaccount where, after reimbursement of any reasonable out-of-pocket expenses incurred by Administrative Agent, such proceeds shall be maintained and applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Asset or part thereof subject to Condemnation (the "CONDEMNATION RESTORATION"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Condemnation Restoration; provided that:

(i) Borrower shall pay all costs (and if required by Administrative Agent, in the event Administrative Agent determines in its sole reasonable discretion that Borrower is likely not to have sufficient Mortgaged Property Gross Cash Flow in excess of Operating Expenses therefore, Borrower shall deposit the total thereof with Administrative Agent in advance) of such Condemnation Restoration in excess of the Award made available pursuant to the terms hereof;
(ii) the Condemnation Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Administrative Agent shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from the Property, as reasonably determined by Administrative Agent, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the Debt Service under the Loan, and (3) any other payments required pursuant to Section 10.9.1(a) hereof or Section 10.9.2(a) hereof, as applicable. Notwithstanding anything to the contrary contained in this Section 7.1.2, Borrower may, in its sole discretion, elect not to undertake the Condemnation Restoration of an Asset and to instead defease a portion of the Notes (in accordance with the terms of Section 2.3.3) and cause the Asset which has suffered the Condemnation to be Partially Released in accordance with and subject to Section 2.4 hereof.

                 (d) Except as provided above, the proceeds of the Award collected upon any Condemnation and any other funds contributed by Borrower under Section 7.1.3(c) shall be deposited directly into the Deposit Account and, at the option of the requisite Lenders and Administrative Agent, in their sole discretion, be applied to the payment of the Debt, after reimbursement of any expenses incurred by Administrative Agent, or transferred into the Loss Proceeds Subaccount where, after reimbursement of any expenses incurred by Administrative Agent, such proceeds and other funds shall be maintained and applied to reimburse Borrower for the cost of the Condemnation Restoration in the manner set forth herein. If the Award collected upon a Condemnation is applied by Lenders to payment of the Debt pursuant to this Section 7.1.3 Borrower may elect to prepay a portion of the Loan sufficient to obtain a Partial Release of the Asset which is the subject of the Condemnation pursuant to Section 2.4.3 hereof provided Borrower shall have satisfied or caused to be satisfied the following conditions (the "CONDEMNATION RELEASE EVENT"):

                          (i) such prepayment shall be made on the first scheduled payment date occurring after Borrower shall have provided Administrative Agent with thirty (30) days irrevocable prior written notice of its intent to make such repayment, which notice shall have been delivered to Administrative Agent no later than thirty (30) days after such proceeds of Award collected upon such Condemnation are applied to payment of the Debt; and

                          (ii) all of the requirements of Section 2.4.3 shall have been satisfied.

Any such application to the Debt or repayment of the Debt pursuant to this clause (d) shall be without any prepayment consideration or premium except that if a Default or an Event of Default has occurred and is continuing, then Borrower shall pay to Administrative Agent, an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. Any such application to the Debt or repayment of the Debt pursuant to this clause (d) shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                 (e) In the event Borrower is entitled to reimbursement out of the Award received by Administrative Agent, such proceeds shall be disbursed from the Loss Proceeds Subaccount from time to time upon Administrative Agent being furnished with: (i) evidence satisfactory to Administrative Agent of the estimated cost of completion of the Condemnation Restoration; (ii) funds, or at Administrative Agent's option, assurances satisfactory to Administrative Agent that such funds are or will become available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration; (iii) evidence reasonably acceptable to Administrative Agent that all work in connection with which the reimbursement is being requested has been performed and paid for which shall include, if the estimated cost of the Condemnation Restoration exceeds the lessor of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Administrative Agent may reasonably require and approve, if the estimated cost of the Restoration is less than the lesser of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset, an Officer's Certificate certifying that the Borrower has obtained the foregoing; and (iv) all plans and specifications for such Condemnation Restoration, such plans and specifications to be delivered and approved by Administrative Agent (such approval not to be unreasonably withheld) prior to commencement of work if the estimated cost of the Condemnation Restoration exceeds the lessor of $250,000 and ten percent (10%) of the Allocated Loan Amount with respect to such Asset. In addition, no payment made prior to the final completion of the Condemnation Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Administrative Agent, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Administrative Agent by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Administrative Agent to pay for the costs of completion of the Condemnation Restoration, free and clear of all Liens or claims for Lien. Any surplus which may remain out of the Award received by Administrative Agent, after payment of such costs of Condemnation Restoration shall, in the sole and absolute discretion of Administrative Agent, be retained by Lenders and applied pro- rata to payment of the Debt.

                 SECTION 7.2   REQUIRED REPAIRS; REQUIRED REPAIR FUNDS.

                 7.2.1 REQUIRED REPAIRS; DEPOSITS. Borrower shall perform the repairs at each Asset, as more particularly set forth on Schedule II attached hereto (such repairs hereinafter referred to as "PROPERTY REQUIRED REPAIRS"). Borrower shall complete each of the Property Required Repairs on or before the required deadline for each repair as set forth on Schedule II attached hereto.

                 7.2.2 RELEASE OF REQUIRED REPAIR FUNDS. Administrative Agent shall disburse to Borrower the funds deposited in the Required Repair Subaccount (the "REQUIRED REPAIR FUND") upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Administrative Agent at least twenty (20) days prior to the date on which Borrower requests such payment be made, specifying the Property Required Repairs to be paid; (ii) on the date such request is received by Administrative Agent and on the date such payment is to be made, no monetary Default or Event of Default shall exist and remain uncured and will not be cured as a result of such disbursement; (iii) Administrative Agent shall have received an Officers' Certificate from Borrower (A) stating that all Property Required Repairs at the Asset to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete such Property Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Property Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Administrative Agent; (iv) at Administrative Agent's option, a title search for the Asset indicating that the Asset is free from all Liens not previously approved by Administrative Agent (except for Permitted Encumbrances); and (v) Administrative Agent shall have received such other evidence as Administrative Agent shall reasonably request that the Property Required Repairs at the Asset to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Administrative Agent shall not be required to make any disbursement from the Required Repair Subaccount with respect to any Asset unless such requested disbursement is in an amount equal to or greater than $25,000 (or a lesser amount if the total amount in the Required Repair Subaccount is less than $25,000, in which case only one disbursement of the amount remaining in the Required Repair Subaccount shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.2.2. Provided no Default or Event of Default has occurred, and remains uncured Administrative Agent shall cause the Deposit Bank to deposit into Clearing Account B any amount remaining in the Required Repair Fund after all Property Required Repairs have been completed and, from time to time promptly after the request of Borrower, any amount in the Required Repair Fund which is in excess of 125% of the aggregate cost to complete the Property Required Repairs specified on Schedule II attached which have not been completed, as reasonably determined by Administrative Agent, in accordance with the requirements of this Section 7.2. Except as provided herein, Administrative Agent shall cause the Deposit Bank to deposit into the Replacement Reserve Subaccount any amounts remaining in the Required Repair Fund after all Property Required Repairs have been completed.

                 7.2.3 FAILURE TO PERFORM REQUIRED REPAIRS. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Property Required Repairs at each Asset where such repairs are required within thirty (30) days the of the required deadline for each repair as set forth on
Schedule II attached hereto and (ii) Borrower does not satisfy each condition contained in Section 7.2.2 hereof.

                 SECTION 7.3   TAX AND INSURANCE ESCROW FUND.

                 Borrower shall pay to Administrative Agent, as agent for Lenders, on the eleventh day of each calendar month (a) one-twelfth of the Taxes that Administrative Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Administrative Agent sufficient funds to pay all such Taxes at least thirty (30) days prior to the date such Taxes will become delinquent (it being agreed that Taxes will be deemed delinquent on or before the date on which penalties or interest begin to accrue thereon) and (b) one-twelfth of the Insurance Premiums that Administrative Agent estimates will be payable for the renewal of the coverage afforded by the Policies for the succeeding annual period upon the expiration thereof in order to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in clauses (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Notes shall be added together and shall be paid as an aggregate sum by Borrower to Administrative Agent. Administrative Agent will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1 hereof and under each Mortgage, subject to Borrower's right to protest such taxes under Section 5.1(b) hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Administrative Agent shall, at the sole discretion of the Requisite Lenders, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Administrative Agent reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in clauses (a) and (b) above, Administrative Agent shall notify Borrower of such determination and Borrower shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                 SECTION 7.4   REPLACEMENTS AND REPLACEMENT RESERVE.

                 7.4.1 REPLACEMENT RESERVE FUND. On each date that a regularly scheduled payment of principal or interest is due under the Notes, Borrower shall deposit with Administrative Agent a monthly deposit in the amount equal to one-twelfth of an amount equal to four percent (4%) of annual Gross Income from Operations, until the third anniversary of the Closing Date and thereafter five percent (5%) of annual Gross Income from Operations. Amounts so deposited shall hereinafter be referred to as the "REPLACEMENT RESERVE FUND." Administrative Agent may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days written notice to Borrower if Administrative Agent determines in its reasonable discretion after reviewing Borrower's capital expenditure plans that an increase is necessary to maintain the proper maintenance and operation of the Property in accordance with past practices.

                 7.4.2 DISBURSEMENTS FROM REPLACEMENT RESERVE SUBACCOUNT. (a) Administrative Agent shall make disbursements from the Replacement Reserve Subaccount to pay Borrower only for the cost of replacements to and maintenance of the Property to the extent the same constitute capital expenditures in accordance with GAAP (collectively, the "REPLACEMENTS") in the manner provided in this Section 7.4.2. Administrative Agent shall not be obligated to make disbursements, from the Replacement Reserve Fund for costs which are to be reimbursed from the Required Repair Fund.

                 (b) Administrative Agent shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.4.2 and Section 7.4.3 of this Agreement, disburse to Borrower (within twenty (20) days of Borrower's satisfaction of the requirements of Section 7.4.2 and
Section 7.4.3 with respect thereto) amounts from the Replacement Reserve Subaccount necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.4.2(e)) as determined by Administrative Agent. In no event shall Administrative Agent be obligated to disburse funds from the Replacement Reserve Subaccount if a monetary Default or an Event of Default exists and will not be cured as a result of such disbursement.

                 (c) Each request for disbursement from the Replacement Reserve Subaccount shall be in a form reasonably specified or approved by Administrative Agent and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or Replacement of specific items, and
(iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request, Borrower shall certify that all Replacements have been made in accordance with all Legal Requirements of any Governmental Authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and each request shall include evidence satisfactory to Administrative Agent of payment of all such amounts. Except as provided in
Section 7.4.2(e), each request for disbursement from the Replacement Reserve Subaccount shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Administrative Agent evidence of completion satisfactory to Administrative Agent in its reasonable judgment.

                 (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Subaccount unless all such invoices do not exceed $25,000, in which case Administrative Agent shall disburse the amount for such invoices directly to Borrower and Borrower covenants and agrees to promptly pay such invoices. In addition, as a condition to any disbursement, Administrative Agent may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for any Asset by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request.

                 (e)      If (i) the cost of a Replacement exceeds $25,000 and
(ii) the contractor performing such Replacement requires periodic payments pursuant to the terms of a written contract, a request for reimbursement from the Replacement Reserve Subaccount may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at appropriate Asset and are properly secured or have been installed in such Asset, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Subaccount, together with deposits to be made into such account under
Section 7.4.1 are or will be, in Administrative Agent's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Administrative Agent, each contractor or subcontractor receiving payments under any contract exceeding $10,000, shall provide to Administrative Agent a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                 (f) Borrower shall not make a request for disbursement from the Replacement Reserve Subaccount more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $10,000. Any amount remaining in the Replacement Reserve Fund after the Debt has been paid in full shall be returned to Borrower.

                 7.4.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep each Asset in condition and repair consistent with other hotels of similar quality, in the same market segment and in the metropolitan area in which such Asset is located, and to keep each Asset or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

                 (b) Administrative Agent, as agent for Lenders, reserves the right, at its option, to approve all contracts or work orders, providing for a contract sum of $250,000 or more, with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements, which approval will not be unreasonably withheld. Upon Administrative Agent's request, Borrower shall assign any contract or subcontract to the Secured Parties.

                 (c) In the event Administrative Agent determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Borrower shall be in Default hereunder and Administrative Agent shall have the option to withhold disbursement for such unsatisfactory Replacement and if an Event of Default shall occur, Administrative Agent may proceed under existing contracts or contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower, and to exercise any and all other remedies available to Administrative Agent and Lenders upon an Event of Default hereunder.

                 (d) In order to facilitate Administrative Agent's completion or making of the Replacements pursuant to Section 7.4.3(c) above, Borrower grants Administrative Agent the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Administrative Agent shall be deemed to have been advanced under the Loan to Borrower and secured by each Mortgage. For this purpose, Borrower constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower, if and to the extent Administrative Agent is entitled to do so under this Section 7.4. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Subaccount for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements;

(iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against such Asset, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with such Asset or the rehabilitation and repair of such Asset; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

                 (e) Nothing in this Section 7.4.3 shall: (i) make Administrative Agent responsible for making or completing the Replacements;
(ii) require Administrative Agent to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Administrative Agent to proceed with the Replacements; or (iv) obligate Administrative Agent to demand from Borrower additional sums to make or complete any Replacement.

                 (f) Borrower shall permit Administrative Agent and Administrative Agent's agents and representatives (including, without limitation, Administrative Agent's engineer, architect or inspector) or third parties making Replacements pursuant to this Section 7.4.3 to enter onto such Asset, after reasonable advance notice, during normal business hours (subject to the rights of guests of the hotel and tenants under their Tenant Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at such Asset, and to complete any Replacements made pursuant to this Section 7.4.3. Borrower shall cause all contractors and subcontractors to cooperate with Administrative Agent or Administrative Agent's representatives or such other persons described above in connection with inspections described in this Section 7.4.3(f) or the completion of Replacements pursuant to this Section 7.4.3.

                 (g) Administrative Agent may require an inspection of such Asset (at Lenders, sole cost, except if (i) a Default or Event of Default shall have occurred and be continuing or (ii) either (x) the amount of the requested disbursement with respect to such Asset is greater than $100,000, (y) the aggregate amount of all disbursements made with respect to such Asset in any one year period exceeds $250,000 or (z) the total cost of the Replacement (as determined by Administrative Agent in its reasonable discretion) in connection with which Borrower is requesting a disbursement exceeds $250,000, then in any such case such inspection shall be at Borrower's sole cost and expense) prior to making a monthly disbursement from the Replacement Reserve Subaccount in order to verify completion of the Replacements for which reimbursement is sought. Administrative Agent may require that such inspection be conducted by an appropriate independent qualified professional selected by Administrative Agent and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Administrative Agent prior to the disbursement of any amounts from the Replacement Reserve Subaccount. If Borrower is required to pay the expense of the inspection





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as required hereunder, Borrower shall pay such expense whether such inspection is conducted by Administrative Agent or by an independent qualified professional.

                 (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Administrative Agent and Permitted Encumbrances).

                 (i) Before each disbursement from the Replacement Reserve Subaccount, Administrative Agent may require Borrower to provide Administrative Agent with a search of title to such Asset effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other Liens of any nature (other than Permitted Encumbrances) have been placed against such Asset since the date of recordation of the Mortgage and that title to such Asset is free and clear of all Liens (other than the Lien of the Mortgage, Permitted Encumbrances and any other Liens previously approved in writing by Lenders, if any), provided, however, such title search shall not be required with respect to any disbursement unless (x) the amount of the requested disbursement with respect to such Asset is greater than $100,000, (y) the aggregate amount of all disbursements made with respect to such Asset in any one year period exceeds $250,000 or (z) the total cost of the Replacement (as determined by Administrative Agent in its reasonable discretion) in connection with which Borrower is requesting a disbursement exceeds $250,000.

                 (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over such Asset and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

                 (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance (or alternative coverage permitted hereunder), builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Administrative Agent. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Administrative Agent or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Administrative Agent and Lenders.

                 7.4.4 FAILURE TO MAKE REPLACEMENTS. (a) Upon the occurrence of an Event of Default Administrative Agent may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including, but not limited to, completion of the Replacements as provided in Section 7.4.3, or for any other repair or Replacement to the Property or toward payment of the Debt as provided in Section 10.9.3. Administrative Agent's right to withdraw and apply the





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Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Administrative Agent and Lenders under this Agreement and the other Loan Documents.

                 (b) Except as set forth in Section 10.9.3, nothing in this Agreement shall obligate Administrative Agent to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

                 7.4.5 BALANCE IN THE REPLACEMENT RESERVE SUBACCOUNT. The insufficiency of any balance in the Replacement Reserve Subaccount shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. Any amount remaining in the Replacement Reserve Subaccount after the Debt has been paid in full shall be remitted to Borrower.

                 7.4.6 INDEMNIFICATION. Borrower shall indemnify Administrative Agent and each Lender and hold Administrative Agent and each Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless due to Administrative Agent's (or any Lenders') wilful misconduct or gross negligence. Borrower shall assign to Administrative Agent all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Replacements; provided, however, that Administrative Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                 SECTION 7.5   INTENTIONALLY DELETED

                 SECTION 7.6   GROUND RENT ESCROW FUND.

                 Borrower shall pay to Administrative Agent on the eleventh day of each calendar month (a) one-twelfth of the Ground Rent that Administrative Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Administrative Agent sufficient funds to pay all such Ground Rent at least thirty (30) days prior to their respective due dates (the "GROUND RENT ESCROW FUND"). Administrative Agent will apply the Ground Rent Escrow Fund to payments of Ground Rent when due as required to be made by Borrower pursuant to Section 5.1 hereof. In making any payment relating to the Ground Rent Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the Ground Lessor, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Ground Rent Escrow Fund shall exceed the amounts due for Ground Rent and pursuant to
Section 5.1 hereof, Administrative Agent shall, at the sole discretion of the Requisite Lenders, return any excess to Borrower or credit such excess against future payments to be made to the Ground Rent Escrow Fund. If at any time Administrative Agent reasonably determines that the Ground Rent Escrow Fund is not or will not be sufficient to pay the Ground Rent,





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Administrative Agent shall notify Borrower of such determination and Borrower shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to its due date. Notwithstanding anything to the contrary contained in this Section 7.6, provided (x) there is on deposit in the Deposit Account sufficient funds to pay one months Ground Rent due in connection with all Assets and (ii) no Cash Trap Period exists, Borrower shall not be required to deposit funds into the Ground Rent Escrow Fund as required by this Section 7.6. Any amount remaining in the Ground Rent Escrow Fund after the Debt has been paid in full shall be returned to Borrower.

         VIII.   DEFAULTS

                 SECTION 8.1   EVENT OF DEFAULT.

                 (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                          (i)     any portion of the Debt is not paid when due;

                          (ii) subject to Borrower's right to contest Taxes and Other Charges pursuant to Section 5.1, any of the Taxes or Other Charges are not paid when the same become delinquent;

                          (iii) the Policies are not kept in full force and effect, or certified copies of the Policies are not delivered to Administrative Agent within ten (10) Business Days of request;

                          (iv) except as permitted in Section 6.1(j) hereof, Borrower or any Loan Party transfers or encumbers any portion of any Asset or other Collateral without the Requisite Lenders' and the Administrative Agent's prior written consent;

                          (v) any representation or warranty made by Borrower or any other Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished hereunder or thereunder, shall have been false or misleading in any material respect as of the date the representation or warranty was made, provided, however if such false or misleading representation or warranty is susceptible of being cured within thirty (30) Business days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed sixty (60) Business Days after notice from Administrative Agent;





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                          (vi)    Borrower or any other Loan Party shall make
         an assignment for the benefit of creditors;

                          (vii) a receiver, liquidator or trustee shall be appointed for Borrower (or any other Loan Party) or Borrower (or any other Loan Party) shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Borrower (or such Loan Party), or any proceeding for the dissolution or liquidation of Borrower or any other Loan Party shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Loan Party, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be;

                          (viii) Borrower or any other Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                          (ix) Borrower breaches any of its negative covenants contained in Section 6.1 (except with respect to Sections 6.1(a), 6.1(b), 6.1(g), and 6.1(k), only if Borrower fails to cure any default thereunder within ten (10) days after any Loan Party becomes aware of or receives notice of such default) or any covenant contained in Section 4.1(dd) or 5.1(bb) hereof; any other Loan Party fails to include in their certificate of incorporation or other organizational documents the covenants, representations or warranties set forth in
         Section 4.1(dd) hereof as if directly made by it, or breaches or alters any of such covenants, representations or warranties; or any of the partners, members or shareholders of such Loan Parties which owns a 49% or greater interest therein alters or breaches any of the separateness covenants contained in such Loan Party's certificate of incorporation;

                          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, Borrower or any other Loan Party shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                          (xi) any of the assumptions contained in that certain Non-Consolidation Opinion delivered to Administrative Agent in connection with the Loan, or in any other Non-Consolidation Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;





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                          (xii)   Borrower or Parent shall continue to be in
         Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, or (xiv),
         (xv), (xvi), (xvii) or (xviii) below, for ten (10) days after notice to Borrower or Parent from Administrative Agent, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower or Parent from Administrative Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

                          (xiii) there shall be default under any Mortgage or any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, any other Loan Party, any Asset or any other Collateral, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Administrative Agent to accelerate the maturity of all or any portion of the Debt;

                          (xiv) except as may be permitted otherwise by this Agreement, (x) any Franchise Agreement with respect to any Asset or any consent or comfort letter delivered by any franchisor under any such Franchise Agreement shall cease to be in full force and effect or
         (y) any party thereto shall deny or disaffirm its obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto and any applicable cure period shall have expired, and in any such event the Borrower shall have failed to either (a) replace such Franchise Agreement within 60 days of such default (after the expiration of any such applicable cure period) or disaffirmation, as the case may be, with a franchise agreement approved in writing by Administrative Agent or (b) operate the applicable Asset under a tradename owned by Bristol and referred to in clause (w) of subsection 6.1(k)(iii);

                          (xv) if any representation contained in Section 4.1(mm), (nn) and (oo) shall become untrue;

                          (xvi) (a) failure of any Loan Party to pay when due any monetary obligation contained in any Ground Lease, in each case beyond the end of any grace or cure period provided therefor (but in no event longer than five days, without extension); (b) occurrence of any other event or condition which, with the giving of notice or lapse of time or both, would cause, or would permit any lessor under any Ground Lease to cause, an acceleration, a cancellation or a termination, as against any Loan Party thereto,





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         of such Ground Lease, in each case after giving effect to any grace or cure period therefor (but in no event longer than five days without any extension); or (c) failure by any Loan Party to permit Administrative Agent and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning such Loan Party's performance and observance of the terms, covenants and conditions of a Ground Lease;

                          (xvii) at any time after the execution and delivery thereof, (x) any Loan Document or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or the Secured Parties shall not have or shall cease to have a valid and perfected first priority Lien or security interest in any Collateral or Asset purported to be covered, in each case other than with respect to Permitted Encumbrances, other than as a result of the failure of Administrative Agent to take any action within its control, or (y) any Loan Party shall contest in writing the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party; or

                          (xviii) any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $2,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any other Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                          (xix) any Loan Party shall fail to pay any principal of or premium or interest on any indebtedness of such Person having a principal amount of $250,000 or more (excluding indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party shall be required to repurchase or offer to repurchase such indebtedness, prior to the stated maturity thereof; or

                          (xx) a default has occurred and continues beyond any applicable cure period under any Property Management Agreement (or any successor property management agreement) if such default permits the property manager to terminate or





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         cancel such Property Management Agreement (or any successor property management agreement) unless a replacement property Manager is appointed pursuant to Section 6.1(v) hereof.

                 (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, Administrative Agent may (or at the request of the Requisite Lenders, shall) in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Administrative Agent (or such Requisite Lenders) deems advisable to protect and enforce its rights against Borrower or any other Loan Party and in and to the Property or any other Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Administrative Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower or any other Loan Party and the Property or any other Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or
(viii) above, the Debt and all other obligations of Borrower or any other Loan Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and, to the extent allowed by applicable law, Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                 SECTION 8.2   REMEDIES.

                 (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrower (or any other Loan Party) under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower (or any other Loan Party) or at law or in equity may (or at the request of the Requisite Lenders, shall) be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property or any other Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Requisite Lenders and Administrative Agent may determine in their sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent and Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, to the extent permitted by applicable law, if an Event of Default is continuing (i) Administrative Agent is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to the Secured Parties shall remain in full force and effect until Administrative Agent has exhausted all of its remedies





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against each Asset and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                 (b) Administrative Agent shall have the right from time to time to partially foreclose any Mortgage or combination of Mortgages in any manner and for any amounts secured by such Mortgages then due and payable as determined by the Requisite Lenders and Administrative Agent in their sole discretion, including, without limitation, in the event: (i) Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent may (or at the request of the Requisite Lenders, shall) foreclose any Mortgage or combination of Mortgages to recover such delinquent payments or (ii) Administrative Agent elects, or is directed by the Requisite Lenders, to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent may foreclose any Mortgage or combination of Mortgages to recover so much of the principal balance of the Loan as Administrative Agent may accelerate and such other sums secured by such Mortgage or Mortgages as Administrative Agent or the Requisite Lenders may elect. Notwithstanding one or more partial foreclosures, each Asset shall remain subject to the applicable Mortgage to secure payment of sums secured by such Mortgage and not previously recovered.

                 (c) Administrative Agent shall have the right from time to time to sever the Notes and the other Loan Documents into more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS"), in such denominations as the Requisite Lenders and Administrative Agent shall determine in their sole discretion for purposes of evidencing and enforcing the rights and remedies of the Lenders provided hereunder (provided Administrative Agent may not increase the principal balance of the Debt or otherwise adversely affect (except to a de-minimis extent) the rights or interest of Borrower, Parent or any other Loan Party under this Agreement or any other Loan Document). Borrower shall and Parent shall cause each Loan Party to execute and deliver to Administrative Agent from time to time, promptly after its request, a severance agreement and such other documents as Administrative shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent and the Requisite Lenders. Borrower and Parent each hereby absolutely and irrevocably appoint Administrative Agent as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Parent each ratifying all that its said attorney shall do by virtue thereof; provided, however, that Administrative Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Administrative Agent of its intent to exercise its rights under such power.





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                 SECTION 8.3   REMEDIES CUMULATIVE.

                 The rights, powers and remedies of Administrative Agent and Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lenders may have against Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Such rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lenders and Administrative Agent, may determine in their sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any other Loan Party shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or such Loan Party or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lenders or Administrative Agent after an Event of Default has occurred, including, but not limited to, interest at the Default Rate, late charges or any escrowed amount, may be applied by Lenders or Administrative Agent to payment of the Debt as set forth in Section 10.9.3.

         IX.     SPECIAL PROVISIONS

                 SECTION 9.1   SALE OF NOTES AND SECURITIZATION.

                 At the request of the holder of the Notes, Borrower shall and Parent shall cause each Loan Party to use reasonable efforts to facilitate the consummation of the sale of the Notes or participation therein or the securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Notes and each Mortgage, and shall cooperate with and, to the extent not already required to be provided by Borrower under this Agreement, provide Administrative Agent and Lenders with all information and materials obtainable by Borrower or any Loan Party which may be required in the marketplace or by the Rating Agencies in connection with the Securitization, including, without limitation, to:

                 (a) (i) provide such financial and other information with respect to the Property, the other Collateral, Borrower, the other Loan Parties and the Property Manager, (ii) provide budgets relating to each Asset or the Property, and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of each Asset, as may be requested by the holders of the Notes or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together with appropriate verification and/or





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consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Administrative Agent, Lenders and the Rating Agencies;

                 (b) at Borrower's expense, cause counsel to render or update opinions (which may be relied upon by the Rating Agencies) as to non-consolidation, or any other opinion customary in securitization transactions with respect to the Property and Borrower and its Affiliates (including without limitation the other Loan Parties), which counsel and opinions shall be reasonably satisfactory to the holders of the Notes and the Rating Agencies;

                 (c) make such representations and warranties as of the closing date of the Securitization with respect to the Property, the other Collateral, Borrower, the other Loan Parties and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holders of the Notes or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents but excluding any representations or warranties, if any, which were made solely as of the Closing Date; and

                 (d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be reasonably requested by the holders of the Notes or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Notes or (ii) modify or amend any other material economic terms or conditions of the Loan or rights or interests or Borrower, Parent or any other Loan Party under the Loan Documents, except to a de-minimis extent.

All reasonable third party costs and expenses incurred by Administrative Agent and Lenders in connection with the Securitization which are attributable to Borrower (or any other Loan Party), the Loan Documents, the Property or the other Collateral or this Section 9.1, including, without limitation, fees charged by any Rating Agency (other than rating surveillance fees), shall be paid by Borrower within ten (10) days after demand of Administrative Agent (the "SECURITIZATION EXPENSES"); provided, however, that in no event shall such costs and expenses exceed one half of one percent (.5%) of the original principal balance of the Loan. The Securitization Expenses shall be used by Administrative Agent to pay its costs and expenses as set forth above and any portion of the Securitization Expenses not expended in connection with the Securitization shall be promptly returned to Borrower. Thirty (30) days prior to any Securitization, Borrower may require Administrative Agent to provide an accounting as to the amount and itemization of the Securitization Expense Administrative Agent and Lenders have already spent, any additional amount required to be expended in connection with such Securitization and the identity of the purchaser of the Residual Amount.





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                 SECTION 9.2   SECURITIZATION INDEMNIFICATION.

                 (a) Borrower understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will and Parent will cause each Loan Party to cooperate with the holders of the Notes in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

                 (b) Borrower agrees to, and Parent shall cause each Loan Party to, provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (A) certifying that Borrower and each other Loan Party has carefully examined such memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Administrative Agent and Lenders (and for purposes of this Section 9.2, Administrative Agent and Lenders hereunder shall include its officers and directors), the Affiliate of Nomura Securities International, Inc. ("NOMURA") that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "NOMURA GROUP"), and each of Nomura, BT Alex. Brown Incorporated, each of its directors and each person who controls Nomura or BT Alex. Brown Incorporated, as the case may be, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (the "LIABILITIES") to which any Lender, Administrative Agent, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading, and (C) agreeing to reimburse Administrative Agent, Lenders, the Nomura Group





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and the Underwriter Group for any reasonable legal or other out-of-pocket expenses reasonably incurred by Administrative Agent, Lenders and the Nomura Group and the Underwriting Group in connection with investigating or defending the Liabilities; provided, however, that Borrower (or such Loan Party) will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Administrative Agent (or any Lender) by or on behalf of Borrower or any Loan Party in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the Debt, including, without limitation, financial statements of Borrower or any Loan Party and operating statements, Rent Rolls, environmental site assessment reports and property condition reports with respect to each Asset. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                 (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Administrative Agent, Lenders, the Nomura Group and the Underwriter Group for Liabilities to which Administrative Agent, Lenders, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made, not misleading and
(ii) reimburse Administrative Agent, Lenders, the Nomura Group or the Underwriter Group for any reasonable legal or other out-of-pocket expenses reasonably incurred by Administrative Agent, the Nomura Group or the Underwriter Group in connection with defending or investigating the Liabilities.

                 (d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 and the assumption by the indemnifying party of the defense thereof, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the





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indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                 (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9.2(b), (c) or (d) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b), (c) or (d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) Nomura's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Nomura and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                 (f) The liabilities and obligations of Borrower, Parent, Lenders and Administrative Agent under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                 (g)      Notwithstanding anything to the contrary in this
Section 9.2, no Person shall be entitled to be indemnified hereunder with respect to any liabilities that arise from the bad faith, recklessness or wilful violation of law of such Person.

                 SECTION 9.3    RATING SURVEILLANCE.

                 Administrative Agent or its Affiliates will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lenders.

                 SECTION 9.4   INTENTIONALLY DELETED

                 SECTION 9.5   INTENTIONALLY DELETED





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                 SECTION 9.6   INDEMNIFICATION AGAINST TAX.

                 Borrower indemnifies and agrees to defend and hold Administrative Agent and each Lender harmless against all real estate transfer, mortgage recording, documentary stamp and intangible taxes and other amounts (other than income taxes) imposed on Administrative Agent or such Lender by virtue of such party's execution of any of the Loan Documents or by reason of the Loan, including any penalties, interest and attorneys' fees incurred by Lenders in connection therewith, and all such charges shall be secured by the Lien of each Mortgage and bear interest at the Default Rate until paid.

                 SECTION 9.7   SPLITTING THE LOAN.

                 Administrative Agent shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as the requisite Lenders and Administrative Agent shall determine in their sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder, provided, however, that the terms, provisions and clauses of the Severed Loan Documents shall be no more adverse to Borrower than those contained in the Notes, this Agreement, the Security Deed and the other Loan Documents. Borrower shall and Parent shall cause each Loan Party to execute and deliver to Administrative Agent from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent. Borrower and Parent each hereby absolutely and irrevocably appoint Administrative Agent as their true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Parent each ratifying all that its said attorney shall do by virtue thereof; provided, however, that Administrative Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Administrative Agent of Lenders' intent to exercise its rights under such power.

         X.      CENTRAL CASH MANAGEMENT

                 SECTION 10.1   SERVICER.

                 At the option of Administrative Agent, as agent for Lenders, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Administrative Agent and Administrative Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer. The cost of the Servicer (the "SERVICING FEES") shall not exceed 0% of the original principal amount of the Notes per annum and shall be due and payable monthly by Borrower at the same time that the monthly scheduled payments on Debt are due and payable.





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                 SECTION 10.2   ESTABLISHMENT OF ACCOUNTS.

                 10.2.1 ESTABLISHMENT OF CLEARING ACCOUNT. In order to further secure the performance by Borrower of the Obligations and as a material inducement for Lenders to make the Loan in accordance with terms of this Agreement, the Notes and the Mortgages, Borrower hereby acknowledges, confirms and covenants that: (i) Borrower has established separate accounts (each individually a "CLEARING ACCOUNT A") in the name of Administrative Agent Lenders or Lenders' designee; (ii) Borrower has established a separate account ("CLEARING ACCOUNT B") in the name of Borrower or Borrower's designee in a bank to be designated by Borrower; (iii) each Clearing Account A will be subject to the sole dominion, control and discretion of Administrative Agent, as agent for Lenders or its designee, subject to the terms, covenants and conditions of this Agreement; (iv) Clearing Account B will be subject to the sole dominion, control and discretion of Borrower or its designee, subject to the terms, covenants and conditions of this Agreement; (v) Administrative Agent, as agent for Lenders or its designee shall have the sole right to make withdrawals from each Clearing Account A; (vi) Borrower or its designee shall have the sole right to make withdrawals from Clearing Account B; and (vii) neither Borrower nor any other Person claiming on behalf of or through Borrower shall have any right or authority, whether express or implied, to close or to make use of, or withdraw any Account Proceeds from any Clearing Account A. Each Clearing Account A and Clearing Account B shall be assigned the federal tax identification number of Borrower, which number is 75-2724573.

                 10.2.2 ESTABLISHMENT OF DEPOSIT ACCOUNT AND SUBACCOUNTS. (a) Administrative Agent has established a separate account, in the name of Administrative Agent, as agent for Lenders, entitled the "Deposit Account for Nomura Asset Capital Corporation as Mortgagee of "Bristol Lodging Company" (the "DEPOSIT ACCOUNT"). Administrative Agent shall or shall cause the Deposit Bank to maintain on a ledger entry basis the following subaccounts (the "SUBACCOUNTS") entitled:

                          (i) Tax and Insurance Escrow Subaccount (the "TAX AND INSURANCE ESCROW SUBACCOUNT");

                          (ii) Monthly Debt Service Subaccount (the "MONTHLY DEBT SERVICE SUBACCOUNT");

                          (iii)   Replacement Reserve Subaccount (the
                                  "REPLACEMENT RESERVE SUBACCOUNT");

                          (iv) Required Repair Subaccount (the "REQUIRED REPAIR SUBACCOUNT");

                          (v) Loss Proceeds Subaccount (the "LOSS PROCEEDS SUBACCOUNT");





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                          (vi)    Security Deposit Subaccount (the "SECURITY
                                  DEPOSIT SUBACCOUNT");

                          (viii)  Borrower's Remainder Subaccount (the
                                  "BORROWER'S REMAINDER SUBACCOUNT");

                          (ix) Ground Rent Subaccount (the "GROUND RENT SUBACCOUNT");

                 (b) In order to further secure the performance by Borrower of the Obligations and as a material inducement for Lenders to make the Loan in accordance with terms of this Agreement, the Notes and each Mortgage, Borrower hereby acknowledges and confirms that: (i) Administrative Agent as its designee has established the Deposit Account in the name of Administrative Agent, as agent for Lenders; (ii) the Deposit Account will be subject to the sole dominion, control and discretion of Administrative Agent as its designee, subject to the terms, covenants and conditions of this Agreement;
(iii) Administrative Agent or its designee shall have the sole right to make withdrawals from the Deposit Account; and (d) neither Borrower nor any other Person claiming on behalf of or through Borrower shall have any right or authority, whether express or implied, to close or to make use of, or withdraw any Account Proceeds from, the Deposit Account. The Deposit Account shall be assigned the federal tax identification number of Borrower, which number is 75-2724573.

                 SECTION 10.3   DEPOSITS INTO CLEARING ACCOUNT.

                 (a) Within one (1) Business Day after receipt of the same by Borrower or any agent or Person acting on behalf of Borrower, including, without limitation, any Property Manager engaged by Borrower in connection with any Asset or any other Loan Party, Borrower shall and Parent shall cause each Loan Party to directly deposit (or cause to be deposited) all Rent and other Mortgaged Property Gross Cash Flow and all Security Deposits into the Clearing Account A for such Asset. Without limiting the generality of the foregoing:

                 (i) Borrower shall cause all Rent, payable on account of any Tenant Lease, and Security Deposits, payable on account of any Tenant Lease, to be transmitted directly to the Clearing Account A for the Asset in connection with which the Rent is being paid, by each Person granted a possessory interest or right to use or occupy all or any portion of such Asset pursuant to a Tenant Lease (collectively, the "TENANTS"), without such Rent or Security Deposits at any time being under the control of Borrower or any of its agents or employees, by executing and delivering to each Tenant under a Tenant Lease, whether such Tenant Lease is presently effective or executed after the date hereof, an irrevocable letter of direction (the "PAYMENT DIRECTION LETTER") in the form attached hereto as Exhibit A, advising each Tenant to directly deposit into such Clearing Account A at the address set forth in the Payment Direction Letter, promptly when due, all Rent and Security Deposits payable to Borrower as landlord under the Tenant Leases.





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         Borrower represents, warrants and covenants that it shall deliver the
         Payment Direction Letter (i) on or prior to the date hereof with respect to Tenant Leases executed on or prior to the date hereof and
         (ii) contemporaneously with the execution and delivery of all other Tenant Leases after the date hereof. Neither Borrower nor the Property Manager shall (i) terminate, amend, revoke or alter any Payment Direction Letter by amending any Tenant Lease or otherwise or
         (ii) direct or cause any Tenant to pay Rent in any manner other than as specifically provided in the Payment Direction Letter.

                 (ii) Borrower shall cause all Credit Card Receivables to be transmitted directly to the Clearing Account A for the Asset in connection with which the Rent is being paid, by the Credit Card Payor without such Credit Card Receivables at any time being under the control of Borrower or any of its agents or employees, by executing and delivering to each Credit Card Payor, an irrevocable letter of direction (the "CREDIT CARD PAYOR PAYMENT DIRECTION LETTER") in the form attached hereto as Exhibit B, advising each Credit Card Payor to directly deposit into such Clearing Account A at the address set forth in the Credit Card Payor Payment Direction Letter, promptly when due, all Credit Card Receivables payable to Borrower. Borrower represents, warrants and covenants that it shall deliver the Credit Card Payor Payment Direction Letter (i) on or prior to the date hereof with respect to each person who is a Credit Card Payor on the date hereof and (ii) on or prior to accepting any other credit card for payment, to each additional Credit Card Payor. Neither Borrower nor the Property Manager shall (i) terminate, amend, revoke or alter any Credit Card Payor Payment Direction Letter or (ii) direct or cause any Credit Card Payor to pay Credit Card Receivables in any manner other than as specifically provided in the Credit Card Payor Payment Direction Letter.

                 (b) Borrower and Parent agree (i) not to commingle, or permit any other Loan Party to commingle, any such Mortgaged Property Gross Cash Flow or Security Deposits which it receives with other funds of Borrower or any other Loan Party, (ii) that Borrower or any other Loan Party, as the case may be, is holding Mortgaged Property Gross Cash Flow and Security Deposits which it receives in an express trust for the benefit of Lenders until all Mortgaged Property Gross Cash Flow and Security Deposits which it receives are deposited into the Clearing Account A for the appropriate Asset and (iii) to transmit or cause any other Loan Party to transmit such Mortgaged Property Gross Cash Flow or Security Deposits which it receives into the Clearing Account A for the Asset in connection with which such Mortgaged Property Gross Cash Flow or Security Deposit was generated within one (1) Business Day after receipt thereof.

                 (c) Borrower shall notify Administrative Agent (or cause each Clearing Bank to notify Administrative Agent) contemporaneously with the making of each deposit into any Clearing Account A under this Section which is made by Borrower or any agent or Person on behalf of Borrower (other than deposits made by Tenants or Credit Card Payors directly into Clearing Account
A) of the amount and date of such payment, which notification shall contain a





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breakdown of the amount of Rent, Loss Proceeds and other Mortgaged Property
Gross Cash Flow and Security Deposits included in the deposit. Said notification shall be accompanied by such supporting documentation as Administrative Agent may reasonably require. Any deposit made by or on behalf of Borrower into any Clearing Account A shall be deemed deposited into such Clearing Account A when the funds in respect of such deposit shall become available funds.

                 SECTION 10.4   TRANSFERS TO DEPOSIT ACCOUNT AND CLEARING
ACCOUNT B.

                 10.4.1 TRANSFERS FROM CLEARING ACCOUNT. (a) Subject to clauses (b) and (c) below, Borrower shall cause the Clearing Bank to transfer, on a daily basis by wire transfer or via the automated clearing house ("ACH") system, amounts constituting available funds on deposit in Clearing Account A in excess of $1,000 to the Deposit Account (the "MINIMUM BALANCE"). Simultaneously with any transfer to the Deposit Bank pursuant to this Section 10.4.1, the Clearing Bank shall send to the Deposit Bank, Administrative Agent or its designee, and Borrower, via telecopy, a wire transfer or ACH system advice setting forth the amount transferred.

                 (b) Prior to the Optional Prepayment Date, if no Cash Trap Event shall have occurred or if (i) a Cash Trap Event shall have occurred and (ii) the Cash Trap Period shall have expired or been terminated or waived by Lenders and Administrative Agent in their sole discretion, then Administrative Agent shall (subject to Administrative Agent again being permitted to cause transfers from Clearing Account A to the Deposit Account pursuant to Section 10.4.1, if a Cash Trap Event shall have occurred) cause each Clearing Bank to distribute on a daily basis by wire transfer or via the ACH system, any amounts constituting available funds on deposit in each Clearing Account A (which do not constitute Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance) to Clearing Account B.

                 (c) Prior to the Optional Prepayment Date, if a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired or been terminated by the Lenders and Administrative Agent in their sole discretion, then provided no Event of Default has occurred and is continuing and sufficient funds (which do not constitute Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance) have been transferred to the Deposit Account during the applicable Collection Period to distribute and pay the amounts set forth in Section 10.9.1(a)(i)- (vi) on the next occurring Distribution Date, Administrative Agent shall, subject to Section 10.9.3 and
10.12 hereof cause each Clearing Bank to distribute on a daily basis by wire transfer or via the ACH system any additional amounts constituting available funds on deposit in each Clearing Account A during the remainder of the applicable Collection Period (which do not constitute Loss Proceeds, Material Security Deposits, or Rent paid more than one month in advance) to Clearing Account B.

                 (d) Borrower shall notify the Clearing Bank if any funds deposited in Clearing Account A constitute Loss Proceeds, Material Security Deposits or Rent paid more than one





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month in advance, in sufficient time for the Clearing Bank to transfer such funds to the Deposit Account. If any funds constituting Loss Proceeds, Material Security Deposits or Rent paid more than one month in advance are transferred to Clearing Account B, Borrower shall immediately transfer such funds to the Deposit Account.

                 10.4.2 INSUFFICIENT FUNDS IN THE DEPOSIT ACCOUNT. Except as otherwise expressly provided in this Agreement, all payments from time to time in respect of the Loan (to the extent not independently funded by Mortgaged Property Gross Cash Flow deposited into a Clearing Account A) and all prepayments and other amounts paid by Borrower hereunder (other than fees and expenses paid on the Closing Date) shall be remitted by Borrower to Administrative Agent for deposit into the Deposit Account. The obligations of Borrower under this Agreement and the other Loan Documents to pay principal and interest and the other costs, expenses, charges, fees and payments payable under this Agreement and the other Loan Documents, including, without limitation, funding of the Tax and Insurance Escrow Subaccount and the Replacement Reserve Subaccount and the Ground Rent Subaccount as required in Sections 7.3, 7.4 and 7.6 is not limited to the amount of Mortgaged Property Gross Cash Flow deposited into the Deposit Account, if any, and available for the purpose of paying such amounts. In the event that the amounts available in the Deposit Account for the payment of principal and interest or such other costs, expenses, charges, fees or payments to be paid therefrom, or the amounts allocated to the Subaccounts for the payment of costs, expenses, charges, fees or payments to be paid therefrom, are not sufficient to permit the same to be paid as and when due, then prior to the Disbursement Date immediately preceding such due date (or in the case of Debt Service, on or prior to such date), Borrower shall deposit into the Deposit Account such additional funds as may be required in order to permit the timely payment of all such items (such deposits being herein called "BORROWER CONTRIBUTION DEPOSITS"). Borrower's ignorance of the amounts in Clearing Account A, the Deposit Account or any Subaccount available for the purpose of making the required payments therefrom shall not be a defense to the failure of Borrower to timely make Borrower Contribution Deposits as required pursuant to the preceding sentence.

                 SECTION 10.5   INITIAL DEPOSITS INTO THE SUBACCOUNTS.

                 On or prior to the Closing Date, Borrower will deposit or will cause to be deposited into the Deposit Account for allocation to the Subaccounts the amounts set forth in the settlement statement which was executed in connection with the Loan and as more particularly set forth on
Schedule I attached hereto.

                 SECTION 10.6   PLEDGE OF ACCOUNTS; EVENT OF DEFAULT.

                 As additional security for the payment of all sums due under the Loan and the performance of all other terms, conditions and covenants of this Agreement and the other Loan Documents on Borrower's part to be paid and performed, Borrower hereby pledges, assigns and





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grants to the Secured Parties a continuing perfected security interest in and
to and a first lien upon:   (a) the Deposit Account (including each Subaccount)
and each Clearing Account A and all of the Borrower's right, title and interest in and to all cash, property or rights transferred to or deposited into the Deposit Account and each Clearing Account A from time to time by or on behalf of Borrower in accordance with the provisions of this Agreement, (b) all earnings, investments and securities held in the Deposit Account, and (c) any and all proceeds of the foregoing (subject to the rights of Tenants whose Security Deposits were allocated to the Security Deposit Subaccount). Borrower further agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements and other instruments as Administrative Agent may reasonably require in order to effectuate, assure, convey, secure, assign and transfer unto Administrative Agent any of the rights granted by this Section. Borrower shall not further pledge, assign or grant a security interest in the Deposit Account, any Subaccount or any Clearing Account A or permit any other Lien to attach thereto or any levy to be made thereon, or any UCC-1 Financing Statement (except those naming Administrative Agent as secured party) to be filed with respect thereto.

                 SECTION 10.7   INVESTMENT OF ACCOUNT FUNDS.

                 (a) So long as no Event of Default has occurred, all or a portion of the funds deposited in the Deposit Account shall be invested and reinvested by Administrative Agent pursuant to written instructions from Borrower in one or more Eligible Investments; provided, however, that such funds shall be invested in Eligible Investments in a manner that will permit Administrative Agent to meet the payment obligations hereunder and any such direction from Borrower shall contain a certification from Borrower (which may be conclusively relied upon by Administrative Agent) that any such investments constitute Eligible Investments. In the absence of any instructions from Borrower or after the occurrence of an Event of Default, the funds deposited in the Deposit Account shall be invested and reinvested by Administrative Agent in securities or obligations described in clause (a) under the definition of Eligible Investments and, in the case of an Event of Default, Borrower shall have no authority to direct the investment of such funds. Funds deposited in any Clearing Account A shall not be invested without Administrative Agent's consent, which consent shall not be unreasonably withheld provided such investment (x) is an Eligible Investment and (ii) shall mature on or prior to the Business Day immediately following the investment of such funds.

                 (b) All interest, income, earnings or other gain from investment of the funds deposited in the Deposit Account shall be credited to the Deposit Account, net of any service charges to the Deposit Account, and any loss resulting from such investments shall be charged to the Deposit Account. Borrower shall include and report such interest, income, earnings and other gain in its income for Federal, state and local income and franchise tax purposes. Administrative Agent shall not be responsible for any losses with respect to any investment in Eligible Investments of the funds deposited in the Deposit Account or for any losses resulting from early withdrawal thereof under
Section 10.7(c) even if such investments in Eligible





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Investments were made at the direction of Administrative Agent, and Borrower shall bear the risk of all losses with respect to any such investments in Eligible Investments (including any loss resulting from early withdrawal thereof under Section 10.7(c)).

                 (c) Administrative Agent is hereby authorized and empowered at any time and from time to time, without notice to Borrower or any other Person, to cause any such investments to be sold or converted to cash in order to make the disbursements required to be made from the Deposit Account (and each Subaccount) in accordance with the terms of this Agreement, whether or not at the time of such sale or conversion, such investments shall have matured.

                 SECTION 10.8   REQUISITIONS.

                 10.8.1 SUBMISSION OF REQUISITIONS. If a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired or been terminated by the Requisite Lenders and Administrative Agent in their sole discretion, no later than five (5) Business Days prior to the first day of each Collection Period occurring after such Cash Trap Event, Borrower will submit to Administrative Agent a Requisition for all Operating Expenses (each, a "REQUISITION") that Borrower reasonably anticipates will be payable in respect of each Asset during the following Collection Period.

                 10.8.2 CONTENT OF REQUISITIONS. No Requisition shall request payment of amounts which were requested and paid in a previous Collection Period (or otherwise previously paid by Borrower). Each Requisition shall be accompanied by such supporting documentation as Administrative Agent may reasonably require. Each Requisition shall also contain a certification executed by Borrower confirming that Borrower has expended all amounts released to it under the previous month's Requisition in the manner contemplated by such Requisition (or listing any variances), and such certification shall specify that portion, if any, of the aggregate amount of the prior month's Requisition that was not expended by Borrower (the "UNUSED REQUISITION AMOUNT"). In addition, each Requisition shall contain a certification confirming which amounts requested are, or are not, budgeted in the current Approved Annual Operating Budget. Each Requisition, commencing with the Requisition for the calendar month following the Optional Prepayment Date and each Requisition thereafter (each a "POST OPTIONAL PREPAYMENT DATE REQUISITION"), must be approved by Administrative Agent. To the extent that the amount requested in a Requisition is budgeted in the current Approved Annual Operating Budget for an Asset, or is not in excess of one hundred and five percent (105%) of the budgeted amount, such amount shall be deemed to be approved by Administrative Agent. All other amounts requested in any Post Optional Prepayment Date Requisition must be approved by the Requisite Lenders and Administrative Agent in their sole discretion.





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                 SECTION 10.9   DISBURSEMENTS FROM THE DEPOSIT ACCOUNT.

                 10.9.1 PRIOR TO THE OPTIONAL PREPAYMENT DATE. (a) From time to time during each Collection Period (but not less than once during any two week period) which is prior to the Optional Prepayment Date, Administrative Agent shall, subject to Sections 10.9.3 and 10.12, cause the Deposit Bank to distribute the amounts then held as collected funds in the Deposit Account (other than (A) Loss Proceeds which shall be allocated to the Loss Proceeds Subaccount, (B) Security Deposits which shall be allocated to the Security Deposit Subaccount and (C) any Rent which is paid for more than one month in advance, which shall be retained in the Deposit Account until payment thereof is due under the applicable Tenant Lease) in the following order of priority satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                          (i) First, with respect to any Asset which is a Leasehold Estate, to the funding of the Ground Rent Subaccount, in an amount required to be paid to Administrative Agent pursuant to Section
         7.6 hereof with respect to Ground Rent;

                          (ii) Second, to the funding of the Tax and Insurance Escrow Subaccount, in the amount required to be paid to Administrative Agent pursuant to Section 7.3 hereof with respect to Taxes and Insurance Premiums;

                          (iii) Third, to the funding of the Monthly Debt Service Subaccount, in payment of the monthly installment due under the Note in an amount equal to the Monthly Debt Service Payment Amount as set forth in the Note (to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder of the Monthly Debt Service Amount applied to reduction of the outstanding principal balance of the Notes);

                          (iv)    Fourth, to the Monthly Debt Service
         Subaccount, in payment of all other amounts then due and owing to Lenders under the terms of this Agreement or any of the other Loan Documents, including, without limitation, any amounts payable by Borrower in connection with a Securitization pursuant to Sections 9.1 and 9.3 hereof;

                          (v) Fifth, to the funding of the Replacement Reserve Subaccount, in the amount required to be paid to Administrative Agent pursuant to Section 7.4 hereof;

                          (vi)    Sixth [INTENTIONALLY DELETED];

                          (vii) Seventh, if a Cash Trap Event shall have occurred and the Cash Trap Period shall not have expired (or been terminated by Administrative Agent in the sole discretion of Administrative Agent and Lenders), to the Borrower Remainder Subaccount, in the amount equal to the Operating Expenses (including any Management





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         Fee) set forth in the Requisition submitted during the immediately preceding Collection Period (but excluding any amounts in the Requisition which are to be paid pursuant to any other clause in this
         Section 9.9.1(a)); provided, however, that if there is an outstanding Unused Requisition Amount with respect to prior Requisitions, then the amount to be released to the Borrower Remainder Subaccount under this clause (vii) shall be reduced by an amount equal to such Unused Requisition Amount; and

                          (viii) Eighth, the balance, if any, to the Borrower Remainder Subaccount.

                 (b) Borrower will apply all amounts paid to Borrower pursuant to Section 10.9.1(a)(vii) only for the purposes set forth in the Requisition applicable thereto.

                 10.9.2 AFTER THE OPTIONAL PREPAYMENT DATE. (a) In the event that Borrower does not prepay the entire Debt on the Optional Prepayment Date and provided no Event of Default shall have occurred, then from time to time (but not less than once during any two week period) during each Collection Period which is after the Optional Prepayment Date, Administrative Agent shall, subject to Section 10.12, cause the Deposit Bank to distribute the amounts then held as collected funds in the Deposit Account (other than (A) Loss Proceeds which shall be allocated to the Loss Proceeds Subaccount, (B) Security Deposits which shall be allocated to the Security Deposit Subaccount, and (C) any Rent which is paid for more than one month in advance, which shall be retained in the Deposit Account until payment thereof is due under the applicable Tenant Lease) in the following order of priority satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                          (i) First, with respect to any Asset which is a Leasehold Estate, to the funding of the Ground Rent Subaccount in an amount required to be paid to Administrative Agent pursuant to Section
         7.6 hereof with respect to Ground Rent;

                          (ii) Second, to the funding of the Tax and Insurance Escrow Subaccount, the amount required to be paid to Administrative Agent pursuant to Section 7.3 hereof with respect to Taxes and Insurance Premiums;

                          (iii) Third, to the funding of the Monthly Debt Service Subaccount, in payment of the monthly installment due under the Notes in an amount equal to the Monthly Debt Service Payment Amount as set forth in the Notes (to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder of the Monthly Debt Service Payment Amount applied to reduction of the outstanding principal balance of the Notes);





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                          (iv)    Fourth, to the Borrower Remainder Subaccount,
         in an amount equal to the Operating Expenses (excluding any Management
         Fees) set forth in the Post Optional Prepayment Date Requisition submitted during the preceding Collection Period (but excluding any amounts which are to be paid pursuant to any other clause in this
         Section 10.9.2(a)), but only to the extent that such Operating
         Expenses have been approved by Administrative Agent as provided in
         Section 10.8.2; provided, however, that if there is an outstanding Unused Requisition Amount with respect to prior Requisitions, then the amount to be released to the Borrower Remainder Subaccount under this clause (iv) shall be reduced by an amount equal to such Unused Requisition Amount;

                          (v) Fifth, to the funding of the Replacement Reserve Subaccount, the amount required to be paid to Administrative Agent pursuant to Section 7.4 hereof;

                          (vi)    Sixth [INTENTIONALLY DELETED];

                          (vii)   Seventh, to the Borrower Remainder
         Subaccount, in an amount equal to Management Fees set forth in the Post Optional Prepayment Date Requisition submitted during the preceding Collection Period, to the extent approved by Administrative Agent as provided in Section 10.8.2 hereof;

                          (viii)  Eighth, to the Monthly Debt Service
         Subaccount, in payment of the outstanding principal balance of the Note until the Notes have been paid in full;

                          (ix) Ninth, to Administrative Agent and Lenders, in payment of any other amounts due and unpaid to Administrative Agent and Lenders under the Loan Documents;

                          (x)     Tenth, to Lenders, in payment of any
         outstanding and unpaid Accrued Interest; and

                          (xi) Eleventh, the balance, if any, to the Borrower Remainder Subaccount.

                 (b) Administrative Agent and Borrower shall cause the Lock-Box Agreements executed in connection with the Loan to be revised and amended, if necessary, to comply with the preceding order and priority. Nonpayment of the Accrued Interest in monthly installments as provided above as a result of insufficient Mortgaged Property Gross Cash Flow shall not be a Default. Nonpayment of all or any part of the amounts set forth in clauses (i) through (viii) as a result of insufficient Mortgaged Property Gross Cash Flow shall be an Event of Default.





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                 (c)      Borrower will apply all amounts paid to Borrower
pursuant to Section 10.9.2(a)(iv) only for the purposes set forth in the Post Optional Prepayment Date Requisition applicable thereto.

                 10.9.3 UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, Administrative Agent may (or if directed by the Requisite Lenders, shall) apply sums then present in the Deposit Account or any Subaccount thereof and all sums thereafter deposited into the Deposit Account (other than Security Deposits to the extent any Tenant may have a right to the return of such Security Deposit) to the payment of the Debt, completion of the Property Required Repairs, Taxes and Other Charges, Insurance Premiums and all other sums payable pursuant to this Agreement and the other Loan Documents in such order, proportion and priority as the Requisite Lenders and Administrative Agent may determine in their sole discretion, except that Administrative Agent shall apply funds (if any) on deposit in the Ground Rent Subaccount for payment of due and unpaid Ground Rent prior to application for any other purpose. Administrative Agent's right to withdraw and apply amounts in the Deposit Account shall be in addition to all other rights and remedies provided under this Agreement, the other Loan Documents, and at law or in equity.

                 SECTION 10.10   DISBURSEMENTS FROM CERTAIN SUBACCOUNTS.

                 10.10.1 DISBURSEMENTS FROM THE TAX AND INSURANCE ESCROW SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause the funds in the Tax and Insurance Escrow Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.3.

                 10.10.2 DISBURSEMENTS FROM THE REPLACEMENT RESERVE SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Replacement Reserve Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.4.

                 10.10.3 DISBURSEMENTS FROM THE SECURITY DEPOSIT SUBACCOUNT. In the event that Borrower receives a request from any Tenant (or the holder of a reservation of Function Space) for a disbursement from the Security Deposit Subaccount of all or any portion of such Tenant's (or such holder of a reservation of Function Space) Security Deposit, Borrower shall immediately give Administrative Agent written notice of such request. Upon receipt of such notice by Administrative Agent, Administrative Agent shall review the same and shall approve or disapprove such request in its reasonable discretion within ten (10) Business Days after receipt of such notice from Borrower. In the event that Administrative Agent approves a disbursement of all or any portion of the funds in the Security Deposit Subaccount, Administrative Agent shall cause the Deposit Bank to disburse such funds: (x) if payable to Borrower, into Clearing Account B (provided, if a Cash Trap Period exists such funds shall be retained in the Deposit Account but released from the Security Deposit Subaccount and allocated in the same manner as Rent in accordance with Section
10.9.1 and 10.9.2, as applicable); or (y) if payable to any





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Person other than Borrower, at the time and in the manner specified by
Borrower.  Notwithstanding the foregoing, nothing contained in this Section
10.10.3 shall be deemed to impose upon Administrative Agent any obligation to perform or discharge any obligation of Borrower as landlord under any of the Tenant Leases or in connection with any Function Space. In the event the funds in the Security Deposit Subaccount are insufficient at any time to permit disbursement of the full amount requested by a Tenant (or the holder of a reservation of Function Space) and approved by Administrative Agent, Administrative Agent shall cause the disbursement of such funds as are available in the Security Deposit Subaccount or may, in its sole discretion and subject to applicable law, refuse to cause the disbursement of any funds from the Security Deposit Subaccount until there exist sufficient funds to pay the full amount requested. Under no circumstances shall Administrative Agent be obligated under this Section 10.10.3 to disburse or cause the disbursement of any funds with respect to Security Deposits other than those on deposit in the Security Deposit Subaccount.

                 10.10.4 DISBURSEMENTS FROM THE LOSS PROCEEDS SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Loss Proceeds Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.1.

                 10.10.5 DISBURSEMENTS FROM THE REQUIRED REPAIR SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Required Repair Subaccount to be disbursed by the Deposit Bank pursuant to the terms of Section 7.2.

                 10.10.6 DISBURSEMENTS FROM THE BORROWER REMAINDER SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause the funds in the Borrower Remainder Subaccount to be disbursed at least once each week by wire transfer or via the ACH System to the Clearing Bank for deposit into Clearing Account B.

                 10.10.7 DISBURSEMENTS FROM THE MONTHLY DEBT SERVICE SUBACCOUNT. Administrative Agent shall cause the funds in the Monthly Debt Service Subaccount to be disbursed to Lenders or their designee on the Disbursement Date occurring immediately following the relevant Collection Period.

                 10.10.8  INTENTIONALLY DELETED

                 10.10.9 DISBURSEMENTS FROM THE GROUND RENT SUBACCOUNT. Except as otherwise provided herein, Administrative Agent shall cause funds in the Ground Rent Subaccount to be disbursed by the Deposit Bank in accordance with the terms of Section 7.6.

                 10.10.10  INTENTIONALLY DELETED





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                 SECTION 10.11   LOCK-BOX AGREEMENTS.

                 Borrower represents, warrants and covenants that it shall execute and comply with those certain Clearing Account Agreements (the "CLEARING AGREEMENTS"), each dated on or about the Closing Date and that certain Deposit Account Agreement (the "DEPOSIT AGREEMENT"), dated as of the date hereof among Borrower, Administrative Agent and Lenders and various financial institutions (the Clearing Agreements and the Deposit Agreement and any modifications, amendments, replacements or substitutions thereof are hereinafter collectively referred to as the "LOCK-BOX AGREEMENTS"). Borrower shall pay all costs and expenses required under the Lock-Box Agreements.

                 SECTION 10.12   REQUIRED RATIO.

                 From and after the date of the Notes through but not including the Maturity Date, Borrower shall achieve, and within forty-five (45) days of the end of each calendar quarter (the "DSCR DETERMINATION DATE") provide evidence to Administrative Agent of the achievement for the Property of, a Debt Service Coverage Ratio of not less than 1.15 to 1.0 for the twelve (12) full calendar months immediately preceding the end of such calendar quarter. If at any time such ratio (the "REQUIRED RATIO") is not maintained and a Cash Trap Period exists (or occurs at any time prior to the next DSCR Determination
Date), the Requisite Lenders and Administrative Agent, in their sole discretion, shall have the right to retain all Mortgaged Property Gross Cash Flow which would otherwise be payable to the Borrower Remainder Subaccount pursuant to Section 10.9.1(a)(viii) (or Section 10.9.2(a)(xi), if applicable) in that month and each succeeding calendar month in the Deposit Account (for payment of the amounts described in Sections 10.9.1(a)(i), (ii), (iii), (iv),
(v), (vi) and (vii) (or, in the case where Section 10.9.2 is applicable, Sections 10.9.2(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix)) in the order of priority therein set forth until the Required Ratio is achieved as of any subsequent DSCR Determination Date for the twelve (12) full calendar months preceding the end of such subsequent calendar quarter. If the Required Ratio is achieved as of any one DSCR Determination Date, then subject to Administration Agent being again permitted to retain such Mortgaged Property Gross Cash Flow in the Deposit Account in accordance with the immediately preceding sentence, any Mortgaged Property Gross Cash Flow retained in the Deposit Account pursuant to the immediately preceding sentence and not theretofore used to satisfy Borrower's obligations set forth in Sections 10.9.1(a)(i), (ii), (iii), (iv), (v), (vi) or (vii) (or, in the case where
Section 10.9.2 is applicable, Sections 10.9.2(a)(i), (ii), (iii), (iv), (v),
(vi), (vii), (viii), (ix) or (x)) shall be applied to items set forth in
Section 10.9.1(a) (or Section 10.9.2(a), if applicable) in the order of priority therein set forth. All calculations of the Debt Service Coverage Ratio shall be subject to verification by Administrative Agent.





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         XI.     MISCELLANEOUS

                 SECTION 11.1   SURVIVAL.

                 This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loan and the execution and delivery to Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, Parent or any other Loan Party, shall inure to the benefit of the legal representatives, successors and assigns of Lenders.

                 SECTION 11.2   INTENTIONALLY DELETED.

                 SECTION 11.3   GOVERNING LAW.

                 (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND EACH LENDER AND ACCEPTED BY BORROWER AND PARENT IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE ASSET IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND PARENT, EACH HEREBY





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UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY
OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, LENDERS, BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT ADMINISTRATIVE AGENT'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER AND PARENT EACH WAIVE ANY OBJECTIONS WHICH THEY, INDIVIDUALLY OR COLLECTIVELY, MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND PARENT EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND PARENT DO HEREBY DESIGNATE AND APPOINT THE CORPORATION SERVICE COMPANY AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, AS EACH OF THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER, OR PARENT, AS APPROPRIATE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR PARENT, AS APPROPRIATE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER AND PARENT EACH (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                 SECTION 11.4   AMENDMENTS; WAIVERS.

                 11.4.1 No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that (i) no





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such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of all Lenders if such amendment, modification, termination, waiver or consent (1) increases the amount of any of the Commitments or reduces the principal amount of the Loan; (2) changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; (3) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a specified percentage of Lenders; (4) postpones the scheduled final maturity date of the Loan; (5) postpones the date on which any interest or any fees are payable; decreases the interest rate borne by the Loan or the amount of any fees payable hereunder; (6) releases any Lien granted in favor of Administrative Agent with respect to a material portion of the Collateral, except as specifically provided herein; (7) releases Parent or any other Loan Party from its obligations under the Affiliate Guaranty, other than in accordance with the terms of the Loan Documents; or (8) changes in any manner the provisions contained in this Section 11.4, 11.13 or 11.18(c), (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note; and (iii) no amendment, modification, termination or waiver of any provision of Article 12 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

                 11.4.2 If the Administrative Agent notifies any Lender that one or more requirements set forth in Section 3.1 hereof will not be satisfied, or that performance of all or any part of such requirement will be deferred, and, subsequent to such notification, such Lender delivers (or continues to authorize delivery of) its signature page hereto, then such Lender shall be deemed to have waived (subject to any conditions set forth in the applicable notice) such requirement as a condition precedent to the effectiveness of the Commitments.

                 SECTION 11.5   DELAY NOT A WAIVER.

                 Neither any failure nor any delay on the part of Administrative Agent and Lenders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of





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limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Administrative Agent and Lenders shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                 SECTION 11.6   NOTICES.

                 All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by facsimile (with answer back acknowledged), addressed as follows:

                 If to Borrower:  Bristol Lodging Company
                                  14295 Midway Road
                                  Dallas, Texas 75244
                                  Attention:  General Counsel
                                  Telephone:  (972)
                                  Facsimile:  (972)

                                  with a copy to:

                                  Munsch Hardt Kopf Harr & Dinan, P.C.
                                  1445 Ross Avenue
                                  Suite 4000
                                  Dallas, Texas 75202
                                  Attention:  William T. Cavanaugh, Jr., Esq.
                                  Telephone:  (214) 855-7500
                                  Facsimile:  (214) 855-7584

                 If to Parent:    Bristol Lodging Holding Company
                                  14295 Midway Road
                                  Dallas, Texas 75244
                                  Attention:  General Counsel
                                  Telephone:  (972)
                                  Facsimile:  (972)





                                      138
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                                  with a copy to:

                                  Munsch Hardt Kopf Harr & Dinan, P.C.
                                  1445 Ross Avenue
                                  Suite 4000
                                  Dallas, Texas 75202
                                  Attention:  William T. Cavanaugh, Jr., Esq.
                                  Telephone:  (214) 855-7500
                                  Facsimile:  (214) 855-7584

If to Administrative Agent        Nomura Asset Capital Corporation
or Nomura Asset Capital           Two World Financial Center, Building B
Corporation, as lender:           New York, New York  10281
                                  Attention:  Sheryl McAfee
                                  Telephone:  (212) 667-9300
                                  Facsimile:  (212) 667-1260

                                  with a copy to:

                                  Nomura Asset Capital Corporation
                                  Two World Financial Center,
                                  New York, New York  10281
                                  Attention:  Barry Funt, Esq., General Counsel
                                  Telephone:  (212) 667-1845
                                  Facsimile:  (212) 667-1567

                                          and

                                  Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York  10153
                                  Attention:  J. Philip Rosen, Esq.
                                  Telephone:  (212) 310-8000
                                  Facsimile:  (212) 310-8007

If to Co-Agent or                 Bankers Trust Company
Bankers Trust Company, as lender: 130 Liberty Street
                                  New York, New York  10006
                                  Attention:  Jacques Brand
                                  Telephone:  (212) 250-8123
                                  Facsimile:  (212) 669-0764





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                                  with a copy to:

                                  O'Melveny & Myers, LLP
                                  Citicorp Center
                                  153 East 53rd Street
                                  New York, New York  10022
                                  Attention:  Drake S. Tempest, Esq.
                                  Telephone:  (212) 326-2000
                                  Facsimile:  (212) 326-2061

or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and facsimile, upon the first attempted delivery on a Business Day.

                 SECTION 11.7   TRIAL BY JURY.

                 BORROWER AND PARENT EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND PARENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ADMINISTRATIVE AGENT AND EACH LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                 SECTION 11.8   HEADINGS.

                 The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 11.9   SEVERABILITY.

                 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement





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shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 11.10   PREFERENCES/MARSHALLING PREFERENCES.

                 Administrative Agent and Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Administrative Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender, as the case may be. Neither Administrative Agent nor any Lenders shall be under any obligation to marshal any assets in favor of Borrower, any other Loan Party or any other party or against or in payment of any or all of the Obligations.

                 SECTION 11.11   WAIVER OF NOTICE.

                 Borrower and Parent shall not be entitled to any notices of any nature whatsoever from Administrative Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent to Borrower or Parent, as appropriate, and except with respect to matters for which Borrower or Parent is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower and Parent each hereby expressly waive the right to receive any notice from Administrative Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent to Borrower or Parent, as appropriate.

                 SECTION 11.12   REMEDIES OF BORROWER.

                 In the event that a claim or adjudication is made that Administrative Agent or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Administrative Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Parent each agree that neither Administrative Agent nor its agents shall be liable for any monetary damages (including without limitation consequential or punitive damages), and Borrower's or Parent's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether





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Administrative Agent has acted reasonably shall be determined by an action seeking declaratory judgment.

                 SECTION 11.13   EXPENSES; INDEMNIFICATION.

                 (a) Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Administrative Agent upon receipt of written notice from Administrative Agent for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Administrative Agent and Lenders in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower or any other Loan Party (including, without limitation, any opinions requested by Administrative Agent and Lenders as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or any other Collateral); (ii) Borrower's or any other Loan Party's ongoing performance of and compliance with Borrower's or such Loan Party's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Administrative Agent; (v) securing Borrower's or any other Loan Party's compliance with any requests made pursuant to Section 9.1 hereof (subject to the limitations contained in such Section); (vi) the filing and recording of the Loan Documents, title insurance and reasonable fees and expenses of counsel for providing to Lenders all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent's pursuant to this Agreement and the other Loan Documents;
(vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, any other Loan Party, this Agreement, the other Loan Documents, the Property, any other Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower or any other Loan Party under this Agreement, the other Loan Documents or with respect to any Asset or other Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the bad faith, recklessness or willful violations of law of Administrative Agent as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Any cost and expenses due and payable to Lenders or Administrative Agent may be paid from any amounts in the Deposit Account.





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                 (b)      Borrower agrees to indemnify and hold harmless
Administrative Agent and Lenders and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Section 3) (each of the foregoing being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any breach of Borrower's obligations under Section 2.2 or any Environmental Claim or any remedial action arising out of or based upon anything relating to real property owned or leased by the Borrower or any other Loan Party (collectively, the "INDEMNIFIED MATTERS"); provided, however, that the Borrower shall not have any obligation under this Section 11.13(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the bad faith, recklessness or willful violations of law of Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                 (c) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 11.13) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                 SECTION 11.14   EXHIBITS AND SCHEDULES INCORPORATED.

                 The exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                 SECTION 11.15   SETOFF.

                 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Administrative Agent and each Lender (provided that no Lender shall exercise any right under this Section 11.15 without the prior written consent of the Administrative Agent) is hereby authorized by Borrower at any time or from time to time,





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without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by the Administrative Agent to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to the Administrative Agent under this Agreement and the Notes, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) the Administrative Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to this Agreement and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                 SECTION 11.16   RATABLE SHARING.

                 The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lender so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower and each Loan Party expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.






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                 SECTION 11.17   OFFSETS, COUNTERCLAIMS AND DEFENSES.

                 Any assignee of Lenders' interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or any other Loan Party may otherwise have against any assignor of such documents, and Borrower shall not and Parent shall not permit any Loan Party, to interpose or assert any such unrelated counterclaim or defense in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower, Parent and each other Loan Party.

                 SECTION 11.18 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                 (a) Borrower, Parent, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower, agent and lenders. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower, Parent, Administrative Agent and Lenders nor to grant Lenders any interest in the Property other than that of mortgagee or lender.

                 (b) This Agreement and the other Loan Documents are solely for the benefit of Lenders, Administrative Agent, as agent for Lenders, Borrower and Parent and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lenders, Administrative Agent, as agent for Lenders, Borrower and Parent (including without limitation any other Loan Party) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders if, in Lenders' sole discretion, Lenders deem it advisable or desirable to do so.

                 (c) The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.





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                 SECTION 11.19   PUBLICITY.

                 All news releases, publicity or advertising by Borrower or its Affiliates (including any other Loan Party) through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lenders, Nomura or any of their Affiliates shall be subject to the prior written approval of the Requisite Lenders not to be unreasonably withheld.

                 SECTION 11.20   WAIVER OF COUNTERCLAIM.

                 Borrower and Parent each hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or its agents.

                 SECTION 11.21   CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                 In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower and Parent acknowledge that, with respect to the Loan, Borrower shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lenders or any parent, subsidiary or Affiliate of Lenders. Lenders shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lenders of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lenders' exercise of any such rights or remedies. Borrower and Parent acknowledge that Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, Parent or their Affiliates.

                 SECTION 11.22   BROKERS AND FINANCIAL ADVISORS.

                 (a) Borrower and Parent hereby represents that no Loan Party has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Administrative Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Loan Party in connection with the transactions contemplated





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herein.  The provisions of this Section 11.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                 (b) Lenders hereby represent that Lenders have not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lenders hereby agree to indemnify and hold Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lenders in connection with the transactions contemplated herein. The provisions of this Section 11.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                 SECTION 11.23   PRIOR AGREEMENTS.

                 This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated August 12, 1997 (as same may be amended) between Borrower and Lenders, are superseded by the terms of this Agreement and the other Loan Documents.

                 SECTION 11.24   APPROVALS.

                 If in any Loan Document Lenders have agreed to not unreasonably withhold its consent then, promptly after Lenders' denial of any such consent, Lenders agree to provide Borrower a reasonably detailed statement of the reasons for such denial.

                 SECTION 11.25   RELIANCE.

                 Borrower and Parent acknowledge that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents (including without limitation covenants and agreements to pay Release Prices), are material inducements to Lenders to enter into this Agreement and to make the Loan, that Lenders have already relied on such representations, warranties, covenants and agreements in entering into this Agreement and agreeing to make the Loan (notwithstanding any investigation heretofore or hereafter made by or on behalf of Lenders), and that Lenders will continue to rely on such representations, warranties, covenants and agreements in their future dealings with the Loan Parties. Borrower and Parent agree that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents, are reasonable in purpose and scope. Borrower and Parent represent and warrant that they have reviewed this Agreement and the other Loan Documents with its legal counsel and that it knowingly and voluntarily is entering into this Agreement and the other Loan Documents following consultation with legal counsel.





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                 SECTION 11.26   COUNTERPARTS.

                 This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 11.27 ADMINISTRATIVE AGENT'S DISCRETION; SUCCESSOR AGENTS.

                 Whenever pursuant to this Agreement or any other Loan Document the Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent, the decision of the Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Administrative Agent. The Borrower acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, certain decisions to be made by the Administrative Agent under, or under amendments, supplements or other modification to, this Agreement may be subject to or determined by the further decision by the Lenders or a percentage of the Lenders. The Borrower acknowledges that, in the event of the resignation or removal of the Administrative Agent or a successor Administrative Agent hereunder, a successor Administrative Agent may be appointed by the Lenders and agrees that such successor Administrative Agent shall succeed to all of the rights and duties of the Administrative Agent and collateral agent under the Loan Documents but shall not be liable for any breach of any Loan Document by any predecessor Administrative Agent.

                 SECTION 11.28 MAXIMUM AMOUNT. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Agreement, each Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Agreement, each Mortgage or any of the other Loan Documents or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lenders' exercise of the option to accelerate the Maturity Date or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lenders' express intent that all excess amounts theretofore collected by Lenders, shall be credited on the principal balance of the Notes and all other Debt and the provisions of this Agreement, each Mortgage and the other Loan Documents





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immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.
All sums paid or agreed to be paid to Lenders, for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

         XII.    AGENTS

                 SECTION 12.1 APPOINTMENT OF THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

                 Nomura Asset Capital Corporation is hereby appointed as the Administrative Agent and collateral agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 12.1 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any Loan Party.

                 SECTION 12.2   APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS.

                 12.2.1 It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co- agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").





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                 12.2.2  In the event that the Administrative Agent appoints a
Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 12 and of Sections 11.13 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                 12.2.3 Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

                 SECTION 12.3   POWERS; DUTIES SPECIFIED.

                 Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                 SECTION 12.4   NO RESPONSIBILITY FOR CERTAIN MATTERS.

                 The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of Borrower or any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower, any Loan Party or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loan or as to the existence or possible existence of any Event of Default or Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loan or the component amounts thereof.

                 SECTION 12.5   EXCULPATORY PROVISIONS.

                 Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.4) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower, Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.4).

                 SECTION 12.6   ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER.

                 The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loan, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Parent, Borrower and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

                 SECTION 12.7   INDEPENDENT CREDIT ANALYSIS.

                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and each Loan Party in connection with the making of the Loan hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and each Loan Party. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, (i) to make any such investigation or any such appraisal on behalf of the Lenders or (ii) except as provided in Section 12.8 below, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loan or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to any Lender.

                 SECTION 12.8   DELIVERY OF CERTAIN DOCUMENTS.

                 The Administrative Agent shall deliver to the Lenders, reasonably promptly after receipt from the Borrower the financial statements, certificates and other items delivered pursuant to subsections 5.1(j). In addition, reasonably promptly after the effectiveness of any written amendment, waiver or consent in accordance with the provisions of Section 11.4, the Administrative Agent shall deliver a copy of such amendment, waiver or consent to each Lender. Upon the request of any Lender, the Administrative Agent shall deliver, reasonably promptly after receipt from the Borrower, any item required to be delivered to the Administrative Agent pursuant to this Agreement.

                 SECTION 12.9   INDEMNITY.

                 Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                 SECTION 12.10   SUCCESSOR ADMINISTRATIVE AGENT.

                 The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and may be removed by Requisite Lenders for the Administrative Agent's bad faith, recklessness or willful misconduct. Upon any such notice of resignation or removal Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Section 12.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

                 SECTION 12.11   SECURITY DOCUMENTS.

                 Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to enter into each Security Document as secured party, and each Lender agrees to be bound by the terms of each Security Document; provided that the Administrative Agent shall not (i) enter into or consent to any written amendment, modification, termination or waiver of any provision contained in any Security Document, or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to Section 11.4, all Lenders); provided further, however, that, without further written consent or authorization from the Lenders, the

Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or that is otherwise required to be released pursuant to this Agreement or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Security Document, it being understood and agreed that all rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or the Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

                 SECTION 12.12   PAYEE OF NOTE TREATED AS OWNER.

                 The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.



BORROWER:                          BRISTOL LODGING COMPANY, a
                                   Delaware corporation



                                   By:
                                      ------------------------------------
                                      Name:    Joel M. Eastman
                                      Title:   Vice President


GUARANTOR:                         BRISTOL LODGING HOLDING COMPANY,
                                   Delaware corporation



                                   By:
                                      ------------------------------------
                                      Name:    Joel M. Eastman
                                      Title:   Vice President

ADMINISTRATIVE AGENT:                 NOMURA ASSET CAPITAL CORPORATION,
                                      a Delaware corporation


                                      By:
                                         -------------------------------------
                                         Name:    Christopher M. Tierney
                                         Title:   Vice President

CO-AGENT:                             BANKERS TRUST COMPANY, a New York banking
                                      corporation


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

CO-LENDER:                            NOMURA ASSET CAPITAL CORPORATION,
                                      a Delaware corporation


                                      By:
                                         -----------------------------------
                                         Name:    Christopher M. Tierney
                                         Title:   Vice President


CO-LENDER:                            BANKERS TRUST COMPANY, a New York banking
                                      corporation


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE I


                      INITIAL DEPOSITS ON THE CLOSING DATE


SUBACCOUNT                                                         AMOUNT
Monthly Debt Service Subaccount                                     $0.00

Tax and Insurance Escrow Subaccount                         $2,132,550.30

Replacement Reserve Subaccount                                $359,899.00

Required Repair Subaccount                                     $30,000.00

Loss Proceeds Subaccount                                            $0.00

Security Deposit Subaccount                                   $150,000.00
(Function Spare only)

Ground Rent Subaccount                                         $30,215.00

Borrower's Remainder Subaccount                                     $0.00

                                  SCHEDULE II


                                REQUIRED REPAIRS


        ASSET             ITEM OF REPAIR        REQUIRED COMPLETION DATE

                                  SCHEDULE III


                                   RENT ROLL


                                 (See Attached)

                                  SCHEDULE IV


                             ALLOCATED LOAN AMOUNT

                                   SCHEDULE V


                              FRANCHISE AGREEMENTS


                                 (See Attached)

                                  SCHEDULE VI


                                LIQUOR LICENSES


                                 (See Attached)

                                  SCHEDULE VII


                                     ASSETS


                                 (See Attached)

                                 SCHEDULE VIII


                             Intentionally Deleted

                                  SCHEDULE IX


                             Intentionally Deleted

                                   SCHEDULE X


                             INTENTIONALLY DELETED

                                  SCHEDULE XI


                             IP LICENSE AGREEMENTS


                                 (See Attached)

                                  SCHEDULE XII


                             INTELLECTUAL PROPERTY


                                 (See Attached)

                                 SCHEDULE XIII


                                  SUBSIDIARIES


                                 (See Attached)

                                  SCHEDULE XIV


                                 TENANT LEASES


                                 (See Attached)

                                  SCHEDULE XV


                                 EXISTING DEBT


                                 (See Attached)

                                  SCHEDULE XVI


                                     TAXES


                                 (See Attached)

                                 SCHEDULE XVII


                                 MORTGAGE CAPS


                                 (See Attached)

                                 SCHEDULE XVIII


                                 LENDER'S SHARE




LENDER                                                             SHARE
------                                                             -----
1. Nomura Asset Capital Corporation                                $72,500,000

2. Bankers Trust Company                                           $72,500,000

                                  SCHEDULE XIX


                          PRINCIPAL PLACES OF BUSINESS


                                 (See Attached)

                                  SCHEDULE XX


                             Intentionally Deleted

                                  SCHEDULE XXI


                        PRIOR ASSIGNMENTS OF COLLATERAL

                                 (See Attached)

                                 SCHEDULE XXII


                         ASSETS LOCATED IN FLOOD ZONES




                                 (See Attached)

                                 SCHEDULE XXIII


                              LEASING REQUIREMENTS



     To be agreed upon by Administrative Agent and Borrowers subsequent to the Closing Date.

                                 SCHEDULE XXIV


                                   CASUALTIES


                                 (See Attached)

                                  SCHEDULE XXV


                           TAX AND INSURANCE AMOUNTS


                         (To be delivered post-closing)

                                 SCHEDULE XXVI


                              INSURANCE VARIATIONS


                                 (See Attached)

                                   EXHIBIT A

                            PAYMENT DIRECTION LETTER

                                   [BORROWER]


VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

[TENANT]
[ADDRESS 1]
[ADDRESS 2]
[ADDRESS 3]

                              re:

Ladies and Gentlemen:

         This is to advise you that the hotel has been transferred to Bristol Lodging Company, a wholly owned indirect subsidiary of Bristol Hotel Company, in connection with a refinancing of the hotel by Nomura Asset Capital Corporation. In order to implement Lender's Cash Management System:

         1. From and after the date hereof, all rent and other sums and charges due by you to us or otherwise payable to the landlord under your lease (including, without limitation, any security deposit) or as a result of your occupancy at ___________________ _________________ (whether due in the past, present or future) should be made payable to Clearing Account A for Nomura
Asset Capital Corporation as Mortgagee of ____________________________ and sent to the clearing bank, _________________________, at . You should continue to send all rent and other sums and charges as directed by this letter until you receive other written instructions from our lender, Nomura Asset Capital Corporation.

         2.  _________________________________, the managing agent for your leased space, will continue to manage your leased space.

         Should you have any questions concerning this letter, please do not hesitate to contact the managing agent.

                                             Very truly yours,

                                             Bristol Lodging Company


                                             By:
                                                --------------------------
                                                Name:     Joel M. Eastman
                                                Title:    Vice President

BRISTOL HOTEL ASSET COMPANY


By:
   -------------------------------
   Name:    Joel M. Eastman
   Title:   Vice President

                                   EXHIBIT B

                   CREDIT CARD PAYOR PAYMENT DIRECTION LETTER


                            BRISTOL LODGING COMPANY


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[CREDIT CARD PAYOR]
[ADDRESS 1]

Dear sir:

         This is to advise you that from and after the date hereof, all sums, charges and receivables payable by you to us, on account of that certain [INSERT DESCRIPTION OF AGREEMENT BY WHICH PAYMENTS ARE MADE] should be payable to "Nomura Asset Capital Corporation, as Administrative Agent" at the following account:

                 Name:    Nomura Asset Capital Corporation as Administrative
                          Agent for the lenders to Bristol Lodging Company
                 Account #:__________________________________
                 ABA #:   ___________________________________

By countersigning below you agree to continue to send all sums and other sums and charges as directed by this letter until you receive other written instructions from Nomura Asset Capital Corporation.

         Should you have any questions concerning this letter, please do not hesitate to contact [________].

                                          Very truly yours,

                                          BRISTOL LODGING COMPANY,
                                          a Delaware corporation



                                          By:
                                             --------------------------
                                             Name:
                                             Title:


[CREDIT CARD PAYOR]

By:
   ----------------
   Name:
   Title: